     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                NOTE EXCHANGE ON

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               GLOBIX CORPORATION
             (Exact name of registrant as specified in its charter)
                         ------------------------------

               DELAWARE                                  7373                                 13-3781263
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                           --------------------------

                              295 LAFAYETTE STREET
                            NEW YORK, NEW YORK 10012
                                 (212) 334-8500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                  MARC H. BELL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               GLOBIX CORPORATION
                              295 LAFAYETTE STREET
                            NEW YORK, NEW YORK 10012
                                 (212) 334-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                            ARNOLD N. BRESSLER, ESQ.
                    MILBERG WEISS BERSHAD HYNES & LERACH LLP
                             ONE PENNSYLVANIA PLAZA
                            NEW YORK, NEW YORK 10119
                                 (212) 594-5300
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
New 13% Senior Notes due 2005...............     $160,000,000            100%            $160,000,000          $55,172

(1) Estimated solely for the purpose of calculating the registration fee calculated pursuant to Rule 457(f) under the Securities Act of 1933 as the market value of the securities to be canceled in the exchange.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS NOR THE LETTER OF TRANSMITTAL SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED               , 1998

PROSPECTUS

                                  $160,000,000

                               GLOBIX CORPORATION

                OFFER TO EXCHANGE NEW 13% SENIOR NOTES DUE 2005
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                              FOR ALL OUTSTANDING
                           13% SENIOR NOTES DUE 2005
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME ON        , 1998, UNLESS EXTENDED.

                             ---------------------

    Globix Corporation, formerly known as Bell Technology Group Ltd., a Delaware corporation (the "Company") hereby offers upon terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") (the offering pursuant to the Prospectus together with the Letter of Transmittal herein the "Exchange Offer") to exchange up to an aggregate principal amount of $160,000,000 of its new 13% Senior Notes due 2005 (as defined in that certain indenture dated April 30, 1998 by and among the Company and Marine Midland Bank as Trustee (the "Indenture")) (capitalized terms followed by the parenthetical remark "(as defined)" and not otherwise defined herein shall have the meanings given to them in the Indenture) (herein the "Exchange Notes") for up to an aggregate principal amount of $160,000,000 of the Company's outstanding 13% Senior Notes due 2005 (herein the "Existing Notes"). The terms of the Exchange Notes are substantially identical in all material respects to those of the Existing Notes, respectively, except that the Exchange Notes (i) will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not be subject to certain restrictions on transfer applicable to the Existing Notes and (ii) will not be entitled to registration or other rights under the Registration Rights Agreement (as defined) including the provision in the Registration Rights Agreement for payment of Additional Interest (as defined) upon failure by the Company to consummate the Exchange Offer or the occurrence of certain other events. See "Description of Notes." The Exchange Notes will be issued pursuant to, and the holders thereof (herein the "New Holders") will be entitled to the benefit of, the Indenture governing the Existing Notes. In the event that the Exchange Offer is consummated, any Existing Notes which remain outstanding after consummation of the Exchange Offer and the Exchange Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage in outstanding principal amount of Notes (as defined below) have taken certain actions or exercised certain rights under the Indenture. See "Description of Exchange Notes", "The Exchange Offer." Holders of Existing Notes are referred to herein as "Existing Holders", and Existing Holders together with New Holders are referred to herein collectively as "Holders". The Exchange Notes together with the Existing Notes are referred to herein collectively as the "Notes".

      THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED
                 TO EXISTING HOLDERS ON OR ABOUT        , 1998.

                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS WHICH EXISTING HOLDERS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS OR THE LETTER OF TRANSMITTAL. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

            , 1998

(continuation of cover page)

    The Existing Notes were offered in connection with the issuance of 160,000 units (collectively, the "Units"), each consisting of $1,000 principal amount of 13% Senior Notes due 2005 of the Company and one warrant (a "Warrant"), to purchase 3.52 Shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Existing Notes Offering"). See "Description of Units."

    The Exchange Notes will mature on May 1, 2005. Interest on the Exchange Notes will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1998. Concurrently with the closing of the Existing Notes Offering, the Company deposited with an escrow agent (the "Escrow Agent") an amount ($57 million) of U.S. Government Securities (as defined) that, together with the interest received thereon, will be sufficient to pay, when due, the first six interest payments on the Notes. The Exchange Notes will be collateralized by a first priority security interest in the Escrow Account (as defined). See "Description of Notes--Escrow Account". The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, after the date of issuance and prior to May 1, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the Exchange Notes at a redemption price of 113% of the principal amount, together with accrued and unpaid interest to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings (as defined) or the sale of Common Stock to a Strategic Investor (as defined), provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding. In the event of a Change of Control, Holders of the Exchange Notes will have the right to require the Company to purchase their Exchange Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. See "Description of Notes--Optional Redemption" and "--Change of Control". The Exchange Notes will be senior unsecured obligations of the Company, will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated Indebtedness (as defined) of the Company, and will rank senior in right of payment to any future subordinated Indebtedness of the Company. Holders of secured Indebtedness of the Company will, however, have claims prior to the claims of the Holders of the Notes with respect to the assets securing such other Indebtedness. As of March 31, 1998, on a pro forma basis after giving effect to the Existing Notes Offering, the Company would have had approximately $163.3 million of Indebtedness outstanding, including trade payables. Approximately $3 million of such indebtedness was secured. See "Description of Notes--Ranking".

    On April 30, 1998, the Company issued $160.0 million aggregate principal amount of Existing Notes. The Existing Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement by and among the Company and ING Baring (U.S.) Securities, Inc. as the initial purchaser (the "Initial Purchaser") of the Existing Notes. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement. Once the Exchange Offer is consummated, the Company generally will have no further obligations to register any of the Existing Notes not tendered by Existing Holders for exchange. See "Risk Factors--Consequences to Non-Tendering Holders of Existing Notes."

    The Exchange Notes generally will be issued in the form of Global Notes (as defined) which will be deposited with, or on behalf of, the Depositary (as defined) and registered in its name or in the name of a nominee of the Depositary. Beneficial interests in the Global Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. See "Book-Entry; Delivery and Form."

    The Company will accept for exchange any and all Existing Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time,
on           , 1998 (20 business days after
effectiveness of the registration statement on Form S-4 of which this Prospectus is a part (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto)), unless extended by the Company in its sole discretion (the "Expiration Date"). The Expiration Date will not in any event be extended to a date later than
          , 1998 (30 business days after effectiveness of the Exchange Offer Registration Statement). Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return the Existing Notes to the Existing Holders. The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange, but is subject to certain events and conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. The Existing Notes may be tendered in whole or in part solely in integral multiples of $1,000.

    The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in the Staff's Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) (the "Exxon Capital No-Action Letter"), Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) (the "Morgan Stanley No-Action Letter"), Shearman & Sterling no-action letter (available July 2, 1993) (the "Shearman & Sterling No-Action Letter"), and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to this Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by such New Holder (other than a New Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such New Holder's business and that such New Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any Existing Holder who (i) is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such Exchange Notes in the ordinary course of its business, (iii) intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or (iv) is a broker-dealer who purchased such Existing Notes directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Existing Notes in the Exchange Offer and
(c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Existing Notes unless such sale is made pursuant to an exemption from such requirements (e.g., Rule 144 or otherwise). In addition, as described below, if any broker-dealer holds Existing Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Existing Notes for Exchange Notes (a "Participating Broker-Dealer"), then such Participating Broker-Dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. See "Plan of Distribution".

    Each Existing Holder who wishes to exchange Existing Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Existing Notes for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Existing Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Exchange Notes by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring approximately 180 days from the date on which the Exchange Offer Registration Statement is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer-Resales of Exchange Notes."

    Each Participating Broker-Dealer who surrenders Existing Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Exchange Notes may be resumed, as the case may be.

    The Exchange Notes will be a new issue of securities for which there currently is no established trading market. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the Exchange Notes, it is not obligated to do so, and any such market making may be discontinued at any time without notice. As the Existing Notes were issued and the Exchange Notes are being issued to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the Exchange Notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Exchange Notes. The Existing Notes have been approved for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) market. The Company does not currently intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors--Restrictions on Resale; Absence of Public Market for the Existing Notes."

    Any Existing Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights which terminate upon consummation of the Exchange Offer).

    Following consummation of the Exchange Offer, the Existing Holders will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Existing Holders (except for limited instances involving Existing Holders that are not eligible to participate in the Exchange Offer) to provide for registration under the Securities Act of the Existing Notes held by them. To the extent that Existing Notes are tendered and accepted in the Exchange Notes Offering, an Existing Holder's ability to sell untendered Existing Notes could be adversely affected. See "Summary-- Consequences of Failure to Exchange" and "Risk Factors".

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF EXISTING NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER.

    THE COMPANY HAS AGREED TO PAY ALL EXPENSES OF THE EXCHANGE OFFER. See "The Exchange Offer--Fees and Expenses." Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Existing Note surrendered in exchange for such Exchange Note or, if no such interest has been paid or duly provided for on such Existing Note, from April 30, 1998. Holders of the Existing Notes whose Existing Notes are accepted for exchange will not receive accrued interest on such Existing Notes for any period from and after the last Interest Payment Date (as defined below) to which interest has been paid or duly provided for on such Existing Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Existing Notes, and will be deemed to have waived the right to receive any interest on such Existing Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after April 30, 1998.

    The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL           , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION WITH SUCH TRANSACTION.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes offered hereby (the "Exchange Offer Registration Statement"). This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are necessarily incomplete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy and information statements and other information can be inspected and copied at the public reference facility referenced above and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a web site (http:www.sec.gov) that contains reports, proxy and information statements and other information regarding Company, such as the Company, that file electronically with the Commission. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owners of the Notes, in connection with the sale thereof, the information required by Rule 144A(d)(4) under the Securities Act. The Common Stock of the Company is traded on the Nasdaq SmallCap Market. Reports of the Company may also be inspected at the offices of the Nasdaq SmallCap Market, Nasdaq Operations, 1735 K Street, N.W. Washington, D.C. 20006. Any such request and requests for the agreements summarized herein should be directed to Paul Asher, Secretary, at the Company's principal executive offices, 295 Lafayette Street, New York, New York 10012, telephone number (212) 334-8500.

                           FORWARD-LOOKING STATEMENTS

    CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS UNDER "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," IN ADDITION TO CERTAIN STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE THUS PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED UNDER THE HEADING "RISK FACTORS," BEGINNING ON PAGE 11 OF THIS PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO CAREFULLY CONSIDER SUCH FACTORS.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) INCLUDED ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE FACTORS SET FORTH IN "RISK FACTORS." CERTAIN TERMS USED HEREIN ARE DEFINED IN THE GLOSSARY ATTACHED HERETO AS ANNEX A.

THE COMPANY

    Globix Corporation ("Globix" or the "Company") is an Internet service provider ("ISP") engaged in the design, construction and provision of sophisticated Internet-based solutions for large and medium size business enterprises. The Company currently operates a "SuperPOP" facility in New York City and is planning to construct and operate SuperPOPs in London and San Francisco. A SuperPOP is a high-capacity Internet data center offering dedicated Internet access, web hosting and co-location facilities to a large concentration of customers in a focused geographic area. The Company considers itself a primary source for "one-stop shopping" for innovative, cutting-edge Internet technology for Fortune 1000 companies. The Company provides one-stop Internet solutions to its customers which include: (i) high bandwidth dedicated Internet access, web hosting and co-location facilities, (ii) value-added systems and network integration, (iii) interactive development--digital web design, web implementation, and 3-dimensional computer animation and (iv) instructor-led corporate training. Globix currently provides Internet services to over 570 large and medium size business customers, including CNBC/Dow Jones Business Video, General Media International Inc. (Penthouse Magazine) and Ogilvy & Mather.

    Globix enables its clients to take advantage of emerging Internet technology. The emergence of the Internet and the widespread adoption of Internet protocol ("IP") as a data transmission standard in the 1990's is rapidly accelerating the standardization of networking protocols. This standardization enables business enterprises to utilize Internet technologies for customized data communications within an enterprise ("Intranet") and between an enterprise and its partners, suppliers and customers. These customized data communications become critical for larger enterprises that typically have a variety of strategic partners and suppliers, large mobile workforces and mass customer bases. Globix leverages its core competencies in leading-edge Internet technologies to deliver innovative Internet solutions to these larger enterprises that are scaleable, modular, interchangeable and inter-exchangeable with other IP-based networks. The Company designs, integrates, installs and maintains these solutions for its clients, including training its clients' personnel to utilize these solutions in today's global marketplace.

    Total ISP revenues in the United States are projected to grow from $3.3 billion in 1996 to over $18 billion in 2000, according to International Data Corporation ("IDC"). Today, businesses represent the largest and fastest growing segment of the Internet market. IDC predicts that U.S. corporate access revenues will grow from approximately $1.9 billion in 1996 to over $6.6 billion in 2000. In addition, IDC predicts that enhanced Internet services, such as web hosting, security, e-commerce, virtual private networks and advanced Internet applications, are expected to grow from approximately $126 million in 1996 to over $7 billion in 2000. The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 4,000 ISPs operating within the United States. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of small providers with limited resources focused on serving local markets. The increasingly complex needs of larger enterprises for Internet technology are rarely met by either the large national ISPs that focus on access or the small local ISPs that have limited resources to provide innovative Internet solutions. Globix's strategy is to bridge the gap with its high capacity, reliable SuperPOP infrastructure and its IP networking expertise, workstation, server and software integration, interactive media and training capabilities to provide sophisticated commercial Internet solutions--"one-stop solutions." This unique capacity to fulfill the specific needs of larger enterprises is what makes Globix a "Total Business Solutions Provider" and has enabled it to win major customers within the ranks of Fortune 1000 companies in the intensely competitive ISP market, while maintaining a customer retention rate of over 95%.

    Through its SuperPOP, the Company offers high capacity dedicated Internet access, as well as web hosting and co-location facilities. The Company's SuperPOP is directly linked to the Internet backbone via multiple high bandwidth connections. In the event that one of these connections fails, re-routing to an alternate is instantaneous and invisible to the customer. The Company provides high-speed, collision-free service by maintaining bandwidth which significantly exceeds the typical requirements of its entire customer base. This extensive buffer assures smooth, rapid access even to sites with extraordinary, burstable traffic. To support its large clients, the Company has invested heavily in its Network Operations Center ("NOC"), which is monitored 24 hours a day, seven days a week to assure all connections, servers and other systems are performing to specifications. The Company's engineers, programmers and system administrators continually review operations to ensure server, software and router integrity within the SuperPOP.

    Globix's expertise in leading innovative Internet technologies includes: (i) the customization and integration of high-powered servers for Web and database applications, (ii) design of switched and/or router-based networks, (iii) design and maintenance of firewall and security protection for the Internet, intranets and extranets, (iv) programming and customization of commercial application-specific software, (v) web design, including Hyper-Text Markup Language ("HTML") and Virtual Reality Markup Language ("VRML") and 3-dimensional computer animation and (vi) customized application-specific training. In providing complete Internet solutions, the Company maintains the status of a Value Added Reseller ("VAR") of leading Internet hardware and software technologies from manufacturers such as Sun Micro systems, Inc., Silicon Graphics, Inc., Compaq Computers, Inc., Cisco Systems, Inc., Microsoft Corporation, Netscape Corporation and Checkpoint Software Corp.

    The Company's revenues grew to approximately $17,400,000 for the fiscal year ended September 30, 1997, an increase of 68% over the prior year. Since commencing ISP operations in December 1995, the number of Internet customers has grown to over 570 large and medium size businesses as of May 31, 1998. The Company sees attractive expansion opportunities in large business and financial centers all over the world. Due to its large number of national and multinational clients, Globix believes that by building SuperPOPs in London and San Francisco it can immediately pick up additional Internet service revenue from its current customer base. Furthermore, the Company believes each of these cities, similar to New York, are dynamic marketplaces for large enterprise clients and offer significant potential for expanding the Company's customer base. Also, due to the highly fragmented nature of the ISP industry, the Company believes there are significant acquisition opportunities in each of these marketplaces. Serving the ever-increasing Internet needs of large and medium size businesses is becoming a daunting challenge for hundreds of small, local business ISPs. The Company believes that many of these operators may have little choice but to affiliate or join with larger providers. Globix believes that servicing its target markets through a SuperPOP infrastructure will enable it to achieve significant cost efficiencies as compared to other ISPs in its target markets. The Company believes that the resulting competitive pressure on other ISPs will permit the Company to become a major consolidator in these marketplaces.

    In January 1996, the Company completed an initial public offering of 1,279,642 shares of its Common Stock and 661,250 redeemable Common Stock purchase warrants (the "IPO Warrants") to purchase an additional 661,250 shares of Common Stock, which raised net proceeds of approximately $7,000,000. In September 1997, the Company completed a private placement of 400,000 shares of Common Stock through Value Management and Research GmbH for a total consideration of $2,200,000. Value Management and Research GmbH also received a warrant to purchase 34,783 shares of Common Stock at an exercise price of $6.60 per share and such warrant was exercised in June 1998.

    On April 16, 1998, the Company's stockholders approved an amendment to its Certificate of Incorporation to (i) change the name of the Company to Globix Corporation, or such other name as the directors shall determine and (ii) increase the number of authorized shares to 20,000,000, par value $.01 per share. The changes to the Certificate of Incorporation became effective on June 1, 1998.

    On June 8, 1998, the Company called its outstanding IPO Warrants for redemption. Holders of the IPO Warrants will have until July 8, 1998 to exercise their right to purchase one share of Company Common Stock for each IPO Warrant held at an exercise price of $7.44. After July 8, 1998, the exercise rights will have expired and the IPO Warrants will, upon presentation and surrender, be redeemed by the Company at $.10 each.

    The Common Stock of the Company is quoted on Nasdaq under the trading symbol "GBIX" and on the Boston Stock Exchange (the "BSE") under the trading symbol "GXC". The IPO Warrants are quoted on Nasdaq under the trading symbol "GBIXW" and on the BSE under the trading symbol "GXCW".

    The Company was originally incorporated in the State of New York in 1989 by Marc H. Bell as NAFT International Ltd. ("NAFT"). In July 1994, PFM Technologies Corporation acquired the assets and liabilities of NAFT and its affiliated corporations in a tax-free exchange of common stock. In September 1995, the Company was reincorporated by merger into Bell Technology Group Ltd., a Delaware corporation. On June 1, 1998, the Company's name was changed to Globix Corporation. The Company's executive offices are located at 295 Lafayette Street, 3rd Floor, New York, New York 10012, and its telephone number is (212) 334-8500. The Company's address on the World Wide Web is www.globix.com.

                               THE EXCHANGE OFFER

Securities Offered................  $160.0 million aggregate principal amount of new 13%
                                    Senior Notes due 2005 (the "Exchange Notes").

The Exchange Offer................  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of $160.0
                                    million aggregate principal amount of 13% Senior Notes
                                    due 2005 previously issued by the Company on April 30,
                                    1998 (the "Existing Notes"). As of the date hereof,
                                    $160.0 million aggregate principal amount of Existing
                                    Notes are outstanding. The Company will issue the
                                    Exchange Notes to New Holders on or promptly after the
                                    Expiration Date.

                                    Based on an interpretation by the Staff set forth in
                                    no-action letters issued to third parties, the Company
                                    believes that Exchange Notes issued pursuant to the
                                    Exchange Offer in exchange for Existing Notes may be
                                    offered for resale, resold and otherwise transferred by
                                    such New Holder (other than any such New Holder which is
                                    a affiliate of the Company or is a broker-dealer which
                                    acquired such Existing Notes directly from the Company)
                                    without compliance with the registration and prospectus
                                    delivery provisions of the Securities Act, provided that
                                    such Exchange Notes are acquired in the ordinary course
                                    of such New Holder's business and that such New Holder
                                    does not intend to participate and has no arrangement or
                                    understanding with any person to participate in the
                                    distribution of such Exchange Notes. Each broker-dealer
                                    that acquired such Existing Notes as a result of market
                                    making or other trading activity and that receives
                                    Exchange Notes for its own account pursuant to the
                                    Exchange Offer (a "Participating Broker-Dealer") must
                                    acknowledge that it will deliver a prospectus in
                                    connection with any resale of such Exchange Notes. See
                                    "Plan of Distribution."

                                    Any Existing Holder who (i) is an affiliate of the
                                    Company, (ii) does not acquire such Exchange Notes in
                                    the ordinary course of its business, (iii) tenders in
                                    the Exchange Offer with the intention to participate, or
                                    for the purpose of participating, in a distribution of
                                    the Exchange Notes, or (iv) is a broker-dealer which
                                    acquired such Existing Notes directly from the Company,
                                    could not rely on the position of the Staff enunciated
                                    in the Exxon Capital No-Action Letter, the Morgan
                                    Stanley No-Action Letter or similar no-action letters
                                    and, in the absence of an exemption therefrom, must
                                    comply with the registration and prospectus delivery
                                    requirements of the Securities Act in connection with
                                    the resale of the Exchange Notes. Failure to comply with
                                    such requirements in such instance may result in such
                                    Holder incurring liability under the Securities Act for
                                    which the Holder is not indemnified by the Company.

                                    No federal or state regulatory requirements must be
                                    complied with or approval obtained in connection with
                                    the Exchange

                                    Offer, other than registration requirements under the
                                    Securities Act.

Expiration Date...................  5:00 p.m., New York City time, on , 1998 (20 business days after effectiveness of the Exchange Offer
                                    Registration Statement), unless the Exchange Offer is
                                    extended by the Company in its sole discretion, in which
                                    case the term "Expiration Date" means the latest date
                                    and time to which the Exchange Offer is extended.

Interest on the Exchange Notes and
the Existing Notes................  Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly
                                    provided for on the Existing Note surrendered in
                                    exchange for such Exchange Note or, if no such interest
                                    has been paid or duly provided for on such Existing
                                    Note, from April 30, 1998. Holders of the Existing Notes
                                    whose Existing Notes are accepted for exchange will not
                                    receive accrued interest on such Existing Notes for any
                                    period from and after the last Interest Payment Date to
                                    which interest has been paid or duly provided for on
                                    such Existing Notes prior to the original issue date of
                                    the Exchange Notes or, if no such interest has been paid
                                    or duly provided for, will not receive any accrued
                                    interest on such Existing Notes, and will be deemed to
                                    have waived the right to receive any interest on such
                                    Existing Notes accrued from and after such Interest
                                    Payment Date or, if no such interest has been paid or
                                    duly provided for, from and after April 30, 1998.

Conditions to the Exchange
Offer.............................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The
                                    Exchange Offer--Conditions."

Procedures for Tendering Existing
Notes.............................  Each Existing Holder wishing to accept the Exchange
                                    Offer must complete, sign and date the accompanying
                                    Letter of Transmittal, or a facsimile thereof, in
                                    accordance with the instructions contained herein and
                                    therein, and mail or otherwise deliver the Letter of
                                    Transmittal, or such facsimile, together with the
                                    Existing Notes and any other required documentation to
                                    the Exchange Agent (as defined) at the address set forth
                                    in the Letter of Transmittal. Persons holding Existing
                                    Notes through the Depositary (initially the Depository
                                    Trust Company ("DTC")) and wishing to accept the
                                    Exchange Offer must do so pursuant to DTC's Automated
                                    Tender Offer Program ("ATOP"), by which each tendering
                                    participant will agree to be bound by the Letter of
                                    Transmittal. By executing or agreeing to be bound by the
                                    Letter of Transmittal, each Existing Holder will
                                    represent to the Company that, among other things, the
                                    Existing Holder or the person receiving such Exchange
                                    Notes, whether or not such person is the Existing
                                    Holder, is acquiring the Exchange Notes in the ordinary
                                    course of business and that neither the Existing Holder
                                    nor any such other person has any arrangement or
                                    understanding with any person to participate in

                                    the distribution of such Exchange Notes within the
                                    meaning of the Securities Act.

Special Procedures for Beneficial
Owners............................  Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender should
                                    contact such registered Existing Holder promptly and
                                    instruct such registered Existing Holder to tender on
                                    such beneficial owner's behalf. If such beneficial owner
                                    wishes to tender on such owner's own behalf, such owner
                                    must, prior to completing and executing the Letter of
                                    Transmittal and delivering its Existing Notes, either
                                    make appropriate arrangements to register ownership of
                                    the Existing Notes in such owner's name or obtain a
                                    properly completed bond power from the registered
                                    Existing Holder. The transfer of registered ownership
                                    may take considerable time.

Guaranteed Delivery Procedures....  Existing Holders who wish to tender their Existing Notes and whose Existing Notes are not immediately available
                                    or who cannot deliver their Existing Notes, the Letter
                                    of Transmittal or any other documents required by the
                                    Letter of Transmittal to the Exchange Agent (or comply
                                    with the procedures for book-entry transfer) prior to
                                    the Expiration Date must tender their Existing Notes
                                    according to the guaranteed delivery procedures set
                                    forth in "The Exchange Offer--Guaranteed Delivery
                                    Procedures."

Withdrawal Rights.................  Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date pursuant to
                                    the procedures described under "The Exchange Offer--
                                    Withdrawals of Tenders."

Acceptance of Existing Notes and
Delivery of Exchange Notes........  The Company will accept for exchange any and all
                                    Existing Notes that are properly tendered in the
                                    Exchange Offer prior to 5:00 p.m., New York City time,
                                    on the Expiration Date. The Exchange Notes issued
                                    pursuant to the Exchange Offer will be delivered
                                    promptly following the Expiration Date. See "The
                                    Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income Tax
Consequences......................  The exchange of the Existing Notes for the Exchange
                                    Notes pursuant to the Exchange Offer should not be
                                    taxable to the Holders thereof for federal income tax
                                    purposes. See "Certain Federal Income Tax Consequences."

Effect on Holders of Existing
Notes.............................  As a result of the making of this Exchange Offer, the
                                    Company will have fulfilled certain of its obligations
                                    under the Registration Rights Agreement, and Existing
                                    Holders who do not tender their Existing Notes, except
                                    for limited instances involving the Existing Holders
                                    that are not eligible to participate in the Exchange
                                    Offer, will not have any further registration rights
                                    under the Registration Rights Agreement or otherwise.
                                    See "The Exchange Offer--Purposes and Effect of Exchange
                                    Offer." Such Existing Holders will continue to hold the
                                    untendered Existing Notes and will be entitled to all
                                    the rights

                                    and subject to all the limitations applicable thereto
                                    under the Indenture, except to the extent such rights or
                                    limitations, by their terms, terminate or cease to have
                                    further effectiveness as a result of the Exchange Offer.
                                    All untendered Existing Notes will continue to be
                                    subject to certain restrictions on transfer.
                                    Accordingly, if any Existing Notes are tendered and
                                    accepted in the Exchange Offer, the trading market for
                                    the untendered Existing Notes could be adversely
                                    affected. See "Risk Factors-- Consequences of Failure to
                                    Exchange."

Exchange Agent....................  Marine Midland Bank

                       SUMMARY OF TERMS OF EXCHANGE NOTES

    The form and terms of the Exchange Notes are the same as the form and terms of the Existing Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the New Holders, except for limited instances involving the Initial Purchaser and certain Existing Holders that are not eligible to participate in the Exchange Offer, will not be entitled to further registration rights under the Registration Rights Agreement, which rights will be satisfied when the Exchange Offer is consummated, and will not be entitled to any payments of Additional Interest (as defined) for failure to satisfy such rights. The Exchange Notes will evidence the same debt as the Existing Notes and will be entitled to the benefits of the Indenture. From time to time in this Prospectus, the Exchange Notes and the Existing Notes are collectively referred to as the "Notes". See "Description of Notes".

Notes Offered:....................  $160.0 million aggregate principal amount of New 13%
                                    Senior Notes due 2005 (the "Exchange Notes").

Maturity:.........................  May 1, 2005.

Escrow Proceeds:..................  $57 million of the net proceeds from the issuance of the
                                    Existing Notes have been invested in U.S. Government
                                    Securities (as defined) to be held in an Escrow Account
                                    (as defined) for the benefit of the Holders of the Notes
                                    to fund, when due, the first six scheduled interest
                                    payments on the Notes, with any balance to be retained
                                    by the Company. The Exchange Notes will be
                                    collateralized by a first priority security interest in
                                    the Escrow Account. See "Description of Notes--Escrow
                                    Account."

Interest Payment Dates:...........  The Exchange Notes will bear interest at the rate of 13%
                                    per annum, payable semiannually in arrears on May 1 and
                                    November 1 of each year, commencing November 1, 1998.

Ranking:..........................  The Exchange Notes will be senior unsecured obligations of the Company, ranking PARI PASSU in right of payment
                                    with all existing and future unsecured and
                                    unsubordinated Indebtedness of the Company and will rank
                                    senior in right of payment to any future subordinated
                                    Indebtedness of the Company. Holders of secured
                                    Indebtedness of the Company will, however, have claims
                                    prior to the claims of the Holders of the Exchange Notes
                                    with respect to the assets securing such other
                                    Indebtedness. As of March 31, 1998, on a pro forma basis
                                    after giving effect to the Existing Notes Offering, the
                                    total amount of Indebtedness outstanding of

                                    the Company, including trade payables, was approximately
                                    $163.3 million. Approximately $3 million of such
                                    Indebtedness was secured. See "Description of
                                    Notes--Ranking".

Sinking Fund:.....................  None

Optional Redemption:..............  The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 1,
                                    2001, at a premium declining to par on May 1, 2004, plus
                                    accrued and unpaid interest to the date of redemption.
                                    In addition, on or prior to May 1, 2000, the Company may
                                    redeem up to 35% of the original aggregate principal
                                    amount of Notes at a redemption price of 113% of the
                                    principal amount, together with accrued and unpaid
                                    interest to the date of redemption with the net cash
                                    proceeds of one or more Public Equity Offerings or the
                                    sale of Common Stock to a Strategic Investor; provided
                                    that at least 65% of the original aggregate principal
                                    amount of Notes are outstanding following such
                                    redemption. See "Description of Notes--Optional
                                    Redemption."

Change of Control:................  Following the occurrence of a Change of Control (as defined below), the Company will be required to make an
                                    offer to purchase the Notes at a purchase price equal to
                                    101% of the principal amount thereof plus accrued and
                                    unpaid interest, if any, to the date of purchase. The
                                    Company may not have available sufficient funds or the
                                    financial resources necessary to satisfy its obligations
                                    to repurchase the Notes and other debt that may become
                                    repayable upon a Change of Control. See "Risk
                                    Factors--Change of Control" and "Description of the
                                    Notes--Change of Control."

Certain Covenants:................  The indenture under which the Existing Notes are and the
                                    Exchange Notes will be governed (the "Indenture")
                                    contains certain covenants, that among other things,
                                    limit the ability of the Company to make certain
                                    restricted payments, incur additional indebtedness and
                                    issue preferred stock, pay dividends or make other
                                    distributions, issue guarantees of debt, repurchase
                                    equity interests or subordinated indebtedness, engage in
                                    sale and leaseback transactions, create certain liens,
                                    enter into certain transactions with affiliates, sell
                                    assets of the Company, conduct certain lines of business
                                    or enter into certain mergers and consolidations. These
                                    covenants are subject to important exceptions and
                                    qualifications. See "Description of Notes--Certain
                                    Covenants."

Transfer Restrictions:............  For certain restrictions on transfer of the Exchange
                                    Notes, see "The Exchange Offer--Resale of Exchange
                                    Notes".

    For a discussion of certain factors that should be considered in connection with a decision to exchange Existing Notes for Exchange Notes, see "Risk Factors."

                             SUMMARY FINANCIAL DATA

                                                                         NINE                              SIX        SIX
                                                   YEAR       YEAR      MONTHS      YEAR       YEAR      MONTHS     MONTHS
                                                   ENDED      ENDED      ENDED      ENDED      ENDED      ENDED      ENDED
                                                 DEC. 31,   DEC. 31,   SEPT. 30,  SEPT. 30,  SEPT. 30   MAR. 31,   MAR. 31,
                                                   1993       1994      1995(1)     1996       1997       1997       1998
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

STATEMENT OF OPERATIONS DATA:

Revenues.......................................  $   3,254  $   6,524  $   8,738  $  10,374  $  17,400  $   8,926  $   9,091

Cost of revenues...............................      2,536      5,192      7,292      8,599     13,902      6,847      5,858

Total operating expenses.......................        659      1,432      1,315      3,463      6,508      3,178      3,985

Income (loss) from operations..................         59       (100)       131     (1,688)    (3,010)    (1,100)      (752)

Net income (loss)..............................  $      51  $    (144) $      39  $  (1,893) $  (3,115) $  (1,074) $    (871)

Net income (loss) per share(6).................       0.06      (0.11)      0.02      (0.72)     (1.01)     (0.35)     (0.25)

Weighted average shares used in computing net
  loss per share                                       863      1,294      1,725      2,633      3,075      3,042      3,448

OTHER FINANCIAL DATA:

EBITDA(2)......................................  $     100  $     (41) $     199  $  (1,606) $  (2,466) $    (804) $    (246)

Ratio of earnings to fixed charges(3)..........     2.35:1     --         1.58:1     --         --         --         --

Deficiency of earnings to cover fixed
  charges(3)...................................     --      $    (130)    --      $  (1,923) $  (3,115) $  (1,074) $    (871)

                                                                                                    AS OF
                                                                                               MARCH 31, 1998
                                                                                           -----------------------

                                                                                                           AS
                                                                                             ACTUAL    ADJUSTED(4)
                                                                                           ----------  -----------


                                                                                               (IN THOUSANDS)

Balance Sheet Data:

Cash, cash equivalent and restricted cash(5).............................................  $      985   $ 154,385

Working Capital..........................................................................        (143)     96,257

Total Assets.............................................................................       9,928     169,928

Long term debt and capital lease obligations, net of current portion.....................         807     158,554

Total Stockholders' Equity...............................................................       4,066       6,319

------------------------

(1) The Company changed its fiscal year end from December 31 to September 30 in 1995. Consequently, the 1995 fiscal year consisted of nine months.

(2) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, should not be considered as a substitute for net income or net loss as an indicator of the Company's operating performance or cash flow as a measure of liquidity, and should be examined in conjunction with the Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus.

(3) Ratio of earnings to fixed charges is defined as pre-tax income divided by fixed charges. Fixed charges consist of interest on debt and the interest component of rent expense (deemed to be one-third of the total).

(4) The adjusted data gives effect to the sale by the Company of the Units as of March 31, 1998, after deduction of estimated offering expenses and the discount to the Initial Purchaser and the value of the Warrants. See "Use of Proceeds" and "Capitalization".

(5) The as-adjusted data includes restricted cash of $57 million to be held in the Escrow Account.

(6) Presented in accordance with the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" and represents both basic and diluted earnings (loss) per share amounts. See "Financial Statements".

                                  RISK FACTORS

    HOLDERS OF EXISTING NOTES SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS, BEFORE TENDERING ANY EXISTING NOTES IN EXCHANGE FOR EXCHANGE NOTES. CERTAIN MATTERS SET FORTH BELOW ALSO APPLY TO THE EXISTING NOTES AND WILL CONTINUE TO APPLY TO ANY EXISTING NOTES REMAINING OUTSTANDING AFTER THE EXCHANGE OFFER.

    SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE DEBT. The Company is and will continue to be highly leveraged, with significant debt service requirements. At March 31, 1998, after giving pro forma effect to the sale of $160.0 million of Existing Notes and the application of the net proceeds therefrom as described in "Use of Proceeds," the Company's total debt would have been approximately $163.3 million in aggregate principal amount of indebtedness and other liabilities (including trade payables) outstanding. The degree to which the Company is leveraged could have important consequences to Holders of the Notes, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to payment of the principal and interest on its indebtedness, thereby reducing funds available for other purposes; (ii) the Company's significant degree of leverage could increase its vulnerability to changes in general economic conditions or in the event of a downturn in its business; (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (iv) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes could be impaired; and (v) the Company may be more leveraged than certain of its competitors, which may be a competitive disadvantage.

    The ability of the Company to meet its debt service obligations, including with respect to the Notes, will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. There can be no assurance that the Company will generate sufficient cash flow over the term of the Notes to meet its debt service requirements. If the Company is unable to generate cash flow in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the practicality or timing of any asset sales or the proceeds which the Company could realize therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

    CONTINUING LOSSES; ACCUMULATED DEFICIT. The Company incurred net losses and negative cash flows from operations for the fiscal year ended September 30, 1996 in the amounts of approximately $1,893,000 and $1,877,000, respectively, for the fiscal year ended September 30, 1997 in the amounts of approximately $3,115,000 and $2,532,000, respectively, and incurred a net loss and generated positive cash flow for the first six months of the current fiscal year in the amounts of approximately $871,000 and $703,000, respectively. On March 31, 1998, the Company had an accumulated deficit of approximately $6.0 million.

    The Company believes that as a result of the expansion it planned to undertake after the completion of the Existing Notes Offering, it will incur further losses during the 1998 fiscal year due to the interest on the Notes and the fact that certain expenses (e.g., marketing) are incurred and recognized prior to the earning and recognition of the revenue to which such expenses would relate. However, there can be no assurance that after incurring such expenses, there will be an increase in revenues or that the Company will attain profitability in future operating periods or that it will have sufficient cash available to meet continuing losses, necessary capital expenditures and/or the repayment of the Notes (including the payment of interest due on the Notes). See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

    RISKS ASSOCIATED WITH MANAGEMENT OF POTENTIAL GROWTH AND EXPANSION. The Company has experienced, and expects to continue to experience, rapid expansion of its business. The Company's business strategy is dependent in part upon its ability to aggressively expand its customer base, which may include the acquisition of other ISPs. In addition, the Company's strategy contemplates the acquisition or construction of SuperPOP facilities in a number of geographic locations, including, over the near term, in London and San Francisco. Expansion and development of the Company's business and services and the development of new markets require significant capital expenditures. The Company is funding its near term capital requirements through funds raised in the Existing Notes Offering. Expansion of the business over the longer term is expected to require substantial additional capital, which, if not fundable entirely with internally generated funds at such time, will require additional outside financing. In addition, such growth will increase the operating complexity of the Company as well as the level of responsibility for both existing and new management personnel. There can be no assurance that the Company will be able to add services at the rate or according to the schedule presently planned by the Company. To manage its growth, the Company must, among other things (i) continue to implement and improve its operational, financial and management information systems, including its billing, accounts receivable and payable tracking, fixed assets and other financial management systems, (ii) hire and train additional qualified personnel, and (iii) continue to expand and upgrade its network infrastructure. Demands on the Company's network infrastructure and technical support resources have grown rapidly with the Company's expanding customer base, and the Company may in the future experience difficulties meeting the demand for its services. There can be no assurance that the Company's infrastructure, technical support or other resources will be sufficient to facilitate the Company's growth. As the Company strives to increase network utilization, there will be additional demands on the Company's customer support, sales and marketing resources. Competition for qualified employees is intense and salaries are escalating very quickly. In addition, the process of locating such personnel with the combination of skills and attributes required to carry out the Company's strategy is often lengthy.

    In certain markets where the Company intends to construct SuperPOP facilities, it may initially lease facilities from other ISPs pending construction of its own facility to enable the Company to offer its services in such market at an earlier date. During the period prior to the opening of its own facility in such market, the Company will be dependent upon the services of the lessor of such facility to provide services at the level demanded by the Company and its customers and will also be subject to the risks of the financial viability of such lessor. See "Business--Business Strategy".

    Any failure of the Company to manage its growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

    RISKS ASSOCIATED WITH EXPANSION THROUGH ACQUISITIONS. The Company may seek to acquire assets or businesses complementary to its operations. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired companies, the additional financial resources that may need to be applied to fund the operations of the acquired entity, the potential disruption of the Company's business, the inability of the Company's management to maximize the financial and strategic position of the Company by the incorporation of acquired technology or business into the Company's service offerings, the difficulty of maintaining uniform standards, controls, procedures and policies, the potential loss of key employees of acquired companies, and the impairment of relationships with employees and customers as a result of changes in management. No assurance can be given that any acquisition by the Company will or will not occur, that if an acquisition does occur it will not materially and adversely affect the Company or that any such acquisition will be successful in enhancing the Company's business. If the Company proceeds with one or more significant acquisitions in which the consideration consists of cash, a substantial portion of the Company's available cash, including proceeds of the Existing Notes Offering, could be used to consummate the acquisitions. If the Company were to consummate one or more acquisitions in which the consideration consisted of stock, stockholders of the Company could suffer significant dilution of their interests in the Company. Many business acquisitions must be accounted for as a purchase for financial reporting purposes. Most of the businesses that might become attractive acquisition candidates for the Company are likely to have significant value in excess of the book value of their tangible assets. Acquisition of these businesses, if accounted for as a purchase, would typically result in substantial amortization of goodwill charges to the Company.

    BROAD DISCRETION IN APPLICATION OF PROCEEDS. $57 million of the net proceeds received upon the sale of the Units will be invested in U.S. Government Securities to be held in an escrow account for the benefit of Holders of the Notes to fund, when due, the first six scheduled interest payments on the Notes. Approximately $45 million of the balance will be used to expand the Company's New York SuperPOP facility and to construct SuperPOPS in London and San Francisco. In connection therewith, the Company plans to use net proceeds to increase its sales, marketing, technical and administrative personnel. In addition, the Company plans to use net proceeds to fund possible future acquisitions of ISPs in its target markets. Any balance would be applied to working capital and general corporate purposes. However, the foregoing uses of proceeds are estimates only and there could be significant variations in the actual use of proceeds. Accordingly, the Company will have broad discretion as to the application of such proceeds without prior stockholder approval. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company. Pending such use, the Company has invested and intends to invest the net proceeds of the Existing Notes Offering in short-term interest bearing obligations. See "Use of Proceeds."

    SHIFTING FOCUS OF BUSINESS. As a reseller of computer and peripheral equipment to corporations and other organizations, the Company faces intense competition and the use of mass marketing channels in which price-cutting is the dominant form of competition. Over the past decade, technological improvements in computer and peripheral products, and increased competition, have been accompanied by a consistent decline in their prices. This decline in prices has resulted in decreasing profit margins for computer resellers. In order to meet this challenge, the Company has expanded (and is looking to further expand) its operation into higher profit areas such as (i) high bandwidth dedicated Internet access, web hosting and co-location facilities, (ii) value-added systems and network integration, (iii) interactive development--digital web design, web implementation and 3-dimensional computer animation and (iv) instructor-led corporate training. There can be no assurance that the Company's strategy to shift the focus of its business will be successful.

    The Company has two segments for financial reporting purposes: the Computer Product Sales and Services Division and the Internet and Media Development Division. The Company's Computer Product Sales and Services Division has been in operation for approximately seven years. However, the Company's Internet and Media Development Division has been in operation only since early 1995. Accordingly, the Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. In addition, the Company anticipates that the percentage of revenues from its Computer Product Sales and Services Division will decline in relation to the revenues generated from its Internet and Media Development Division. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new and rapidly expanding markets. There can be no assurance that the Company will be successful in addressing such risks and the failure to do so would have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    DEPENDENCE UPON NETWORK INFRASTRUCTURE. The Company's success will depend upon its ability to develop a reputation for reliability over the long term and the security of its current and future Internet connections. The Company must continue to expand and adapt its network infrastructure as the number of users and the amount of information they wish to transfer increases, and as the requirements of its customers change. The expansion of the Company's Internet network infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand or its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. In addition, if demand for usage of the Company's network were to increase faster than projected, the network could experience capacity constraints, which would adversely affect the performance of the system. Any failure of the Company to expand its network infrastructure on a timely basis or adapt it to either changing customer requirements or evolving industry standards, or capacity constraints experienced by the Company's network for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations.

    RISKS OF SYSTEM FAILURE. The Company's Internet operations are dependent upon its ability to protect its network infrastructure against damage from acts of nature, power failures, telecommunications failures and similar events. Physical protection of the Company's network infrastructure is the primary responsibility of the Company. However, because it leases its lines from long-distance telecommunications companies, the regional Bell operating companies ("RBOCs") and competitive local exchange carriers ("CLECs"), the Company is dependent upon these companies for physical repair and maintenance of the leased lines. Despite precautions taken by the Company, the occurrence of a natural disaster or other unanticipated problems at the Company's SuperPOP facility in New York City, may cause interruptions in the services provided by the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations.

    SYSTEM SECURITY RISKS. Despite the implementation of network security measures, the core of the Company's network infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems. The Company may in the future experience interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized use could also potentially jeopardize the security of confidential information stored in the computer systems of the Company and its customers, which may result in liability of the Company to its customers and deter potential customers. Although the Company intends to continue to implement industry-standard security measures, such measures have occasionally been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may cause interruptions, delays or cessation of service to the Company's customers that could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not carry any insurance against these risks due to the unavailability of such insurance at a reasonable cost.

    DEPENDENCE ON THE INTERNET. The Company's products and services are targeted toward users of the Internet, which has experienced rapid growth. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business market targeted by the Company. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet, and a lack of tools to simplify Internet access and use. In particular, numerous published reports have indicated that a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date, and there can be no assurance that encryption or other technologies will be developed that satisfactorily address these security concerns. Published reports have also indicated that capacity constraints caused by growth in the use of the Internet may, unless resolved, impede further development of the Internet to the extent that users experience delays, transmission errors and other difficulties.

    RISKS OF TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS. The markets for the Company's services are generally characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new product and service introductions. The Company's success will depend, in part, on its ability to effectively use leading technologies, to continue to develop its technical expertise, to enhance its current networking services, to develop new services that meet changing customer needs, to advertise and market its services and to influence and respond to emerging industry standards and other technological changes in a timely and on a cost-effective basis. There can be no assurance that the Company will be successful in effectively using new technologies, developing new services or enhancing its existing services on a timely basis, or that such new technologies or enhancements will achieve market acceptance. The Company's pursuit of necessary technological advances will require substantial time and expense and there can be no assurance that the Company will succeed in adapting its businesses to changing technology standards and customer requirements. Failure of the Company, for technological or other reasons, to develop and introduce new or enhanced services that are compatible with industry standards and that satisfy customer requirements would have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company believes that its ability to compete successfully is also dependent upon the continued compatibility and interoperability of its services with products and architectures offered by various vendors. Although the Company intends to support emerging standards in the market for Internet access, there can be no assurance that industry standards will be established or, if they become established, that the Company will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. This risk is present in each of the Company's product lines, but particularly in its Internet and Media Development business, which relies on the continued widespread commercial use of Transmission Control Protocol/Internetwork Protocol ("TCP/IP"). Alternative open protocol and proprietary protocol standards have been or are being developed. If any of these alternative protocols become widely adopted, there may be a reduction in the use of TCP/IP. There can be no assurance that the announcement or introduction of new products or services by the Company or its competitors or any change in industry standards will not cause customers to defer or cancel purchases of existing products or services, which could have a material adverse effect on the Company's business, financial condition and results of operations. The failure of the Company to anticipate the prevailing standard, or the failure of a common standard to emerge could have a material adverse effect on the Company's business and results of operations. In addition, there can be no assurance that services or technologies developed by others will not render the Company's services or technology uncompetitive or obsolete.

    DEPENDENCE UPON SUPPLIERS. In order to provide Internet access and other on-line services to its customers, the Company leases long distance fiber optic telecommunications lines from more than one national telecommunications services provider. The Company is dependent upon these providers of data communications facilities.

    Certain of the Company's suppliers, including RBOCs and CLECs, currently are subject to various price constraints, including tariff controls, which in the future may change. In addition, regulatory proposals are pending that may affect the prices charged by the RBOCs and CLECs to the Company. Such regulatory changes could result in increased prices of products and services, which could have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company relies on other companies to supply certain components of its computer inventory as well as its network infrastructure (including telecommunications services and networking equipment) which, in the quantities and quality required by the Company, is available only from sole or limited sources. At the present time, Silicon Graphics, Sun Microsystems, Compaq and Intergraph are the

Company's largest suppliers of products for both its Computer Product Sales and Services Division and its Internet and Media Development Division. The Company has in the past, and may from time to time, experience delays in receiving telecommunications services and shipments of merchandise purchased for resale. There can be no assurance that the Company will be able to obtain such telecommunication services and shipments of merchandise on the scale and at the times required by the Company at an affordable cost or at all. There also can be no assurance that the Company's suppliers, will not enter into exclusive arrangements with the Company's competitors or stop selling their products or components to the Company at commercially reasonable prices, or at all. Any failure of the Company's sole or limited-source suppliers to provide products or components that comply with its standards could have a material adverse effect on the Company's business, financial condition and results of operations.

    COMPETITION. The market for the Company's services is extremely competitive and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully depends upon a number of factors, including market presence, the capacity, reliability, low latency and security of its network infrastructure, technical expertise and functionality, performance and quality of services, customization, the pricing policies of its competitors and suppliers, the variety of services, the timing of introductions of new services by the Company and its competitors, customer support, the Company's ability to support industry standards and industry and general economic trends.

    The Company's current and prospective competitors generally may be divided into the following groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, Inc., WorldCom, the RBOCs and other CLECs and various cable companies,
(ii) value-added resellers of computer, network and peripheral equipment, (iii) graphic design and consulting firms, and (iv) network consultants and other ISPs, such as BBN Corporation ("BBN"), a subsidiary of GTE, ICON CMT, PSINet, Inc. ("PSI"), Exodus Communications, Inc. and other national and regional providers. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to the Company. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than can the Company.

    The Company believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Company's market, resulting in even greater competition. As a result of increased competition and vertical and horizontal integration in the industry, the Company could encounter significant pricing pressure, which, in turn, could result in significant reductions in the average selling price of the Company's services. For example, certain of the Company's competitors that are telecommunications companies may be able to provide customers with reduced communications costs in connection with their Internet access services, reducing the overall cost of their solutions and significantly increasing price pressures on the Company. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, the Company believes that the Internet access services businesses are likely to encounter consolidation in the near future, which could result in increased price and other competition. Such increased price or other competition could result in an erosion of the Company's market share, a failure to attain profitability and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to successfully meet its competition. See "Business-- Competition".

    GOVERNMENT REGULATION; POTENTIAL TAXES. The Federal Communications Commission (the "FCC") currently does not regulate value-added network software or computer equipment related services that transport data or voice messages over telecommunication facilities. The Company provides value-added

IP-based network services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wireline communications. Operators of these types of value-added networks that provide access to regulated transmission facilities only as part of a data services package currently are excluded from regulations that apply to a "telecommunications carrier" and as such the Company is not currently subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, in the future the Company could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunications services.

    Currently, the FCC is reviewing its regulatory positions and could seek to impose common carrier regulation on the network transport and communications facilities aspects of an enhanced or information service package. Further, the FCC could conclude that the Company's protocol conversions, computer processing and interaction with customer-supplied information are insufficient to afford the Company the benefits of the enhanced or information service classification, and thereby may seek to regulate some segments of the Company's activities as basic telecommunications services. While state public utility commissions generally have declined to regulate enhanced or information services, some states have continued to regulate particular aspects of enhanced services in limited circumstances, such as where they are provided by CLECs. Moreover, the public service commissions of certain states continue to review potential regulation of such services. There can be no assurance that regulatory authorities of states within which the Company makes its services available will not seek to regulate aspects of these activities as telecommunications services. Changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes that directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the RBOCs or other telecommunications companies, could affect the prices at which the Company may sell its services. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its business and there can be no assurance that such future regulation or regulatory changes will not have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Government Regulation; Potential Taxes".

    In addition, a number of state and local government officials have asserted the right or indicated a willingness to impose taxes on Internet-related services and commerce, including sales, use and access taxes. Certain proposed federal legislation is being considered that would, if enacted as currently proposed, place a moratorium on the imposition by state and local governments of new taxes on ISPs or other businesses involved in Internet-related commerce. However, there can be no assurance that such legislation will be enacted or, if enacted, that such legislation will embody the features referred to herein. Furthermore, there can be no assurance that federal taxes will not be imposed upon such services. The Company cannot predict whether the imposition of any such additional taxes would have a material adverse effect on the Company's business, financial condition or results of operations.

    POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH NETWORK. The law relating to the liability of online service providers, private network operators and ISPs for information carried on or disseminated through the facilities of their networks is currently unsettled. Several lawsuits seeking a judgment of such liability are pending. In one case brought against an Internet service provider, Religious Technology Center v. Netcom On-Line Communication Services, Inc., the United States District Court for the Northern District of California ruled in a preliminary phase that under certain circumstances Internet service providers could be held liable for copyright infringement. The case has not reached final judgment. There can be no assurance that such claims will not be asserted against the Company or, if asserted, will not be successful. The Telecommunications Act of 1996 prohibits and imposes criminal penalties and civil liability for using an interactive computer service for transmitting certain types of information and content, such as obscene communications. Numerous states have adopted or are currently considering similar types of legislation. The imposition upon the Company, Internet service providers or Web server hosts of potential liability for materials carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain product or service offerings. Further, the costs incurred in defending against any such claims and potential adverse outcomes of such claims could have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that it is currently unsettled whether the Telecommunications Act of 1996 prohibits and imposes liability for any services provided by the Company should the content of information transmitted be subject to the statute.

    SUBSTANTIAL CONTROL BY PRINCIPAL STOCKHOLDERS; CONFLICTS OF INTEREST. As of May 31, 1998, Marc H. Bell and Harpoon Holdings, Ltd. (together, the "Principal Stockholders") beneficially owned or controlled approximately 47% of the outstanding shares of Common Stock. Harpoon has entered into an Irrevocable Proxy Agreement with Marc H. Bell (the "Irrevocable Proxy") which expires on October 1, 2005, pursuant to which Marc H. Bell has the power to vote all shares owned by Harpoon (the "Harpoon Shares") in the election of the Company's directors. Consequently, as a practical matter, Marc H. Bell will be able to control the election of the Company's Board of Directors and, consequently, the management policy of the Company and all fundamental corporate actions, including mergers, substantial acquisitions and dispositions of assets.

    Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the Company's stockholders and the Holders of the Notes. For example, if the Company encounters financial difficulties or is unable to pay its debts as they mature, the interests of the Company's stockholders might conflict with those of the Holders of the Notes. In addition, the Company's stockholders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment could enhance stockholder value, even though such transactions may pose some risk to the Holders of the Notes. Because significant stockholders of the Company can control the management policy of the Company and all fundamental corporate decisions, any such conflict of interest may be rendered in favor of the Company's stockholders to the detriment of the Holders of the Notes. See "Principal Stockholders".

    POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the issuance of 500,000 shares of "blank check" Preferred Stock, with designations, rights and preferences that may be determined from time to time by the Board of Directors. At this time, none of the shares of Preferred Stock are issued or outstanding. However, the Board of Directors is empowered, without further stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In addition, such charter provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock and may have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock also could decrease the amount of earnings and assets available for distribution to the holders of Common Stock. There can be no assurance that the Company will not issue Preferred Stock at some time in the future.

    SHARES AVAILABLE FOR FUTURE SALE. Future sales of shares of Common Stock by the Principal Stockholders under Rule 144 of the Securities Act or the issuance of shares of Common Stock upon the exercise of options or warrants could materially and adversely affect the market price of the Common Stock and could materially impair the Company's future ability to raise capital through an offering of equity securities. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.

    ABSENCE OF DIVIDENDS. The Company has not paid any cash dividends on the Common Stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

    Possible Delisting and Risk of Low-Priced Securities. The Company's Common Stock is listed on Nasdaq and on the BSE. There can be no assurance that the Company will continue to be able to satisfy certain specified financial tests and market related criteria required for continued listing on Nasdaq and the BSE. If the Company is unable to satisfy such maintenance criteria in the future, the Common Stock may be delisted from trading on Nasdaq or the BSE, as the case may be. If the Common Stock were to be so delisted, trading, if any, would thereafter be conducted in the over-the-counter market, so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc., and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock.

    LIMITED LIABILITY AND INDEMNIFICATION MATTERS. As permitted by the Delaware Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Company provide that the Company is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted.

    FORWARD LOOKING STATEMENTS. The statements contained in this Prospectus that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as "estimates," "projects," "anticipates," "expects," "intends," "believes," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements (cautionary statements), such as the Company's plans to expand its existing network or to commence service in new areas, the market opportunity presented by the Company's target markets, statements regarding development of the Company's businesses, the estimate of market sizes and addressable markets for the Company's services and products, the Company's anticipated capital expenditures, the effect of regulatory reform and other statements contained in this Prospectus regarding matters that are not historical facts, are only estimates or predictions. No assurance can be given that future results will be achieved; actual events or results may differ materially as a result of risks facing the Company or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, the Company's ability to successfully market its services to current and new customers, generate customer demand for its services in the particular markets where it plans to market services, as well as regulatory, legislative and judicial developments that could cause actual results to vary materially from the future results indicated, expressed or implied in such forward-looking statements. All written and oral forward-looking statements made in connection with this Exchange Offer which are attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

    CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Holder of Notes will be entitled to require the Company to purchase any or all of the Notes held by such Holder at the prices stated herein. However, the Company's ability to repurchase the Notes upon a Change of Control may be limited by the terms of then existing contractual obligations of the Company and its subsidiaries. In addition, the Company may not have adequate financial resources to effect such a purchase, and there can be no assurance that the Company would be able to obtain such resources through a refinancing of the Notes to be purchased or otherwise. If the Company fails to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default under the Indenture.

    With respect to the sale of assets referred to in the definition of Change of Control, the phrase "all or substantially all" as used in such definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under the relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person and therefore it may be unclear whether a Change of Control has occurred and whether the Notes are subject to an offer to purchase.

    The Change of Control provision may not necessarily afford the Holders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect the Holders, because such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control contained in the Indenture to trigger such provisions. Except as described under "Description of the Notes--Change of Control," the Indenture does not contain provisions that permit the Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    BANKRUPTCY AND PERFECTION ISSUES RELATED TO ESCROW ACCOUNT. The right of the Trustee (as defined) under the Indenture and the Escrow Agreement (as defined) to foreclose upon and sell Escrow Collateral (as defined) upon the occurrence of an Event of Default (as defined) on the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy or reorganization case were to be commenced by or against the Company or one or more of its subsidiaries. Under applicable bankruptcy law, creditors such as the Holders of the Notes are prohibited from foreclosing upon or disposing of a debtor's property without prior bankruptcy court approval. Under the Indenture, the Company is required to grant to the Trustee a first priority perfected security interest in the Escrow Account. The Company will covenant to maintain the perfection and priority of the security interest in the Escrow Account under the relevant provisions of the Uniform Commercial Code. However, the failure to maintain such perfection and priority may allow other creditors of the Company, if any, to obtain rights to the Escrow Account equal or superior to those of the Trustee and the Holders. See "Description of Notes--Escrow Account".

    EFFECTIVE SUBORDINATION OF THE NOTES. The Indenture will permit certain Indebtedness of the Company to be secured. Holders of secured Indebtedness of the Company will have claims that are prior to the claims of the Holders of the Notes to the extent of the assets securing such other Indebtedness. In addition, the Notes are effectively subordinated to any debt of the Company's subsidiaries.

    ABSENCE OF A PUBLIC MARKET FOR THE NOTES; RESTRICTIONS ON RESALE. The Existing Notes are currently owned by a relatively small number of beneficial owners. The Existing Notes have not been registered under the Securities Act or any state securities laws and, unless so registered and to the extent not exchanged for the Exchange Notes, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any Existing Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Existing Notes outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Existing Notes could be adversely affected. The Existing Notes are currently eligible for sale pursuant to Rule 144A through The Portal Market of the National Association of Securities Dealers, Inc. ("PORTAL"). Because the Company anticipates that most Existing Holders will elect to exchange such Existing Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.

    The Exchange Notes will constitute a new issue of securities for which there is currently no active trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the current financial condition, results of operations and business prospects of the Company. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by non-affiliates of the Company without compliance with the registration and prospectus delivery requirements of the Securities Act, the Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. No broker-dealer is obligated to engage in market-making activities with respect to the Exchange Notes, and any such market-making undertaken may be discontinued at any time without notice. In addition, any market-making activity in the Notes will be subject to the limits imposed under the Exchange Act. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Exchange Notes, or, in the case of non-tendering Existing Holders, the trading market for the Existing Notes following the Exchange Offer. If no trading market develops or is maintained, New Holders may experience difficulty in reselling Exchange Notes or may be unable to sell them.

    The liquidity of, and trading market for, the Existing Notes or the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

    CONSEQUENCES OF FAILURE TO EXCHANGE. As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Existing Holders who do not tender their Existing Notes, except for certain instances involving the Existing Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Additional Interest (as defined) for failure to register. Accordingly, any Existing Holder that does not exchange that Holder's Existing Notes for Exchange Notes will continue to hold the untendered Existing Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

    The Existing Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Existing Notes may be resold only (i)(a) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (d) in accordance with another exemption from the registration requirements of the Securities Act (and in the case of (b), (c) or (d), based upon an opinion of counsel and written certification if the Company so requests) (ii) to the Company or (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                                USE OF PROCEEDS

    The net proceeds to the Company from the Existing Notes Offering were approximately $153,400,000, after deduction of the Initial Purchaser's discount and the estimated offering expenses. $57 million of such net proceeds were invested in U.S. Government Securities held in an Escrow Account for the benefit of the Holders of the Notes to fund when due the first six scheduled interest payments on the Notes.

    The Company currently plans to use the net proceeds from the Existing Notes Offering to build a new, state of the art, New York SuperPOP facility and to construct and operate SuperPOPs in London and San Francisco, which together will require the expenditure of approximately $45 million. In conjunction with the expansion of the Company's SuperPOP infrastructure, on June 2, 1998, the Company entered into an agreement to purchase a building located at 139 Centre Street, New York, New York. The Company intends to locate its New York SuperPOP facility in the building. The total cost of the building purchase, equipment purchases and relocation expenses to the Company is expected to be approximately $27 million. The Company intends to place a mortgage on the building. The building contains approximately 160,000 square feet of space and the Company intends to use approximately 40,000 square feet to house its SuperPOP facility. The Company intends to utilize the remaining space for its operations and may make space available for rent to the Company's clients that maintain servers on the premises. The Company anticipates that the building purchase will close in July 1998 and that the Company will begin occupying the building in September 1998. The Company also plans to use net proceeds from the Existing Notes Offering to increase its sales, marketing, technical and administrative personnel associated with its expansion strategy. In addition, the Company plans to use net proceeds from the Existing Notes Offering to pursue its strategy of acquiring other ISPs in its target markets. The Company expects to use the balance of the net proceeds of the Existing Notes Offering for other working capital and general corporate purposes.

    The foregoing uses of proceeds are estimates only and there could be significant variations in the actual use of the proceeds due to changes in business or economic circumstances. Accordingly, the Company reserves the right to reallocate the foregoing uses of proceeds depending upon any such change of circumstances.

    Pending specific application of the proceeds of the Existing Notes Offering, the net proceeds of the Existing Notes Offering will be invested in interest-bearing savings accounts, certificates of deposit, money market accounts, United States government obligations or other short-term interest-bearing obligations.

    The Company will not receive any cash proceeds from the Exchange Offer. In consideration for issuing the Exchange Notes in exchange for Existing Notes as described in this Prospectus, the Company will receive Existing Notes in like principal amount. The Existing Notes surrendered in exchange for the Exchange Notes will be retired and canceled.

                                DIVIDEND POLICY

    The Company has not paid any cash dividends on the Common Stock since it terminated its Subchapter S status in July 1994. The Company currently intends to retain its future earnings, if any, to fund the development and growth of its business and, therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

                               THE EXCHANGE OFFER

    The following discussion sets forth or summarizes the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer (including the Indenture and the Registration Rights Agreement), which have been filed as exhibits to the Company's Current Report on Form 8-K filed with the Securities Exchange Commission on May 11, 1998.

                    PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Existing Notes were sold by the Company to the Initial Purchaser on April 30, 1998, and were subsequently resold to qualified institutional buyers ("QIBs") pursuant to Rule 144A under the Securities Act. In connection with the Existing Notes Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that within 60 days following April 30, 1998 (the "Issue Date") (i.e. on or before June 29, 1998) the Company
(i) file with the Commission a registration statement under the Securities Act with respect to an issue of Exchange Notes of the Company identical in all material respects (other than transfer restrictions, registration rights and the requirement, under certain circumstances, to pay Additional Interest) to the Existing Notes (which obligation has been satisfied by the filing of the Exchange Offer Registration Statement), (ii) use their best efforts to cause such registration statement to become effective under the Securities Act by the date which is 105 days after the Issue Date (the "Target Effectiveness Date") and (iii) to consummate the Exchange Offer within 30 days after the Target Effectiveness Date, and offer to the Existing Holders the opportunity to exchange their Existing Notes for a like principal amount of Exchange Notes, which would be issued without a restrictive legend and may generally be reoffered and resold by the New Holder without restrictions or limitations under the Securities Act, subject to the terms and conditions of the Exxon Capital, Morgan Stanley and Shearman & Sterling No-Action Letters. See Outside Front Cover, "Prospectus Summary--The Exchange Offer", and "--Resale of Exchange Notes."

    Any Existing Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Existing Notes outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Existing Notes could be adversely affected. The Existing Notes are currently eligible for sale pursuant to Rule 144A through PORTAL. Because the Company anticipates that most Existing Holders will elect to exchange such Existing Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.

    As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Existing Holders who do not tender such Existing Notes, except for certain instances involving the Initial Purchaser or Existing Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Additional Interest for failure to register. Accordingly, any Existing Holder that does not exchange that Holder's Existing Notes for Exchange Notes will continue to hold the untendered Existing Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

    The Existing Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Existing Notes may be resold only (i)(a) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (d) in accordance with another exemption from the registration requirements of the Securities Act (and in the case of (b), (c) or (d), based upon an opinion of counsel and written certification if the Company so requests) (ii) to the Company or (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                          TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Existing Notes accepted in the Exchange Offer. Existing Holders may tender some or all of their Existing Notes pursuant to the Exchange Offer. However, Existing Notes may be tendered only in integral multiples of $1,000. The form and terms of the Exchange Notes are the same as the form and terms of the Existing Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) New Holders generally will not be entitled to certain rights under the Registration Rights Agreement or Additional Interest, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Existing Notes and will be entitled to the benefits of the Indenture.

    Existing Holders do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 14e-1.

    The Company shall be deemed to have accepted validly tendered Existing Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Existing Holders for the purpose of receiving the Exchange Notes from the Company.

    If any tendered Existing Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Existing Notes will be returned, without expense, to the tendering Existing Holder thereof as promptly as practicable after the Expiration Date.

    Existing Holders who tender Existing Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Existing Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

                    EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on , 1998 (20 business days after the effective date of the Exchange Offer Registration Statement), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In no event will the Expiration

Date be extended to a date more than 30 business days after effectiveness of the Exchange Offer Registration Statement.

    The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Existing Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof.

                           INTEREST ON EXCHANGE NOTES

    Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Existing Note surrendered in exchange for such Exchange Note or, if no such interest has been paid or duly provided for on such Existing Note, from April 30, 1998. Holders of the Existing Notes whose Existing Notes are accepted for exchange will not receive accrued interest on such Existing Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Existing Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Existing Notes, and will be deemed to have waived the right to receive any interest on such Existing Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after April 30, 1998. Interest on the Notes will be payable semi-annually in arrears on each May 1 and November 1, commencing on November 1, 1998.

                            PROCEDURES FOR TENDERING

    Only Existing Holders may tender such Existing Notes in the Exchange Offer. To tender in the Exchange Offer, an Existing Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Existing Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Existing Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

    By executing the Letter of Transmittal, each Existing Holder will make to the Company the representation set forth below in the second paragraph under the heading "--Resale of Exchange Notes."

    The tender by an Existing Holder and the acceptance thereof by the Company will constitute an agreement between such Existing Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF EXISTING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Existing Holder promptly and instruct such registered Existing Holder to tender on such beneficial owner's behalf.

    Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Existing Notes tendered pursuant thereto (i) are signed by the registered Existing Holder, unless such Existing Holder has completed the box entitled "Special Exchange Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) are tendered for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered Existing Holder of any Existing Notes listed therein, such Existing Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Existing Holder as such registered Existing Holder's name appears on such Existing Notes, with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Existing Notes and withdrawal of tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Existing Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Existing Holders of defects or irregularities with respect to tenders of Existing Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Existing Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

                   TENDER OF EXISTING NOTES HELD THROUGH DTC

    The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP, the DTC Automated Tender Offer Program. Accordingly, DTC participants may, in lieu of physically completing and signing the applicable Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Existing Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

    The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an expressed acknowledgment from a participant in DTC that is tendering Existing Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the Company may enforce such agreement against such participant.

                         BOOK-ENTRY DELIVERY PROCEDURES

    Within two business days after the date hereof, the Exchange Agent will establish accounts with respect to the Existing Notes at DTC (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility systems may make book-entry delivery of the Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. Timely book-entry delivery of Existing Notes pursuant to the Exchange Offer, however, requires receipt of a Book-Entry Confirmation prior to the Expiration Date. In addition, although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other required documents, or an Agent's Message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the Exchange Agent at its address set forth on the back cover page of this Prospectus prior to the Expiration Date to receive Exchange Notes for tendered Existing Notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the Exchange Agent. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

                         GUARANTEED DELIVERY PROCEDURES

    Existing Holders who wish to tender their Existing Notes and (i) whose Existing Notes are not immediately available, (ii) who cannot deliver their Existing Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Existing Holder, the certificate number(s) of such Existing Notes and the principal amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Existing Holders who wish to tender their Existing Notes according to the guaranteed delivery procedures set forth above.

                             WITHDRAWALS OF TENDERS

    Except as otherwise provided herein, tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Existing Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Existing Notes to be withdrawn (the "Depositor"), (ii) identify the Existing Notes to be withdrawn (including the certificate number(s) and principal amount of such Existing Notes, or, in the case of Existing Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Existing Holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Existing Notes so withdrawn are validly retendered. Any Existing Notes which have been tendered but which are not accepted for exchange will be returned to such Existing Holder without cost to such Existing Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

                                   CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to Exchange Notes for any Existing Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Existing Notes, if:

    (a) in the opinion of counsel to the Company, the Exchange Offer or any part thereof contemplated herein violates any applicable law or interpretation of the Staff;

    (b) any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development shall have occurred in any existing action or proceeding with respect to the Company;

    (c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer as contemplated hereby;

    (d) any cessation of trading on the Nasdaq Stock Market or any exchange, or any banking moratorium, shall have occurred, as a result of which the Company is unable to proceed with the Exchange Offer; or

    (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Exchange Offer Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose.

    If the Company determines in its reasonable judgment that any of the foregoing conditions are not satisfied, the Company may (i) refuse to accept any Existing Notes and return all tendered Existing Notes to the tendering Existing Holders, (ii) extend the Exchange Offer and retain all Existing Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Existing Holders to withdraw such Existing Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Existing Notes which have not been withdrawn.

                                 EXCHANGE AGENT

    Marine Midland Bank will act as Exchange Agent for the Exchange Offer with respect to the Existing Notes.

    Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Existing Notes and requests for copies of the Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

                              Marine Midland Bank
                                  140 Broadway
                         New York, New York 10005-1180
                        Attn: Corporate Trust Operations
                                 By Facsimile:
                                 (212) 658-6425
                        (For Eligible Institutions Only)
                      Confirm by Telephone: (212) 658-6433

                               FEES AND EXPENSES

    The expenses of soliciting Existing Notes for exchange will be borne by the Company. The principal solicitation is being made by mail by the Exchange Agent. However, additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of the Company and its affiliates and by persons so engaged by the Exchange Agent.

    The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee (as defined), filing fees, blue sky fees and printing and distribution expenses.

    The Company will pay all transfer taxes, if any, applicable to the exchange of the Existing Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Existing Holder or any other person) will be payable by the tendering Existing Holder.

                              ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the Existing Notes, which is the aggregate principal amount of the Existing Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                            RESALE OF EXCHANGE NOTES

    The Company is making the Exchange Offer in reliance on the position of the staff of the Staff of the Commission as set forth in the Staff's Exxon Capital No-Action Letter, Morgan Stanley & Co. Incorporated No-Action Letter, Shearman & Sterling No-Action Letter, and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to this Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a such New Holder (other than a New Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such New Holder's business and that such New Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any Existing Holder who (i) is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such Exchange Notes in the ordinary course of its business, (iii) intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or (iv) is a broker-dealer who purchased such Existing Notes directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Existing Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Existing Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Existing Notes acquired for its own account that it wishes to exchange for Exchange Notes (a "Participating Broker-Dealer"), such Participating Broker-Dealer may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.

    Each Existing Holder who wishes to exchange Existing Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Existing Notes for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Existing Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Exchange Notes by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration

Statement conforms with the requirements of the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring approximately 180 days from the date on which the Exchange Offer Registration Statement is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Notes."

    In that regard, each Participating Broker-Dealer who surrenders Existing Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Exchange Notes may be resumed, as the case may be.

                      CONSEQUENCES OF FAILURE TO EXCHANGE

    Any Existing Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Existing Notes outstanding. Following the consummation of the Exchange Offer, Existing Holders who did not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Existing Notes could be adversely affected. The Existing Notes are currently eligible for sale pursuant to Rule 144A through PORTAL. Because the Company anticipates that most Existing Holders will elect to exchange such Existing Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes (except for applicable restrictions on any New Holder who is an affiliate of the Company or is a broker-dealer which acquired the Existing Notes directly from the Company) under the Securities Act, the Company anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.

    As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Existing Holders who do not tender their Existing Notes, except for certain instances involving the Initial Purchaser or Existing Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Additional Interest (as defined) for failure to register. Accordingly, any Existing Holder that does not exchange that Holder's Existing Notes for Exchange Notes will continue to hold the untendered Existing Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

    The Existing Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Existing Notes may be resold only (i)(a) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (d) in accordance with another exemption from the registration requirements of the Securities Act (and in the case of (b), (c) or (d), based upon an opinion of counsel and written certification if the Company so requests) (ii) to the Company or (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                                     OTHER

    Participation in the Exchange Offer is voluntary and Existing Holders should carefully consider whether to accept. Existing Holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

    The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Existing Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Existing Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a summary of the material United States federal income tax considerations relevant to the Exchange Offer and the ownership and disposition of the Exchange Notes. The tax consequences of these transactions are uncertain. The discussion set forth below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and judicial decisions and administrative interpretations thereunder, as of the date hereof, and such authorities may be repealed, revoked, modified or otherwise interpreted or applied so as to result in federal income tax consequences different from those discussed below. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax positions described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring or holding Exchange Notes. The discussion below pertains only to Holders that are (i) citizens or residents (within the meaning of Section 7701(b) of the Code) of the United States, (ii) corporations, partnerships or other entities created in or under the laws of the United States or any political subdivision thereof, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source, and (iv) trusts subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code.

    This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular Holder in light of the Holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and persons holding Exchange Notes as part of a hedging or conversion transaction or straddle or persons deemed to sell Exchange Notes under the constructive sale provisions of the Code) may be subject to special rules. The discussion below is premised upon the assumption that the Exchange Notes and Existing Notes constitute indebtedness for U.S. federal income tax purposes, and that the Existing Notes and Exchange Notes are held (or would be held if acquired) as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss the tax considerations applicable to subsequent purchasers. The discussion also does not discuss any aspect of state, local or foreign law.

    EACH PROSPECTIVE HOLDER AND, SUBSEQUENT TO THE EXCHANGE OFFER, EACH HOLDER OF EXCHANGE NOTES IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR INCLUDING WITH RESPECT TO ITS PARTICULAR TAX SITUATION THE TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

                               EXCHANGE OF NOTES

    The exchange of Existing Notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a Holder should have the same adjusted issue price, adjusted basis and holding period in the Exchange Notes as it had in the Existing Notes immediately before the exchange.

                      INTEREST AND ORIGINAL ISSUE DISCOUNT

    Holders of Exchange Notes will be required to include payments of "qualified stated interest" received thereon in taxable income in accordance with their respective methods of accounting for federal income tax purposes. Stated interest on the Exchange Notes will be treated as qualified stated interest. Based upon the Company's determination of the allocation of the issue price of the Units to the Existing Notes, the Company does not believe that the Existing Notes will be treated as having been issued with original issue discount ("OID"). If, however, it is determined that the Existing Notes were issued with "original issue discount" for federal income tax purposes, a Holder generally will be required to include OID in gross income as it accrues, regardless of the Holder's method of accounting for federal income tax purposes. Accordingly, each Holder may be required to include amounts in gross income without regard to when the cash or other payments to which such income is attributable are received.

    The amount of OID with respect to each Existing Note is an amount equal to the excess of the "stated redemption price at maturity" of such Existing Note over its issue price. The stated redemption price at maturity of each Existing Note will include all cash payments other than "qualified stated interest" payments including principal and interest, required to be made thereunder until maturity. Stated interest on the Existing Notes will be treated as qualified stated interest. The issue price of an Existing Note will be equal to that portion of the issue price the Unit allocable to the Existing Note as described below.

    If each Holder of an Exchange Note will be required to include in gross income for federal income tax purposes an amount equal to the sum of the "daily portions" of the OID of the Exchange Note for all days during each taxable year in which the Holder holds the Exchange Note. The daily portions of OID will be determined on a constant interest rate basis by allocating to each day in an accrual period a pro rata portion of the OID thereon that is attributable to the accrual period in which such day is included. The amount of the OID attributable to each full accrual period will be the product of the "adjusted issue price" of the Exchange Note at the beginning of an accrual period and the "yield to maturity" of the Exchange Note (adjusted to reflect the length of the accrual period). The adjusted issue price of an Exchange Note at the beginning of an accrual period is the original issue price of the Exchange Note plus the aggregate amount of OID that has accrued in all prior accrual periods, less any cash payments on the Exchange Note other than qualified stated interest on or before the first day of such accrual period. The yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the Exchange Note, produces an amount equal to the issue price. Under these rules, Holders will have to include increasingly greater amounts of OID in each successive accrual period.

    The Company is required to furnish certain information to the IRS, and will furnish annually to record holders of an Exchange Note, information with respect to OID accruing during the calendar year. That information will be based upon the adjusted issue price of the Exchange Note as if the Holder were the original holder of the Exchange Note.

    There are several circumstances under which the Company could make a payment on an Exchange Note which would affect the yield to maturity of a Note, including (as described in the "Description of Exchange Notes"), the optional redemption of Notes, or the repurchase of Notes. The Company intends to report on the basis that the likelihood of a change in the interest rate on the Notes is remote and will not affect the yield to maturity of the Notes. The Company further intends to report on the basis that the exercise of the Company's optional redemption right will not lower the yield of the Notes to the Company. However, if, for example, the interest rate on a Note were actually changed, a Holder may be required to redetermine the yield to maturity of the Note. Solely for the purposes of determining the amount of the OID, such Note may be treated as reissued on any date the interest rate were changed for an amount equal to its adjusted issue price. The effect of the above rules is that any increased amount of interest may be included in income over the remaining term of the Notes, possibly in advance of the cash relating thereto.

                             TAX BASIS IN THE NOTES

    A Holder's tax basis in an Existing Note generally will be equal to the portion of the price paid for the Unit which is allocable to such Existing Note, increased by the amount of OID or market discount, if any, includable in gross income prior to the date of disposition, and decreased by the amount of any payment on such Existing Note other than qualified stated interest prior to disposition.

           MARKET DISCOUNT, ACQUISITION PREMIUM ON THE EXCHANGE NOTES

    A Holder who purchased an Existing Note for an amount less than the Note's stated redemption price at maturity (or "revised issue price" if the Note contains OID) at the time of acquisition, the amount of such difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimus amount. To the extent a Holder had market discount with respect to an Existing Note, the Holder generally will have market discount with respect to an Exchange Note. Under the market discount rules, a Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement, disposition of, an Exchange Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Exchange Note at the time of such payment or disposition. If a Holder makes a gift of an Exchange Note, accrued market discount, if any, will be recognized as if such Holder had sold such Exchange Note for a price equal to its fair market value. In addition, the Holder may be required to defer until the maturity of the Exchange Note, or in certain circumstances the earlier disposition of the Exchange Note in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Exchange Note.

    Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Exchange Note, unless the Holder elects to accrue market discount on a constant yield to maturity method. A Holder of an Exchange Note may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant yield to maturity method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, is irrevocable and applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    A Holder who purchased an Existing Note for an amount that is greater than the adjusted issue price of such Existing Note, but that is less than or equal to the sum of the amounts payable on the Existing Note after the purchase date (other than qualified stated interest), will be considered to have purchased such Existing Note at an "acquisition premium." To the extent a Holder had acquisition premium with respect to an Existing Note, the Holder generally will have acquisition premium with respect to an Exchange Note. Under the acquisition premium rules of the Code and the OID Treasury regulations, the amount of OID which such Holder must include in its gross income with respect to such Exchange Note for any taxable year will be reduced for each accrual period by an amount equal to the product of (1) the amount of OID otherwise includable for the period, and (2) a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the Exchange Note after the purchase date (other than qualified stated interest) over the Exchange Note's adjusted issue price.

    Holders are permitted to elect to include all interest on an Exchange Note using the constant yield method. For this purpose, interest generally includes stated interest, acquisition discount, OID, de minimus OID, market discount, de minimus market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to elections made with respect to Notes with market discount or amortizable bond premium and Holders considering such an election should consult with their own tax advisors. Once made, the election cannot be revoked without the consent of the IRS.

                    SALE, RETIREMENT OR REDEMPTION OF A NOTE

    In general, a Holder of an Exchange Note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such Exchange
Note in an amount equal to the difference between (a) the amount of cash plus the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest) and (b) the Holder's adjusted tax basis in such Exchange Note.

    Except with respect to accrued market discount, any gain or loss recognized on the sale, retirement, redemption or other taxable disposition of an Exchange note generally will be capital gain or loss. The maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months is 20%, and gain on most capital assets held by an individual for more than one year and up to 18 months is subject to tax at a maximum rate of tax of 28%. Holders are urged to consult their tax advisors with respect to these capital gains rates.

    Any gain or loss recognized on the sale, retirement, redemption or other taxable disposition of an Exchange Note generally will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the Note has been held by the Holder for more than one year and otherwise will be a short term capital gain or loss.

                               BACKUP WITHHOLDING

    Backup withholding and information requirements may apply to certain payments of principal, premium, if any, and interest (including OID) on an Exchange Note and to certain payments of proceeds of the sale or retirement of an Exchange Note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold at a rate of 31% from any payment that is subject to backup withholding and is made to a Holder, if the Holder fails to furnish such Holder's taxpayer identification number (social security number or employer identification number), to certify that such Holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain Holders (including, among others, all corporations) are not subject to the backup withholding and information reporting requirements.

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF THE EXISTING NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                   APPLICABLE HIGH-YIELD DISCOUNT OBLIGATIONS

    Since the yield of the Exchange Notes will be at least five percentage points above the applicable federal rate, the Company will not be able to deduct for tax purposes any OID accruing with respect thereto if the Exchange Notes are considered to have "significant original issue discount". In addition, if the yield of the Exchange Notes is more than six percentage points above the applicable rate, then (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible, and (ii) a corporate Holder may be entitled to treat the OID that is not deductible as a dividend to the extent of the earnings and profits of the Company, which may then qualify for the dividends received deduction. If the disqualified portion exceeds the Company's current and accumulated earnings and profits, the excess will continue to be taxed as ordinary OID income in accordance with the rules described above. Corporate Holders should consult their tax advisors concerning the availability of the dividends received deduction.

                                 CAPITALIZATION

    The following table sets forth (i) the actual cash, cash equivalents, restricted cash and capitalization of the Company derived from its financial statements as of March 31, 1998, and (ii) such amounts reflect the sale by the Company of $160 million in principal amount of the Existing Notes and related Warrants after deducting estimated discount and offering expenses. The capitalization information set forth in the table below is qualified by the more detailed Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus and should be read in conjunction with such Consolidated Financial Statements and Notes.

                                                                                                MARCH 31, 1998
                                                                                            ----------------------
                                                                                                            AS
                                                                                              ACTUAL     ADJUSTED
                                                                                            ----------  ----------

                                                                                                (IN THOUSANDS)
Cash, cash equivalents and restricted cash(1).............................................  $      985  $  154,385
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Current portion of long-term debt
  Current capital lease obligations.......................................................         373  $      373
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Long-term debt:
  Current capital lease obligations, net of current portion(2)............................         807         807
  13% Senior Notes Due 2005(3)                                                                      --     157,747
                                                                                            ----------  ----------
      Total long-term debt, net of current portion 807....................................         807     158,554
Stockholders' Equity:
  Preferred Stock, $.01 par value, 500,000 shares authorized, no shares issued and
    outstanding...........................................................................          --          --
  Common Stock, $.01 par value, 10,000,000 shares authorized, 3,448,450 shares issued and
    outstanding(4)........................................................................          34          34
  Additional paid-in capital(5)...........................................................       9,992      12,245
  Accumulated deficit.....................................................................      (5,960)     (5,960)
                                                                                            ----------  ----------
    Total stockholders' equity............................................................       4,066       6,319
                                                                                            ----------  ----------
      Total Capitalization................................................................  $    4,873  $  164,873
                                                                                            ----------  ----------
                                                                                            ----------  ----------

------------------------

(1) The as adjusted data includes estimated restricted cash of $57 million to be held in the Escrow Account.

(2) See Note 5 of Notes to the Financial Statements for the fiscal year ended September 30, 1997. Other long-term liabilities are not included in the Company's long-term debt as this represents an accrual for the difference between what the Company actually pays in rent for its corporate headquarters which escalates over the term of the lease versus calculating the total rental paid over the term of the lease divided by the number of months of the lease in accordance with Financial Accounting Standards Board ("FASB") No. 13.

(3) Represents the proceeds from the issuance of the Units, net of the value of the Warrants issued in the Unit Offering.

(4) Does not include options and warrants to purchase approximately 1,622,000 shares of Common Stock of the Company outstanding at March 31, 1998.

(5) The increase in Additional paid-in capital reflects the value of the Warrants issued in the Unit Offering.

                            SELECTED FINANCIAL DATA

    The following selected financial data should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein. The selected financial data for the nine months ended September 30, 1995 and the fiscal years ended September 30, 1996 and September 30, 1997 are derived from financial statements of the Company which have been audited by Arthur Andersen LLP, independent public accountants and included elsewhere herein. The selected financial data for the fiscal year ended December 31, 1994 are derived from financial statements of the Company, which have been audited by Arthur Andersen LLP, independent public accountants and are not presented separately herein. The selected financial data for the fiscal year ended December 31, 1993 and the six-month periods ended March 31, 1997 and March 31, 1998 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the six months ended March 31, 1998 are not necessarily indicative of the results to be expected for any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                                 NINE                              SIX
                                                        YEAR         YEAR       MONTHS      YEAR       YEAR      MONTHS
                                                        ENDED        ENDED       ENDED      ENDED      ENDED      ENDED
                                                      DEC. 31,     DEC. 31,    SEPT. 30,  SEPT. 30,  SEPT. 30,  MAR. 31,
                                                        1993         1994       1995(1)     1996       1997       1997
                                                     -----------  -----------  ---------  ---------  ---------  ---------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Revenues...........................................   $   3,254    $   6,524   $   8,738  $  10,374  $  17,400  $   8,926
Costs and expenses:
  Cost of revenues.................................       2,536        5,192       7,292      8,599     13,902      6,847
  Selling, general and administrative..............         618        1,373       1,213      3,187      6,036      2,882
  Depreciation and amortization....................          41           59          68        219        472        296
  Research and development.........................      --           --              34         57     --         --
                                                     -----------  -----------  ---------  ---------  ---------  ---------
  Total costs and expenses.........................       3,195        6,624       8,607     12,062     20,410     10,026
                                                     -----------  -----------  ---------  ---------  ---------  ---------
Income (loss) from operations......................          59         (100)        131     (1,688)    (3,010)    (1,100)
  Interest income..................................      --           --          --            121         72         43
  Interest expense.................................           5          (30)        (73)       (99)      (177)       (17)
  Write-off of debt issuance costs.................      --           --          --           (257)    --         --
                                                     -----------  -----------  ---------  ---------  ---------  ---------
Income (loss) before taxes.........................          54         (130)         58     (1,923)    (3,115)    (1,074)
(Benefit from) provision for taxes.................           3           14          19     --         --         --
                                                     -----------  -----------  ---------  ---------  ---------  ---------
Net income (loss)..................................   $      51    $    (144)  $      39  $  (1,893) $  (3,115) $  (1,074)
                                                     -----------  -----------  ---------  ---------  ---------  ---------
                                                     -----------  -----------  ---------  ---------  ---------  ---------
Net earnings (loss) per share(4)...................   $     .06    $   (0.11)  $    0.02  $   (0.72) $   (1.01) $   (0.35)
                                                     -----------  -----------  ---------  ---------  ---------  ---------
                                                     -----------  -----------  ---------  ---------  ---------  ---------
Weighted average shares outstanding................         863        1,294       1,725      2,633      3,075      3,042
                                                     -----------  -----------  ---------  ---------  ---------  ---------
                                                     -----------  -----------  ---------  ---------  ---------  ---------
OTHER FINANCIAL DATA:
EBITDA(2)..........................................   $     100    $     (41)  $     199  $  (1,605) $  (2,465) $    (804)
Ratio of earnings to fixed charges(3)..............      2.35:1       --          1.58:1     --         --         --
Deficiency of earnings to cover fixed charges(3)...      --        $    (130)     --      $  (1,923) $  (3,115) $  (1,074)$(871)

                                                         SIX
                                                       MONTHS
                                                        ENDED
                                                      MAR. 31,
                                                        1998
                                                     -----------
STATEMENT OF OPERATIONS DATA:
Revenues...........................................   $   9,091
Costs and expenses:
  Cost of revenues.................................       5,857
  Selling, general and administrative..............       3,479
  Depreciation and amortization....................         506
  Research and development.........................      --
                                                     -----------
  Total costs and expenses.........................       9,844
                                                     -----------
Income (loss) from operations......................        (752)
  Interest income..................................           8
  Interest expense.................................        (126)
  Write-off of debt issuance costs.................      --
                                                     -----------
Income (loss) before taxes.........................        (871)
(Benefit from) provision for taxes.................      --
                                                     -----------
Net income (loss)..................................   $    (871)
                                                     -----------
                                                     -----------
Net earnings (loss) per share(4)...................   $   (0.25)
                                                     -----------
                                                     -----------
Weighted average shares outstanding................       3,448
                                                     -----------
                                                     -----------
OTHER FINANCIAL DATA:
EBITDA(2)..........................................   $    (246)
Ratio of earnings to fixed charges(3)..............      --
Deficiency of earnings to cover fixed charges(3)...

                                                                                 NINE                              SIX
                                                        YEAR         YEAR       MONTHS      YEAR       YEAR      MONTHS
                                                        ENDED        ENDED       ENDED      ENDED      ENDED      ENDED
                                                      DEC. 31,     DEC. 31,    SEPT. 30,  SEPT. 30,  SEPT. 30,  MAR. 31,
                                                        1993         1994       1995(1)     1996       1997       1997
                                                     -----------  -----------  ---------  ---------  ---------  ---------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                                                                        SEPTEMBER 30,
                                                      DEC. 31,     SEPT. 30,   -------------------------------  MAR. 31,
                                                        1993         1994        1995       1996       1997       1997
                                                     -----------  -----------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Cash and cash equivalents.......................................   $       3    $      68   $     222  $   2,342  $   2,401
Working Capital.................................................          79          330         180      3,468      1,981
Other assets....................................................         149          210         460      2,666      4,149
Total assets....................................................         881        1,368       2,962      7,810     11,025
Current liabilities.............................................         654          828       2,322      1,675      4,896
Long-term liabilities...........................................          23          313         341         45      1,115
Stockholders' equity............................................         204          227         299      6,090      5,014

                                                         SIX
                                                       MONTHS
                                                        ENDED
                                                      MAR. 31,
                                                        1998
                                                     -----------

BALANCE SHEET DATA:
Cash and cash equivalents.......................................   $     985
Working Capital.................................................        (143)
Other assets....................................................         364
Total assets....................................................       9,928
Current liabilities.............................................       4,788
Long-term liabilities...........................................        1074
Stockholders' equity............................................       4,066

BALANCE SHEET DATA:
Cash and cash equivalents.......................................
Working Capital.................................................
Other assets....................................................
Total assets....................................................
Current liabilities.............................................
Long-term liabilities...........................................
Stockholders' equity............................................

------------------------

(1) The Company changed its fiscal year end from December 31 to September 30 in 1995. Consequently, the 1995 fiscal year consisted of nine months.

(2) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, should not be considered as a substitute for net income or net loss as an indicator of the Company's operating performance or cash flow as a measure of liquidity, and should be examined in conjunction with the Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus.

(3) Ratio of earnings to fixed charges is defined as pre-tax income divided by fixed charges. Fixed charges consist of interest on debt and the interest component of rent expense (deemed to be one-third of the total).

(4) Presented in accordance with the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" and represents both basic and diluted earnings (loss) per share amounts. See "Financial Statements".

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

    The Company was founded in 1989 by Marc H. Bell as NAFT International Ltd. ("NAFT"). From 1989 to 1994 the Company acted as a Value-Added Reseller primarily providing custom computer hardware and software solutions for desktop publishing. The Company specialized in Atex to Mac conversions and worked with most major publishing houses and advertising agencies including Time Warner and Ogilvy & Mather. In July 1994, PFM Technologies Corp., a company organized by Mr. Bell, acquired the assets and liabilities of NAFT and its affiliated corporations in a tax-free exchange of common stock. By 1995 the Company's management recognized information delivery to the desktop as an attractive business opportunity and began to re-shape its business strategy for the future. In September 1995, the Company was reincorporated by merger into Bell Technology Group Ltd., a Delaware corporation, with a focus on entering Internet and Internet-related businesses. The Company began to offer Internet access to business customers in December 1995 and had grown its customer base to over 80 large and medium size business customers by the end of 1996. In 1997 the Company began to capitalize on its expertise in cutting-edge Internet technologies to provide one-stop Internet solutions for large enterprises and as of May 31, 1998 had grown its Internet services customer base of medium and large businesses to over 570 clients. On June 1, 1998, the Company changed its name to Globix Corporation.

    Prior to 1996, the Company's revenues consisted almost exclusively of sales of computer hardware and software and desktop publishing services. Since 1996, the Company has reshaped its sales of computer hardware and software from mass-marketed computer desktop solutions to higher-end workstation, web and database servers and software for sophisticated commercial Internet solutions. In addition, the Company has significantly grown several new components of revenue including Internet access, interactive development and instructor-led training. Commencing in the fiscal year ended September 30, 1996, the Company began segment reporting of revenue. The Company divided its operations for segment reporting purposes into two divisions: (i) the "Computer Products Sales and Services Division," which provides value-added systems and network integration and (ii) the "Internet and Media Development Division," which provides high bandwidth dedicated Internet access, web hosting and co-location facilities, interactive development--digital web design, web implementation and 3-dimensional computer animation, and instructor-led training. The Company expects that the Internet and Media Development Division will continue to grow as a percentage of revenues. At the same time, the Company intends to continue to emphasize hardware and software sales of the higher-margin workstation, web and database server and software components complementary to its sophisticated Internet solutions.

    The Company historically has experienced negative cash flow from operations and incurred net losses. The Company's ability to generate positive cash flow from operations and achieve profitability is dependent upon the Company's ability to continue to grow its revenue base and achieve further operating efficiencies. For the fiscal years ended September 30, 1996 and 1997, the Company generated negative operating cash flows of approximately $1.9 million and approximately $2.5 million, respectively, and incurred net losses of approximately $1.9 million and approximately $3.1 million, respectively. For the six-months ended March 31, 1998, the Company generated positive operating cash flow of approximately $703,000 and incurred a net loss of approximately $871,000. The Company believes its SuperPOP infrastructure will enable it to achieve further economies of scale as it continues to expand its customer base. However, there can be no assurance that the Company will be able to achieve or sustain revenue growth, positive cash flow or profitability in the future. As of March 31, 1998, the Company had generated an accumulated deficit of approximately $6.0 million.

RESULTS OF OPERATIONS

    FOR THE SIX MONTHS ENDED MARCH 31, 1998 AND 1997

    REVENUES. Consolidated Revenues for the six months ended March 31, 1998 increased approximately 2% from approximately $8,936,000 to approximately $9,091,000. Revenues from the Computer Products Sales and Service segment for the six months ended March 31, 1998 decreased approximately 21%, from approximately $7,981,000 to approximately $6,308,000. As previously stated, the Company is actively de-emphasizing sales of lower-end and the more popular brands of hardware where price competition is intense and profit margins are low, in favor of software and Internet related sales which tend to produce better profit margins. This trend should continue. The Company intends to focus its future operations primarily in the areas of Internet related activities such as web hosting, co-location, sales of high-end computer products and systems, specialized computer programs (such as Alias, Softimage, etc.), training, interactive development and web site development. Sales from the Internet and Media Development segment for the six months ended March 31, 1998 increased approximately 190%, from approximately $955,000 to approximately $2,768,000.

    COST OF REVENUES. Cost of Revenues for the six months ended March 31, 1998 were approximately $5,858,000 or 64% of Revenues as compared to approximately $6,941,000, or approximately 78% of Revenues for the comparable period in fiscal 1997. Cost of Revenues from the Computer Products and Services segment for the six months ended March 31, 1998 were approximately $5,122,000, or approximately 81% of Revenues for the comparable period in fiscal 1997. Cost of Revenues for the Internet and Media Development segment for the six months ended March 31, 1998 were approximately $736,000, or approximately 27% of Revenues, as compared to approximately $360,000, or approximately 38% of Revenues, for the comparable period in fiscal 1997. The increase in gross profit margin was due to an increased percentage of sales from sales of services (including Internet services) and computer programs that generate higher profit margins, rather than sales of products. In addition, sales of more sophisticated computer systems that required greater pre-sales and after market customer assistance generated higher gross profit margins.

    SELLING, GENERAL AND ADMINISTRATIVE. For the six months ended March 31, 1998, Selling, General and Administrative expenses increased from approximately $2,882,000, or approximately 32% of sales, to approximately $3,479,000, or 38% of sales. The increase in 1998 is due to an increase in payroll, primarily for corporate management personnel and Internet and computer program sales personnel, and technicians and engineers in anticipation of the Company's future expansion. In addition, in the second quarter of 1998, the Company recorded a reserve of $150,000 for a possible additional New York State Sales and Use tax liability. The Company is diligently working with New York State Taxation and Finance to resolve the matter.

    NET LOSS. For the six months ended March 31, 1998, the Company incurred a net loss of approximately $871,000, or $.25 per share, as compared to a net loss of approximately $1,074,000, or $.35 per share.

    FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER
     30, 1996

    SEGMENT RESULTS. The Company's activities presently fall into two main segments. One segment consists of computer product sales, service, network installation and maintenance. The second segment consists of all Internet related activities, including Internet access, web hosting, co-location, web design and interactive CD ROM design and preparation. The following table details segment information:

                                                                        COMPUTER
                                                                        PRODUCTS       INTERNET
                                                                           AND        AND MEDIA
                                                                      SERVICE SALES  DEVELOPMENT    CONSOLIDATED
                                                                      -------------  ------------  --------------
FISCAL YEAR ENDED SEPTEMBER 30, 1997
Sales to unaffiliated customers.....................................  $  14,986,417  $  2,413,538  $   17,399,955
Operating loss......................................................        378,647        84,632     3,010,234(1)
Identifiable assets.................................................      5,781,580     2,105,207    11,024,988(2)
FISCAL YEAR ENDED SEPTEMBER 30, 1996
Sales to unaffiliated customers.....................................  $   9,732,322  $    641,342  $   10,373,664
Operating loss......................................................        267,482       359,751     1,688,721(1)
Identifiable assets.................................................      3,442,760     1,132,253     7,809,782(2)

------------------------

(1) Includes $2,546,955 for the fiscal year ended September 30, 1997 and $1,061,488 for fiscal year ended September 30, 1996 of unallocated corporate overhead including executive salaries of $616,034 for fiscal year ended September 30, 1997 and $389,000 for fiscal year ended September 30, 1996 and overhead including rent, payroll charges for administrative staff including accounting, human resources, MIS and other support personnel and professional fees.

(2) Including corporate assets not allocable to a particular segment of $3,138,201 and $3,234,769 for the fiscal years ended September 30, 1997 and 1996, respectively.

    REVENUES. Consolidated revenues for the fiscal year ended September 30, 1997 increased 68% to approximately $17.4 million from approximately $10.4 million for the fiscal year ended September 30, 1996. This increase was primarily driven by growth in both the Computer Product Sales and Services Division and the Internet and Media Development Division. Revenue from the Computer Products Sales and Service Division increased 54% to approximately $15.0 million for the fiscal year ended September 30, 1997 from approximately $9.7 million for the fiscal year ended September 30, 1996. The Internet and Media Development Division increased sales by 277% to approximately $2.4 million for the fiscal year ended September 30, 1997 from approximately $0.6 million for the fiscal year ended September 30, 1996. The Company anticipates that the growth, if any, in revenues from Computer Product Sales and Services Division will be at a much lower rate in the coming fiscal year, and that revenues from the Internet and Media Development Division will continue to increase as a percentage of total revenues. The Company continues to emphasize products sales of higher-end workstations, web and database servers and software associated with its sophisticated commercial Internet solutions.

    COST OF REVENUES. Cost of revenues were approximately $13.9 million or 80% of revenues for the fiscal year ended September 30, 1997 as compared to approximately $8.6 million or 83% of revenues for the fiscal year ended September 30, 1996. Cost of revenues decreased as a percentage of revenues primarily due to the increase in higher margin revenue from the Internet and Media Development Division. In addition, revenue from the sales of higher-end workstations, web and database servers and software also generated higher gross profit margins. The Company expects this trend to continue as it continues to focus on high margin hardware and software sales and its Internet and Media Development Division.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, General and Administrative expenses increased to approximately $6.0 million for the fiscal year ended September 30, 1997 from approximately $3.2 million for the fiscal year ended September 30, 1996. As a percentage of revenues, Selling, General and Administrative expenses increased to 35% for the fiscal year ended September 30, 1997 from 31% for the fiscal year ended September 30, 1996. This increase as a percentage of revenues is the result of increasing the sales, marketing, technical and administrative personnel associated with the growth in revenues during the fiscal year. The Company expects this expense as a percentage of total revenues to level off and even decrease slightly as revenues for the Internet and Media Development Division continue to grow.

    NET LOSS. For the fiscal year ended September 30, 1997, the Company incurred a net loss of approximately $3.1 million, or $1.01 per share, as compared to a net loss of approximately $1.9 million, or $0.72 per share, for the fiscal year ended September 30, 1996. During the fourth quarter of fiscal year 1997, the Company established an additional reserve of $360,000 for Returned Merchandise Allowances to properly reflect the value of its receivables from vendors of merchandise to the Company. The Company considers this event to be non-recurring and any such future write-offs to be significantly lower. The Company also increased its allowance for doubtful accounts by $50,000.

    FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO THE FISCAL YEAR (NINE
     MONTHS)
     ENDED SEPTEMBER 30, 1995

    The financial statements contain results of operations for the twelve month period ended September 30, 1996 and the nine month period ended September 30, 1995. The Company completed its Initial Public Offering in January 1996. These facts should be considered in reading the following discussion.

    REVENUES. Consolidated revenues for the fiscal year ended September 30, 1996 increased to approximately $10.4 million from approximately $8.7 million for the nine months ended September 30, 1995. While the Company's actual revenues are not steady on a month-by-month basis, average monthly revenues (for comparison purposes only) in fiscal year 1996 were approximately $864,000 as compared to average monthly revenues of approximately $971,000 in fiscal year 1995. This decline in average monthly revenue is due to the substantial reduction in the sales of Apple computer products. The Company replaced these sales in part with sales of other computer products and sales of Internet-related service and training.

    COST OF REVENUES. Cost of revenues were approximately $8.6 million or 83% of revenues for the fiscal year ended September 30, 1996 as compared to approximately $7.3 million or 83% of revenues for the nine months ended September 30, 1995. Cost of revenues remained constant as a percentage of revenues as result of improvements in the Company's gross profit margin from Internet-related sales being offset by expenses associated with the relocation of the Company's operations in the fourth quarter of fiscal year 1996.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, General and Administrative expenses increased to approximately $3.2 million for the fiscal year ended September 30, 1996 from approximately $1.2 million for the nine months ended September 30, 1995. Within this category, a substantial portion of such costs were related to payroll. The monthly payroll increased from approximately $100,000 for the month of October 1995 to approximately $307,000 for the month of October 1996. The increase in payroll was due primarily for administrative personnel, sales personnel, technicians and engineers in all areas of operations.

    NET LOSS. For the fiscal year ended September 30, 1996, the Company incurred a net loss of approximately $1.9 million or $0.72 per share, as compared to net income of approximately $39,000, or $0.02 per share, for the nine months ended September 30, 1995.

LIQUIDITY AND CAPITAL RESOURCES.

    The Company and its subsidiaries have entered into a Restated Security Agreement with NationsCredit Distribution Finance, Inc. ("Nations") pursuant to which Nations will make certain advances to the Company to be used to finance its accounts receivable and inventory. The amount available under this arrangement is based upon the balance of collateral available that is 80% of its current qualifying accounts receivable and 50% of its inventory. As of March 31, 1998, the Company had a credit line available of $2.0 million, of which $1.9 million was outstanding. Such obligation is secured by a continuing security interest in the assets of the Company and its subsidiaries. The borrowings bear interest at the prime rate plus 1.75%. On April 30, 1998, the Company repaid approximately $1.9 million of the $2.0 million currently outstanding with Nations with proceeds of its Existing Notes Offering.

    In December 1997, the Company received a $1,000,000 credit line from Cisco Systems Capital Corporation ("CSC") to lease Cisco Systems products and associated peripherals. The credit line is available to the Company for a period of 180 days, is to be repaid over a 36-month period and is subject to quarterly financial review by CSC. The Company may not purchase more than $500,000 on the credit line during any three-month period. As of March 31, 1998, the Company had used approximately $65,000 of this credit line. At the end of the lease term, the Company has the option of purchasing the equipment for $1.

    The Company had a negative cash flow of approximately $1,419,000 for the six months ended March 31, 1998. This resulted in part from cash provided by operations of approximately $703,000 which represents the net loss of approximately $871,000, the decrease in accounts receivable of approximately $324,000 (offset by the increase in accounts payable of approximately $544,000 and the decrease of accrued expenses of $241,000). In addition, the Company purchased property and equipment in the amount of approximately $1,551,000. The significant increase in capital expenditures resulted from the Company's continuing focus on the development of its Internet related activities which included the purchase of servers, routers, cabinets, monitors and other equipment necessary to create and expand the equipment used to host web sites. The negative cash flow and purchases of property and equipment resulted in a decrease in working capital from approximately $1,981,000 at September 30, 1997 to approximately ($143,000) at March 31, 1998 and a decrease in the current ratio from 1.40 to 1 at September 30, 1997 to .97 to 1 at March 31, 1998. The decrease in prepaid expenses and other current assets is mainly the result of the inclusion of $600,000 of proceeds from the Company's private placement in September 1997 as a receivable as of September 30, 1997. Such $600,000 was received in October 1997.

    RECENTLY ISSUED ACCOUNTING STANDARDS. In the first quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", which requires the presentation of both basic and diluted earnings per share on the face of the Consolidated Statements of Operations. Options and warrants are not included in the calculation of diluted earnings per share if the effect would be antidilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented.

    Net loss per share under the provisions of SFAS No. 128 for periods prior to the first quarter of fiscal 1998 did not differ from the net loss per share as reported in those prior periods.

    The following table summarizes securities that were outstanding as of March 31, 1998 and 1997, but not included in the calculation of diluted net loss per share because such shares are antidilutive.

                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
Options.....................................................................................    926,564    257,564
Warrants....................................................................................    695,933    661,150

                                    BUSINESS

OVERVIEW

    Globix is an Internet service provider engaged in the design, construction and provision of sophisticated Internet-based solutions for large and medium size business enterprises. The Company currently operates a "SuperPOP" facility in New York City and is planning to construct and operate SuperPOPs in London and San Francisco. A SuperPOP is a high-capacity Internet data center offering dedicated Internet access, web hosting and co-location facilities to a large concentration of customers in a focused geographic area. The Company considers itself a primary source for "one-stop shopping" for innovative, cutting-edge Internet technology for Fortune 1000 companies. The Company provides one-stop Internet solutions to its customers which include: (i) high bandwidth dedicated Internet access, web hosting and co-location facilities, (ii) value-added systems and network integration, (iii) interactive development--digital web design, web implementation and 3-dimensional computer animation and (iv) instructor-led corporate training. Globix currently serves over 570 large and medium size Internet services business customers, including CNBC/Dow Jones Business Video, General Media International Inc. (Penthouse Magazine) and Ogilvy & Mather.

INDUSTRY BACKGROUND

    The emergence of the Internet and the widespread adoption of IP as a data transmission standard in the 1990's, combined with deregulation of the telecommunications industry and advances in telecommunications technology, have significantly increased the attractiveness of providing data communication applications and services over public networks. At the same time, growth in client/server computing, multimedia personal computers and on-line computing services and the proliferation of networking technologies have resulted in a large and growing group of people who are accustomed to using networked computers for a variety of purposes, including e-mail, electronic file transfers, on-line computing and electronic financial transactions. Consequently, the availability of an expansive variety of compelling business and consumer applications over the Internet has attracted a large number of consumer and business users, making Internet access services one of the fastest growing segments of the $218 billion telecommunications services market.

    As a result of this growing Internet audience, businesses have discovered that the Internet provides a valuable marketing forum and can enhance communications with customers and geographically distributed offices and business partners, as well as allowing them to quickly reduce operating costs, access valuable information and reach new markets. Businesses, having grown increasingly accustomed to utilizing the Internet for mission critical applications, such as sales, customer service and project coordination, are seeking a variety of enhanced solutions to take even greater advantage of the Internet. The proliferation of Internet services offered and the growth in mission-critical Internet applications are driving an increase in the complexity of commercial Internet sites. In order to ensure the quality, reliability, availability and redundancy of these Internet operations, corporate information technology ("IT") departments must make substantial investments in developing Internet expertise and infrastructure. As a result, corporate IT departments are increasingly seeking collaborative outsourcing arrangements that can increase performance, provide continuous operation of their Internet solutions and reduce Internet operating expenses. This demand has resulted in the emergence of a rapidly growing ISP industry, including regional ISPs, national ISPs, and larger IT outsourcing firms, which offer products and services designed to address enterprises' outsourcing needs.

    Total ISP revenues in the United States are projected to grow from $3.3 billion in 1996 to over $18 billion in 2000, according to IDC. Today, businesses represent the largest and fastest growing segment of the Internet market. IDC predicts that U.S. corporate access revenues will grow from approximately $1.9 billion in 1996 to over $6.6 billion in 2000. In addition, IDC predicts that enhanced Internet services, such

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as web hosting, security, e-commerce, virtual private networks and advanced
Internet applications, are expected to grow from approximately $126 million in 1996 to over $7 billion in 2000.

    The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 4,000 ISPs operating within the United States. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of small providers with limited resources focused on serving local markets. However, the solutions offered by these companies fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable and high performing. For example, regional ISPs lack the geographically-distributed data centers necessary to deliver content using replication or caching technologies, which are becoming increasingly important as Internet usage and bandwidth demands increase. National ISPs focus on providing Internet access and generally have not developed sophisticated and reliable server management capabilities. The increasingly complex needs of larger service enterprises for Internet technology are rarely met by either large national ISPs that focus on access or the small local ISPs that have limited resources to provide innovative Internet solutions.

THE GLOBIX SOLUTION

    The Company believes the increasingly complex needs of larger enterprises for Internet technology are underserved by both the large national ISPs and the smaller local ISPs. Globix believes it bridges this gap by providing end-to-end Internet solutions--one-stop solutions for large enterprises--through the combination of a high capacity, reliable SuperPOP infrastructure, expertise in sophisticated Internet technologies and VAR status of leading-edge hardware and software. This unique capacity to fulfill the specific needs of larger enterprises is what makes Globix a "Total Business Solutions Provider" and has enabled it to win major customers within the ranks of the Fortune 1000 in the intensely competitive ISP market, while maintaining a customer retention rate of over 95%.

    Through its SuperPOP, the Company offers high capacity dedicated Internet access, as well as web hosting and co-location facilities. The Company's SuperPOP is directly linked to the Internet backbone via multiple high bandwidth connections. In the event that one of these connection fails, re-routing to an alternate connection is instantaneous and invisible to the customer. The Company provides high-speed, collision free service by maintaining bandwidth which significantly exceeds the typical requirements of its entire customer base. This extensive buffer assures smooth, rapid access even to sites with extraordinary, burstable traffic. To support its large clients, the Company has invested heavily in its NOC, which is monitored 24 hours a day, 7 days a week to assure all connections, servers and other systems are performing to specifications. The Company's engineers, programmers and system administrators continually review operations to ensure server, router and software integrity within the SuperPOP.

    Globix's expertise in leading innovative Internet technologies includes: (i) the customization and integration of high-powered servers for Web and database applications, (ii) design of switched and/or router-based networks, (iii) design and maintenance of firewall and security protection, (iv) programming and customization of commercial application-specific software, (v) web design, including HTML and VRML and 3-dimensional computer animation and (vi) customized application-specific training. The Company has developed many proprietary turn-key solutions for its clients including Internet commerce applications, Internet security applications and 3-dimensional computer animation solutions. In providing complete Internet solutions, the Company maintains the status of a VAR of leading Internet hardware and software technologies from manufacturers such as Sun Microsystems, Inc., Silicon Graphics, Inc., Compaq Computers, Inc., Cisco Systems, Inc., Microsoft Corporation, Netscape Corporation and Checkpoint Software Corp.

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BUSINESS STRATEGY

    The key elements of the Company's business strategy include:

    PROVIDE SOPHISTICATED ONE-STOP INTERNET SOLUTIONS TO LARGE ENTERPRISES. The Company considers itself a primary source for "one-stop shopping" for innovative, cutting-edge Internet technology for Fortune 1000 companies. The Company provides to its customers one-stop Internet solutions which include: (i) high bandwidth dedicated Internet access, web hosting and co-location facilities
(ii) value-added systems and network integration, (iii) interactive development--digital web design, web implementation and 3-dimensional computer animation and (iv) instructor-led corporate training. The Company believes that the combination of its SuperPOP infrastructure, expertise in sophisticated Internet technologies and VAR status of leading-edge hardware and software will enable it to continue to win the confidence and business of large enterprise-scale clients.

    TARGET LARGE BUSINESS ENTERPRISES TYPICALLY UNDERSERVED BY BOTH LARGE AND SMALLER ISPS. The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 4,000 ISPs operating within the United States. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of small providers focused on serving local markets with very limited resources. The Company believes that the increasingly complex needs of larger enterprises for Internet technology are rarely met by either the large national ISPs who primarily focus on access or the small local ISPs who have limited resources to provide innovative Internet solutions. Globix's strategy is to bridge this gap by providing total end-to-end Internet solutions-- one-stop solutions for large enterprises--through the combination of a high capacity, reliable SuperPOP infrastructure, expertise in sophisticated Internet technologies and VAR status of leading-edge hardware and software. This unique capacity to fulfill the specific needs of larger enterprises is what makes Globix a "Total Business Solutions Provider" and has enabled Globix to win major customers in the ranks of the intensely competitive ISP market, while maintaining a customer retention rate of over 95%. Since initiating internet service in December 1995 the Company has rapidly grown its customer base to over 570 customers.

    LEVERAGE SUPERPOP INFRASTRUCTURE TO ACHIEVE HIGHER OPERATING
EFFICIENCIES. The Company believes that by locating its SuperPOP infrastructure in large urban business centers, it can achieve significant operating efficiencies. Through its SuperPOP in lower Manhattan, the Company was able to generate positive operating cash flow for the six months ended March 31, 1998 with a customer base of over 490 medium to large Internet customers. Because of the fixed cost nature of the high capacity SuperPOP infrastructure, the Company expects to achieve higher operating efficiencies as it expands its customer base. The Company believes that building a single, high capacity SuperPOP in a target urban market will enable it to achieve greater operating efficiencies than operators who must build or lease a vast network of POP facilities to accommodate their customer bases. The Company believes that the resulting competitive pressure on other ISPs will permit the Company to become a major consolidator in these marketplaces.

    EXPAND FROM NEW YORK CITY INTO OTHER GLOBAL BUSINESS AND FINANCIAL
CENTERS. The Company has grown revenues to approximately $17,400,000 for the fiscal year ended September 30, 1997 and has over 570 large and medium size enterprise Internet clients as of May 31, 1998. The Company sees extremely attractive expansion opportunities in large business and financial centers all over the world. Due to its large number of national and multi-national clients, Globix believes that by building SuperPOPs in London and San Francisco it can immediately pick-up additional Internet service revenue from its current customer base. Furthermore, the Company believes each of these cities, similar to New York, is a dynamic marketplace for large enterprise clients and offer significant potential for expanding the Company's customer base.

    TAKE ADVANTAGE OF SIGNIFICANT CONSOLIDATION OPPORTUNITIES IN THE HIGHLY FRAGMENTED ISP MARKET. Due to the highly fragmented nature of the ISP industry, the Company believes there are significant acquisition opportunities in each of the marketplaces in which Globix may rapidly grow its customer base. Serving the

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ever-increasing Internet needs of large and medium size businesses is becoming a daunting challenge for hundreds of small, local business ISPs. The Company believes that many of these operators may have little choice but to affiliate with or join larger providers. The Company further believes that the resulting competitive pressure on other ISPs will permit the Company to become a major consolidator in these marketplaces. Globix plans to quickly integrate the operations of any acquired ISPs into its SuperPOP in order to grow its revenue base and spread its costs over a larger customer base.

SERVICES

    The Company provides one-stop Internet solutions that include: (i) high bandwidth dedicated Internet access, web hosting and co-location facilities,
(ii) value-added systems and network integration, (iii) interactive development--digital web design, web implementation, 3-dimensional computer animation, and (iv) instructor-led corporate training.

HIGH BANDWIDTH DEDICATED INTERNET ACCESS, WEB HOSTING AND CO-LOCATION FACILITIES

    DEDICATED INTERNET ACCESS. The Company provides high bandwidth Internet access to its clients. The Company's customers, typically with medium to large-sized local area networks ("LAN") and wide area networks ("WAN"), require bandwidth far greater than available through the use of conventional modems. Dedicated Internet access allows for a faster and more reliable connection to the Internet which results in more rapid data transfer rates. The Company offers dedicated Internet access to commercial entities over a variety of connection speeds, from 56Kbps to T-1 (1.54Mbps) to T-3 (45Mbps) connectivity.

    Part of the consultation process with the Company's clients includes evaluating and selecting the bandwidth for their Internet needs. Globix connects its clients to its SuperPOP infrastructure through the provision of a dedicated local loop arranged through one of the Company's preferred local exchange carriers. At its SuperPOP, the Company provides its clients with Internet connectivity through its multiple high bandwidth connections to the Internet backbone. In the event that one of these backbone connections fails, re-routing to an alternate is instantaneous and invisible to the customer.

    The Company provides high-speed, collision-free service by maintaining bandwidth which significantly exceeds the typical requirements of its entire customer base. This extensive buffer assures smooth, rapid access even to sites with extraordinary, burstable traffic. To support its large clients, the Company has invested heavily in its NOC, which is monitored 24 hours a day, seven days a week to assure all connections, servers and other systems are performing to specifications. The Company's engineers, programmers and system administrators continually review operations to ensure server, software and router integrity within the SuperPOP.

    Each of the Company's customers receives an Internet IP address, domain name service ("DNS") and 24-hour unrestricted access to the Internet. The Company derives dedicated Internet access revenues from initial connection charges and recurring monthly service fees, both of which vary directly with the bandwidth chosen and utilized. The Company periodically consults with its customers to assess and evaluate their ongoing bandwidth requirement and increase or modify it, if necessary.

    WEB HOSTING AND CO-LOCATION. The primary need for Internet access of many of the Company's clients is to distribute content as much as to gather content. Such web distribution is usually done via a web site, from which a client can serve HTML pages, images and "media-rich" content (such as audio and video). To this end, the Company offers two distinct services, web hosting and co-location, which are ideally suited for providing the widespread dissemination of information over the Internet.

    Web hosting can be defined as housing a client's content (i.e., web pages) on the Company's servers and software. Web hosting is an ideal solution for clients who want to "publish" web pages on the Internet without purchasing, configuring, maintaining and administrating the sophisticated hardware and software

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necessary. Due to economies of scale, Globix can generally offer web hosting solutions far more sophisticated than clients can provide for themselves for equivalent economies. With its staff of Internet engineers and system administrators, the Company offers multiple platforms for web hosting and development, including both Unix and NT operating systems. These hosting servers are located within the Company's SuperPOP infrastructure and make use of the SuperPOP's multiple high bandwidth connections to the Internet backbone. File structure directories, DNS and security privileges are set-up for clients on the Company's hosting servers, thus enabling clients to remotely "publish" their content for distribution over the Internet. Network and systems administration and maintenance, DLT tape back-ups and security are all provided by the Company. The Company is continually developing new and unique approaches to web hosting solutions for its clients. Web hosting generates recurring revenue through monthly fees to clients based upon the amount of data transferred to and from their web site. Data transfer amounts are associated with the size and complexity of a client's web site, the popularity of and traffic to that site and the functionality of a site.

    Co-location services, unlike web hosting, allow a customer wishing to "publish" web pages on the Internet to house its own dedicated hardware and software within the Company's SuperPOP. Co-location customers typically are larger enterprises employing more sophisticated Internet solutions within their day-to-day operations. The Company provides its co-location customers with physical facilities, including web racks for housing servers, and high bandwidth dedicated Internet access through its SuperPOP infrastructure. Customers have remote access to their servers to remotely "publish" their web site content for distribution over the Internet. The Company's co-location clients have access to the SuperPOP for the purpose of administrating their own equipment, or they may engage the Company to provide administration and maintenance. The Company derives recurring revenues from co-location through both monthly rental fees charged for the use of physical facilities and monthly service fees for the amount of data transferred to and from their web site.

VALUE ADDED SYSTEMS AND NETWORK INTEGRATION

    The Company's philosophy is to offer hardware, software and network components integrated into complete Internet solutions. These integrated solutions are well suited to complement the Company's Internet access services. They are designed to enable the Company's clients to communicate more effectively, efficiently and securely within their own organizations (via Intranets) as well as outside their organization (via Internet and Extranets). The Company's primary integration activities include local and wide area network (LAN & WAN) configuration, web and database server integration and application-specific software solutions. To deliver these solutions the Company utilizes its expertise and familiarity with networking hardware, high end web and database servers and computer software. The result is a turn-key Internet solution which empowers the Company's clients to fully exploit the Internet as a communications medium.

    The Company's integrated Internet solutions generally include networking components, high end servers and leading application software. The Company uses networking components, including routers and switches, from leading manufacturers such as Cisco Systems and 3COM. The Company's staff of networking consultants is able to consult with a client on the options available to achieve the desired goal, sell and then execute the configuration of complex network architecture. The Company's server solutions can vary in functionality from delivering email to an individual within a corporate LAN to delivering a sophisticated, media-rich web site on the Internet to thousands of viewers. With authorizations to sell servers from manufacturers such as Sun Microsystems, Compaq, Silicon Graphics and others, the Company is able to deliver the optimal server solution for the client's application, including configuration, maintenance and service of that server. The Company also provides application-specific software solutions from a variety of leading manufacturers, including Microsoft, Netscape and Oracle. The Company believes that its ability to provide value-added system and network integration is a key element of differentiating its complete Internet solutions in the increasingly competitive ISP market.

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    INTERACTIVE DEVELOPMENT.  The Company's interactive capabilities focus on the development of complex web sites, utilizing tools such as HTML, VRML, 3-dimensional computer animation, compositing, motion capture and rendering. The Company works with content providers such as marketing firms, end users and production companies to provide technical, design and execution services. A dedicated team of expert production, design and management personnel handle large scale multi-media projects.

    WEB DEVELOPMENT. The Company's Internet model is structured around development, as opposed to full-service interactive agency model. The focus is on an execution of Internet and Intranet initiatives. The Company designs internal communications products used by businesses for computer based in-house training and Intranet development. Most recently, the Company has leveraged its Internet knowledge and instructional design expertise to develop interactive training applications with rich multi-media content for delivery over corporate Intranets. The Company recently completed an Intranet based interactive training program utilizing Macromedia Shockwave technology for an international pharmaceutical company. Two important Web-based solutions the Company has developed and popularized are commerce and video streaming.

    COMMERCE SOLUTIONS. The Company offers commerce-enabling solutions for its web-hosting and co-location customers. A "shopping cart" program is available for those customers looking to sell products, where, as in a retail store, their clients browse through several products and choose to put some in their "shopping cart" for purchase. This database driven technology is very flexible, allowing the Company's clients to change products and prices easily and cost-effectively. The Company also offers credit card authorization and processing solutions that enable its customers to accept payment directly over the Internet. This is accomplished through a Cybercash Server maintained by the Company. This server can interface with any of the Company's web hosting or co-location clients, allowing them to offer their clients a Secured Socket Layer ("SSL") environment to type a credit card number in a browser for the purpose of conducting a business transaction. Whether selling hard goods or membership services, the Company has helped several of its clients to deploy successful Internet commerce businesses.

    VIDEO STREAMING SOLUTIONS. Since 1995, the Company has offered "media-rich" solutions over the Internet. Defined primarily as streaming audio and/or video, rich-media can also include virtual reality markup language ("VRML"), Macromedia's shockwave and other bandwidth-heavy applications. Streaming is a technology that allows the end-user to access a file, such as video or audio, while it is still downloading. With a focus on audio and video, the Company has successfully integrated rich-media solutions for clients such as CNBC/DowJones Business Video, which streams live and on-demand video and audio twenty-four hours a day. The Company is also working with a major international magazine publisher to stream multiple channels of video, each carrying its own content, over the Internet. In effect, this would enable the magazine publisher to produce its own cable-like TV experience without regard to geographic boundaries.

    3-DIMENSIONAL COMPUTER ANIMATION. The Company's animation capability extends to working in Alias and SoftImage (the two animation packages with the greatest market share) and to render work on a state-of-the-art render farm from Silicon Graphics. The Company's expert staff of animation trainers are on hand for sales consultations to ensure that the solution provided will meet the client's expectations. When the Company is not using it, the Silicon Graphics render farm is made available to clients, such as national broadcast companies, who rent the farm for its powerful processing capability to render their animations. The Company's animation facilities permeate the Company's diverse capabilities, as animation is a solution involving hardware, software, training and the rental of render time.

    CD ROM DEVELOPMENT. The Company's authorware developers are capable of creating computer-based training and computer-based sales tools for corporations. Often integrated with one of the Company's many server offerings, WAN or Internet services and training, CD ROM development is a value-added service many clients seek from a single vendor.

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    CONSULTING SERVICES.  The Company provides consulting and project management services for companies making the transition from print to electronic to Internet presentations and is currently doing a project for the largest and oldest industrial directory of products and services in the world.

    INSTRUCTOR-LED CORPORATE TRAINING. In September 1996, the Company began an aggressive program to market its in-house training facilities. The Company provides training services for the more sophisticated computer software programs that it sells as well as other applications. Training is marketed to large advertising and publishing firms, banks, financial institutions, manufacturers, and the like, which send their personnel to the Company's facility to attend one to five day programs. Most clients maintain an on-going relationship with the Company's account managers and regularly schedule classes during the year. The Company's modern seminar facility at its corporate headquarters can accommodate groups of up to 150. Training rooms are equipped with modern hardware, projectors, computer desks and other appropriate classroom equipment. Applications are installed as required by the content of the class. The Company offers training on multiple platforms, Windows 95, Windows NT, Mac and Unix, presented by instructors who teach the use of such equipment and programs. Some instructors are on staff and others are hired on a freelance basis, as needs dictate. In addition, T-1 access is provided in each classroom for use in teaching Internet usage and programs. Course materials and training methodology are customized in order to fit each client's specific needs. The Company's charges depend upon the size of the class, the complexity of the content and the equipment required. The Company markets its training on a value-added basis, rather than as a price-focused commodity product. The Company intends to expand this operation into a significant source of revenue. The Company also provides training sessions at its customers' sites. In such events, it provides trainers, materials and any software or special hardware required. The Company believes that it has a considerable sales advantage through the ability to offer training in a state-of-the-art facility using the most qualified trainers.

    APPLICATION BASED COURSES. The Company is a training center for high-end Internet, office and animation applications. The Company offers training on a wide range of platforms, including Windows 95, Windows NT, Unix and Macintosh, to personnel of large corporations as well as open enrollment classes for individuals. Training services focus on office applications (MS Office, Lotus Notes, Word Perfect, Act, Corel, WP Suite, Lotus Smart Suite), 3-dimensional computer animation (Alias, Discrete Logic, SoftImage), and Internet applications (JAVA, JAVA Script, Web Site Server Management, and HTML). The Company also offers customized classes specifically designed to meet the needs of the customer.

    In order to increase the revenue associated with the delivery of training services, the training department has increased the variety of courses offered, stepped up the sales effort and reduced the cost of delivering the classes. In order to become more efficient, the department has reengineered the way it sells, sets-up and delivers classes. New process, procedures and sales tools make it possible to improve the quality of services while reducing the cost of delivery. Relationship building continues to be the cornerstone of the sales effort. Account managers develop and maintain their corporate contacts in the ongoing effort to sell other Company services as well as increase training sales. Ongoing sales training, goal setting and evaluation insures optimum performance. Cross selling with other Company sales personnel allows for maximum revenue from every client.

CUSTOMERS

    The Company has established a diversified base of Internet customers in a wide range of industries, including advertising, publishing, entertainment, communications, technology and financial services. Since initiating Internet services in December 1995, the Company has grown its customer base to over 570 large and medium size business enterprise customers, including large companies such as CNBC/Dow Jones Business Video, General Media International Inc. (PENTHOUSE MAGAZINE), Nomura Securities, Ogilvy & Mather and BPI Communications Inc. (BILLBOARD MAGAZINE, ADWEEK).

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    While clients may not always demand the exact same combination of the
Company's offerings, there are enough requirements common within an industry, which allows the Company to offer industry-tailored solutions. Solutions such as Virtual Private Networking (VPN), electronic commerce transactions, media-rich streaming, firewall security and other technologies can be tailored according to specific needs of different industries. This unique capacity to fulfill the specific industry needs of larger enterprises is what makes Globix a "Total Business Solutions Provider" and has enabled it to win major customers within the ranks of the Fortune 1000 in the intensely competitive ISP business, while maintaining a customer retention rate of over 95%.

GLOBIX NETWORK

    SUPERPOP INFRASTRUCTURE. The Globix network is designed to provide customers with maximum performance and high reliability. A SuperPOP is a high-capacity Internet data center offering dedicated Internet access, web hosting and co-location facilities to a large concentration of customers in a focused geographic area. Globix's Internet services are focused on Fortune 1000 companies where it can provide a complete Internet solution to the customer. By locating a SuperPOP in major business and financial centers, the Company is able to deliver the high quality services that demanding corporations require. The Company's network is densely configured with redundant paths to the Internet backbone. The components of the Company's SuperPOP infrastructure work in harmony so that packets of data to or originating from the Company's network travel efficiently and maintain their integrity.

    NETWORK OPERATIONS CENTER ("NOC"). All of the Company's Internet and wide area network services terminate within the NOC. Isolated from the rest of the Company's facility, physically secure and separately environmentally controlled, the NOC is first and foremost a controlled environment suitable for the storage and maintenance of high-end powerful computer equipment. By the time its construction is complete (anticipated to be the second quarter of fiscal 1998), the NOC will boast over 3,000 square feet of raised floor, over 40,000 tons of humidity-controlled air conditioning, an FM-200 fire suppression system, a back-up generator capable of powering the NOC during an extended power outage, a console facility for 24-hour, seven day a week monitoring, and a two-door pass-key enabled man trap to control access to and from the facility. The result is a professional environment better suited for computer equipment than anything all but the largest of the Company's clients could provide for themselves.

    The NOC is functionally suited for use by both the Company's engineers and its co-location clients. In addition to the facility details mentioned above, the Company's NOC offers amenities designed to make co-location an easier and more pleasant experience. Desktop workstations are available within the NOC which provide Internet access and an ability to "test" from an external network. Two crash carts outfitted with monitors, terminals, keyboards and mice are available to hook up to a client's own servers for the purpose of administration. Courtesy telephones are also available.

    NETWORK TOPOLOGY. Globix has deployed an Internet connectivity strategy that takes advantage of its status as a Tier II Internet Service Provider. Tier II means Internet connectivity is "purchased" from at least one Tier I carrier. A Tier I carrier is defined as a network provider which maintains its own physical infrastructure (usually composed of fiber optic lines) and peering arrangements with other Tier I networks. Examples of Tier I providers include AT&T, MCI, UUnet and Sprint. The Company takes four diverse feeds from three separate Tier I providers, each over a unique router. Running BGP and OSPF (two routing protocols) a piece of data (for example a web page or an e-mail) will usually enter the Company's network or leave its network over the Tier I provider best able to deliver that data efficiently and speedily. Furthermore, the Company's connectivity strategy allows its customers to enjoy unencumbered Internet access even when one of the Tier I carriers suffers delays, congestion or an outage. The client's traffic is simply and automatically routed over one of the other backbones.

    The Company connects to its customers with a similar redundant and efficient strategy. Connected to Bell Atlantic via redundant OC-3 fiber optics terminated on three diverse fiber Muxes, the Company

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provides leased line connectivity to clients via Bell Atlantic's OC-12 SONET ring topology. The Company also maintains diverse ISDN circuits available to clients as a back-up to their leased lines. As a result of the attention paid to connectivity, the Company is poised to service the most demanding companies in New York City.

SALES AND MARKETING

    The Company's sales and marketing objective is to achieve broad market penetration within a specific geographic area by targeting enterprises that use the Internet in their businesses. The Company targets primarily large and medium size businesses.

    As of May 31, 1998, the Company had 38 employees engaged in sales and marketing. The Company is in the process of expanding its sales and marketing staff.

    TRADE SHOWS. The Company makes broad use of trade shows to deliver a targeted message to its potential customer base. Trade shows which the Company attended in 1997 were Internet World, Seybold, Internet & Electronic Commerce, IT Forum, and PC Expo. Due to the success of the trade shows in 1997 the Company has expanded both the number of trade shows it will attend in 1998 and will also have an increased presence at the shows which it attends.

    SEMINARS. The Company makes broad use of its seminar facility at its corporate headquarters. The facility holds approximately 150 people. The Company holds products seminars during the day for its existing and potential customers. At night the facility is used by over 20 different Internet related user and special interest groups. This facility enables the Company to reach a large audience with topics specific to their individual needs.

    DIRECT MAIL. The Company uses direct mail integrated with its other marketing programs. Direct mail is not only used to increase the number of new sales leads but also to reinforce sales programs to new customer contacts. In addition direct mail is used to maintain and expand the Company's relationship with existing customers.

    HARDWARE AND SOFTWARE MANUFACTURERS. The Company has extensive partnership relationships with the top manufacturers of Internet related hardware and software. The Company is continually engaged in joint marketing activities with its partners such as trade shows, seminars, print advertising and direct mail.

    PRINT ADVERTISING. The Company advertises in a number of regional business publications such as The New York Times and Crain's New York Business.

    CHANNEL PROGRAM. In order to expand the Company's sales presence in its target market, the Company has developed a sales channel. The sales channel is comprised of other sales organizations, primarily telecommunication resellers, who are compensated for selling the Company's products and services to its customers.

    FIELD SALES. The Company believes it is important to develop a personal relationship with the customer. To achieve such relationships, the Company has built a field sales organization that meets with both prospective customers and existing customers face-to-face on a regular basis. The Company believes this approach provides an advantage over firms using exclusively telemarketing to reach the target audience.

    PUBLIC RELATIONS. The Company employs an outside public relations firm to provide coverage in trade and local publications of its activities and events.

COMPETITION

    The market for the Company's services is extremely competitive and the Company expects that competition will intensify in the future. The Company believes that its ability to compete successfully depends upon a number of factors, including market presence, the capacity, reliability, low latency and security of its network infrastructure, technical expertise and functionality, performance and quality of services, customization, the pricing policies of its competitors and suppliers, the variety of services, the timing of introductions of new services by the Company and its competitors, customer support, the Company's ability to support industry standards and industry and general economic trends.

    The Company's current and prospective competitors generally may be divided into the following groups: (i) telecommunications companies, such as AT&T, MCI, Sprint, Inc., WorldCom, the RBOCs and other CLECs and various cable companies,
(ii) value-added resellers of computer, network and peripheral equipment, (iii) graphic design and consulting firms, (iv) network consultants and ISPs, such as BBN, a subsidiary of GTE, ICON CMT, PSI, Exodus Communications, Inc. and other national and regional providers and (v) nonprofit or educational Internet connectivity providers. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to the Company. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than can the Company.

    The Company believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the Company's market, resulting in even greater competition. As a result of increased competition and vertical and horizontal integration in the industry, the Company could encounter significant pricing pressure, which, in turn, could result in significant reductions in the average selling price of the Company's services. For example, certain of the Company's competitors that are telecommunications companies may be able to provide customers with reduced communications costs in connection with their Internet access services, reducing the overall cost of their solutions and significantly increasing price pressures on the Company. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, the Company believes that the Internet access services businesses are likely to encounter consolidation in the near future, which could result in increased price and other competition. Such increased price or other competition could result in erosion of the Company's market share and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to successfully meet its competition.

GOVERNMENT REGULATION; POTENTIAL TAXES

    The FCC currently does not regulate value-added network software or computer equipment related services that transport data or voice messages over telecommunication facilities. The Company provides value-added IP-based network services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wireline communications. Operators of these types of value-added networks that provide access to regulated transmission facilities only as part of a data services package currently are excluded from regulations that apply to "telecommunications carriers" and as such the Company is not currently subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, in the future the Company could become subject to regulation by the FCC or another regulatory agency as a provider of basic telecommunications services.

    Currently, the FCC is reviewing its regulatory positions and could seek to impose common carrier regulation on the network transport and communications facilities aspects of an enhanced or information service package. Further, the FCC could conclude that the Company's protocol conversions, computer processing, and interaction with customer-supplied information are insufficient to afford the Company the benefits of the enhanced or information service classification, and thereby may seek to regulate some segments of the Company's activities as basic telecommunications services. While state public utility commissions generally have declined to regulate enhanced or information services, some states have continued to regulate particular aspects of enhanced services in limited circumstances, such as where they are provided by CLECs. Moreover, the public service commissions of certain states continue to review potential regulation of such services. There can be no assurance that regulatory authorities of states within which the Company makes its services available will not seek to regulate aspects of these activities as telecommunications services. Changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes that directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the RBOCs or other telecommunications companies, could affect the prices at which the Company may sell its services. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its business and there can be no assurance that such future regulation or regulatory changes will not have a material adverse effect on the Company's business, financial condition or results of operations.

    In addition, a number of state and local government officials have asserted the right or indicated a willingness to impose taxes on Internet-related services and commerce, including sales, use and access taxes. Certain proposed federal legislation is being considered that would, if enacted as currently proposed, place a moratorium on the imposition by state and local governments of new taxes on ISP's or other businesses involved in Internet-related commerce. However, there can be no assurance that such legislation will be enacted or, if enacted, that such legislation will embody the features referred to herein. Furthermore, there can be no assurance that federal taxes will not be imposed upon such services. The Company cannot predict whether the imposition of any such additional taxes would have a material adverse effect on the Company's business, financial condition or results of operations.

EMPLOYEES

    As of May 31, 1998, the Company employed approximately 104 full-time employees. Of these, approximately 15 are management or department heads, 14 are in administration and support, 38 are in sales and marketing, and 37 are in technical and customer service. In addition to its full-time employees, the Company also employs part-time personnel from time to time in various departments. None of the Company's employees are covered by a collective bargaining agreement. From time to time, the Company also employs a number of part-time employees in various departments. The Company believes that its employee relations are satisfactory. See "Risk Factors--Risks Associated with Management of Potential Growth and Expansion".

FACILITIES

    The Company leases approximately 32,000 square feet of space in New York, New York, which it uses as its principal executive offices, sales, service and training center, shipping and receiving depot, at a current annual base rent of $418,812, which escalates to $563,547 in the final year. Such lease expires in 2007.

    On June 2, 1998, the Company entered into an agreement to purchase a building located at 139 Centre Street, New York, New York. The Company intends to relocate its offices and New York SuperPOP facility into such building. The total cost of the building purchase, equipment purchases and relocation expenses to the Company is expected to be approximately $27 million. The Company intends to place a mortgage on the building. The building contains approximately 160,000 square feet of space and the Company intends to use approximately 40,000 square feet to house its SuperPOP facility. The Company intends to utilize the remaining space for its operations and may make space available for rent to the Company's clients that maintain servers on the premises. The Company anticipates that the building purchase will close in July 1998 and that the Company will begin occupying the building in September 1998. The Company has the option of maintaining or vacating its present space.

    The Company considers that, in general, its physical properties are well maintained, in good operating condition and adequate for its purposes.

LEGAL PROCEEDINGS

    In January 1997, an action was commenced in the Supreme Court of the State of New York, County of New York against General Media International Inc., the Company and two individuals. The Complaint alleges that the Company tortiously interfered with the plaintiff's contractual and business relations with General Media International Inc. On April 15, 1997, counsel for the plaintiffs advised the Company that the litigation was put on hold. No further steps have been taken by plaintiffs to pursue their claims against the Company. In the Company's opinion, plaintiffs' claims against the Company are without merit.

    As of the date hereof, there are no other legal proceedings pending against the Company. However, the Company has been informed by counsel for Rickel & Associates, Inc. that it believes it is entitled to a finder's fee of approximately $200,000 in connection with the Company's private placement of 400,000 shares of Common Stock in September 1997. The Company believes that it has substantial defenses and counterclaims in the event a litigation were commenced against it on this basis.

    Bell Atlantic had objected to the Company's use of the name Bell Technology Group Ltd. At the 1998 Annual Meeting of Shareholders held on April 16, 1998, the Company's stockholders approved an amendment to its Certificate of Incorporation to change the name of the Company to Globix Corporation, or such other name as the directors shall determine. The change to the Certificate of Incorporation became effective on June 1, 1998, and on such date the Company's name was changed to Globix Corporation.

                                   MANAGEMENT

    As of May 31, 1998, the Company's directors, executive officers and key employees were as follows:

                                                                                                               HELD
                                                                                                              OFFICE
NAME AND AGE                                              POSITION WITH THE COMPANY                            SINCE
---------------------------------  -----------------------------------------------------------------------  -----------

Marc H. Bell, 30 (1)               President, Chief Executive Officer and Director                                1989

Robert B. Bell, 58 (2)             Executive Vice President, Chief Financial Officer and Director                 1994

Marc Jaffe, 31                     Vice President, Internet Services                                              1995

William T. Jahnke, 44              Vice President, Solution Sales                                                 1995

Alan Levy, 36                      Treasurer and Chief Accounting Officer                                         1997

Scott Safran, 42                   Vice President, Training and Interactive Development                           1997

Jerrold Hoffman, 54                Director of Purchasing                                                         1994

Richard Topolewski, Jr., 36        Director of Internet Sales                                                     1997

Paul Asher, 28                     Secretary and Manager of Special Projects                                      1994

Leslie Bell, 26                    Assistant Secretary and Director of Corporate Training                         1994

Tsuyoshi Shiraishi, 53             Director                                                                       1995

Martin Fox, 61 (1)(2)              Director                                                                       1995

Dr. Richard Videbeck, 74 (2)       Director                                                                       1995

Lord Anthony St. John, 40          Director                                                                       1997

Sid Paterson 57 (1)                Director                                                                       1998

------------------------

(1) Member of Stock Option Committee

(2) Member of Audit Committee

    MARC H. BELL has been the President and Chief Executive Officer since he founded the Company in 1989. Since re-focusing the Company on Internet-related services, Mr. Bell has appeared on numerous television broadcasts and has been frequently quoted in numerous national publications regarding Internet-related topics. Mr. Bell has always been interested in computer technology. While in high school, Mr. Bell served as a free-lance computer consultant including instructing the faculty at Fordham University on teaching computers in the classroom. In 1983, Mr. Bell wrote the second bulletin board system ("BBS") program available for the Apple II series computer called Camelot BBS. In addition, Mr. Bell has worked in a variety of fields, including advertising and publishing, utilizing cutting-edge computer technology. Mr. Bell has a B.S. degree in accounting from Babson College and an M.S. degree in Real Estate Finance from New York University.

    ROBERT B. BELL has served as Executive Vice President and Chief ]Financial Officer of the Company and its corporate predecessor since 1994. Prior to joining the Company, Mr. Bell was a practicing attorney in New York City at the firm of Bell, Kalnick, Beckman, Klee and Green, which Mr. Bell founded in the early 1970s. Prior to 1994, Mr. Bell was for many years also an Adjunct Professor at New York University. He is primarily responsible for the administration of the Company's financial affairs and day to day business operations. Robert Bell is the father of Marc H. Bell. Mr. Bell has a B.S. degree from New York University and a J.D. degree from the University of California at Berkeley.

    MARC JAFFE, Vice President, Internet Services, joined the Company in early 1995 to lead the Company's Internet services business. Prior to joining the Company, Mr. Jaffe has extensive experience in the use of computers and telecommunications in the advertising and marketing industry. Mr. Jaffe recently developed an Internet-focused marketing strategy that won the prestigious CreaTech Award, presented by Advertising Age magazine, and has spoken at numerous Internet conferences. Prior to joining the Company, Mr. Jaffe was a department manager at Sid Paterson Advertising Inc. in New York City since 1989. Mr. Jaffe graduated from Colgate University in 1989, where he received a Bachelor of Arts Degree.

    WILLIAM T. JAHNKE has been a Vice President of the Company since March 1997 and has been in charge of value-added system integration sales of the Company since August 1995. Prior to joining the Company, Mr. Jahnke was president and chief operating officer of Vernon Computer Rentals and Leasing from February 1989 to December 1994, where he pioneered and implemented a nationwide asset management program for Apple which is used by several thousand U.S. sales representatives. Mr. Jahnke received a B.S. Degree in Computer Science from Seneca College in 1975.

    ALAN LEVY joined the Company as Treasurer and Chief Accounting Officer in February 1997. From March 1994 to February 1997, Mr. Levy was the Assistant to the Vice President of Finance of Del Laboratories, Inc., a manufacturer and wholesaler of cosmetics and over-the-counter pharmaceuticals. Prior to that, Mr. Levy was a Technical Manager with the American Institute of Certified Public Accountants from August 1990 to March 1994. Prior to August 1990, Mr. Levy was a Manager for Ernst & Young. He is a Certified Public Accountant and received his Bachelor's degree in Public Accounting from Long Island University, C.W. Post Campus.

    SCOTT SAFRAN has been Vice President, Training and Interactive Development since June 1997 and the Director of Corporate Training since joining the Company in March 1996. Prior to joining the Company he was a Senior Account Executive at IBM Skill Dynamics Corporation from December 1994 to October 1995. From December 1989 to December 1994, Mr. Safran was in various sales positions with AT&T Networking Systems. Mr. Safran has a Bachelor of Arts in English Literature and Master of Business Administration degrees from St. John's University.

    JERROLD HOFFMAN, the Company's Director of Purchasing since January 1994, has extensive experience in purchasing, production, sales and budgeting. Prior to joining the Company, Mr. Hoffman served for eight years as production manager at A. Kamhi, Inc., an apparel manufacturer. He received his Bachelor's degree in economics from Hunter College.

    RICHARD TOPOLEWSKI, JR., has been the Company's Director of Internet Sales since May 1997. Mr. Topolewski has 13 years' experience in the telecommunications industry. Prior to joining the Company, Mr. Topolewski was the Director of Northeast Agent Sales for MFS Communications from February 1993 through May 1997. Prior to that, he was with Metromedia Communications as National Sales Manager from November 1990 through February 1993. He received a Bachelor of Science degree from Johnson and Wales University in Business Management.

    PAUL ASHER currently serves as the corporate Secretary and Manager of Special Projects. Mr. Asher joined the Company in July 1994. Prior to joining the Company, Mr. Asher had his own equipment rental company. Mr. Asher has a Bachelor of Arts degree from the University of Rochester.

    LESLIE BELL currently serves as Assistant Secretary and Director of Corporate Training. Ms. Bell joined the Company in March, 1994 after graduating from New York University with a Bachelor of Fine Arts degree.

    TSUYOSHI SHIRAISHI has been a director of the Company since July 1, 1994. Mr. Shiraishi has been the Chairman of Century World PTE Ltd., an investment consulting firm, and the Managing Director of Harpoon since 1992. Prior to that, Mr. Shiraishi was the Director of Marketing & Investment for Kajima Overseas Asia PTE Ltd., a subsidiary of Kajima Corporation, an international construction company, since

1990. In addition, since 1990, Mr. Shiraishi has been Vice Chairman of Century International Hotels, which operates and manages 17 hotels in the Pacific Rim. He is the sole shareholder of Harpoon, which acquired 50% of the capital stock of the Company as of July 1, 1994. Mr. Shiraishi is a Japanese citizen and a resident of Singapore.

    MARTIN FOX has been, for more than five years, the President and a director of Initio, Inc., a publicly owned mail order retailer of consumer products.

    DR. RICHARD VIDEBECK has been an independent consultant in consumer risk analysis, particularly for retailers and banks since 1983. From 1974 until 1986, Dr. Videbeck was a Professor of Sociology at the University of Illinois at Chicago. From 1974 until 1977, Dr. Videbeck was the Dean of the Doctor of Arts Program of the Graduate College of the University of Illinois at Chicago.

    ANTHONY ST. JOHN, LORD ST. JOHN OF BLETSO is a member of the House of Lords of the Parliament of the United Kingdom. He also serves as a consultant to Merrill Lynch and is a Registered Representative of the London Stock Exchange.

    SID PATERSON has been President and Chief Executive Officer of Sid Paterson Advertising Inc. for more than five years.

DIRECTOR COMPENSATION

    The directors currently do not receive any cash compensation (other than reimbursement of travel expenses) for their services. For the fiscal year ended September 30, 1997, Dr. Videbeck received the sum of $2,000. For the fiscal year ended September 30, 1997, Mr. Fox received the sum of $4,000 as compensation for services rendered as a director and $9,516 for services as a financial advisor to the Company. Lord St. John, upon becoming a director of the Company was granted options to purchase 10,000 shares of common stock at a price of $7.25. During the fiscal year ended September 30, 1997, Dr. Videbeck and Mr. Fox were each granted options to purchase 3,000 shares of common stock at a price of $6.125 per share. During the second quarter of fiscal 1998, Messrs. Fox and Paterson and Dr. Videbeck were each granted options to purchase 10,000 shares of Common Stock at a price of $6.50 per share.

STOCK OPTION COMMITTEE

    The Company's Board of Directors currently has a Stock Option Committee that administers the Company's 1995 Stock Option Plan and 1998 Stock Option Plan. The Stock Option Committee currently consists of Messrs. Marc H. Bell, Fox and Paterson.

AUDIT COMMITTEE

    The Company's Board of Directors currently has an Audit Committee that monitors the corporate financial reporting and the internal and external audits of the Company, reviews and approves material accounting policy changes, monitors internal accounting controls, recommends engagement of independent auditors, reviews related-party transactions and performs other duties as prescribed by the Board of Directors. The Audit Committee currently consists of Messrs. Robert B. Bell and Fox and Dr. Videbeck.

EXECUTIVE COMPENSATION

    The following table sets forth compensation paid to Marc H. Bell, the Company's Chief Executive Officer and to Robert B. Bell, the only other executive officer who earned in excess of $100,000 in any of the three fiscal years ended September 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                              COMPENSATION
                                                                                   ----------------------------------
                                                                                                           LONG-TERM
                                                                                                            AWARDS
                                                                                    ANNUAL COMPENSATION   SECURITIES
                                                                                                          UNDERLYING
                                                                                   ---------------------    OPTIONS
NAME AND PRINCIPAL POSITION                                                          YEAR       SALARY       SAR'S
---------------------------------------------------------------------------------  ---------  ----------  -----------

Marc H. Bell.....................................................................       1997  $  200,000      --
  President and Chief Executive Officer                                                 1996  $  165,000      --
                                                                                        1995     $45,000      --

Robert B. Bell...................................................................       1997  $  125,000    90,000(1)
  Executive Vice President and Chief Financial Officer                                  1996  $  100,504      --
                                                                                        1995     $18,000      --

------------------------

(1) The Company did not grant any stock options to Marc H. Bell or Robert B. Bell during the fiscal year ended September 30, 1997. However, the exercise price for the 90,000 options owned by Robert B. Bell were reset at September 30, 1997 to $6.125, the market value of the underlying shares on such date.

    The following table sets forth information concerning the repricing of stock options made during fiscal 1997. As of September 30, 1997, the Company had not granted any options to Marc H. Bell.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    INDIVIDUAL GRANTS
                                                                               ----------------------------

                                                                                 % OF TOTAL
                                                                   NUMBER OF       OPTIONS       EXERCISE
                                                                    OPTIONS      GRANTED TO       OR BASE
                                                                   REPRICED/    EMPLOYEES IN       PRICE     EXPIRATION
NAME                                                                GRANTED      FISCAL YEAR     ($/SH)(1)      DATE
----------------------------------------------------------------  -----------  ---------------  -----------  -----------

Robert B. Bell..................................................    90,000(2)          24.9%     $   6.125     10/16/05

------------------------

(1) Based upon the fair market value of the Company's Common Stock on the date the exercise price was reset.

(2) All such options are currently exercisable.

    Mr. Bell did not exercise any of his options to acquire shares during fiscal 1997. The following table sets forth information concerning the fiscal year end value of unexercised options:

                                                                                                VALUE OF UNEXERCISED
                                                                        NUMBER OF UNEXERCISED       IN-THE-MONEY
                                                                             OPTIONS AT              OPTIONS AT
NAME                                                                      SEPT. 30, 1997(1)       SEPT. 30, 1997(2)
----------------------------------------------------------------------  ---------------------  -----------------------

Robert B. Bell........................................................           90,000               $       0

------------------------

(1) All options are currently exercisable.

(2) Calculation based upon the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on September 30, 1997 of $6.125 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARR

    angements In October 1995, the Company entered into an employment agreement with Marc H. Bell for a period of five years. Pursuant to the terms of the agreement, Mr. Bell received a base salary of $200,000 per year.

    Pursuant to his current employment agreement, the Company loaned Mr. Bell a total of $145,408 during fiscal 1997. The loan is due in 2002 and bears interest at the rate of 8.75% per annum. In the second quarter of fiscal 1998, the Company granted Mr. Bell options to purchase 142,000 shares of Common Stock at a purchase price of $6.50 per share and 69,500 shares of Common Stock at a purchase price of $7.15 per share. None of such stock options are currently exercisable. The Company has also purchased a key person life insurance policy on Mr. Bell in the amount of $1,000,000. The Company is the sole beneficiary of such policy.

    Effective June 1, 1998, the Company terminated Mr. Bell's former employment agreement and entered into a new employment agreement, which will terminate on June 30, 2005. The new employment agreement provides for a base salary of $350,000 per year, increasing annually at the rate of 5% per year starting October 1, 1999. In addition, Mr. Bell will receive an annual bonus equal to 10,000 times the increase, if any, of the fair market value per share of the Company's Common Stock measured during the 12-month period ending on June 30 of each year of the agreement, commencing with the year beginning July 1, 1998. Mr. Bell will also be entitled to receive stock options to purchase that number of shares as shall equal to 25% of the increase, if any, in the number of issued and outstanding shares of Common Stock during the 12-month period ending on September 30 of each year of the agreement, provided that such increase was attributable to equity offerings or acquisitions. The new employment agreement also provides that Mr. Bell may require the Company to lend him a total of $155,000. Any loan taken thereunder will mature five years after the date made and bear interest at the rate of 8% per annum. However, the interest accruing during the first two years is not payable until the end of such two year period.

STOCK OPTION PLANS

    1995 STOCK OPTION PLAN

    The Company has adopted the 1995 Stock Option Plan (the "Stock Option Plan"), pursuant to which options to acquire an aggregate of 360,000 shares of Common Stock have been reserved for issuance to employees, officers or directors of, or consultants to, the Company. The Stock Option Committee has discretionary authority to determine the types of stock options to be granted, the persons eligible to receive stock options, those to whom options may be granted, the number of shares to be subject to such options, the exercise price of such option and the terms of the stock option agreements. The exercise price may be paid in cash, certified or bank check, or in stock of the Company valued at its then fair market value.

Options are non-transferable (including pursuant to a final divorce decree or property division settlement or agreement) except by permission of the Board of Directors, will or by the laws of descent and distribution. The Company has filed a registration statement on Form S-8 with respect to the shares of Common Stock to be issued upon the exercise of the options granted under the 1995 Stock Option Plan.

    As of February 28, 1998, options to purchase approximately 338,000 shares of Common Stock were outstanding under the 1995 Stock Option Plan, including options to purchase approximately 172,500 shares granted to the Company's executive officers and directors. The exercise prices of such options range from $5.25 to $6.125 per share. The term of the options is ten years from the date of grant.

    1998 STOCK OPTION PLAN

    On January 8, 1998, the Board of Directors of the Company adopted the 1998 Stock Option Plan (the "1998 Stock Option Plan"), pursuant to which options to acquire an aggregate of 1,200,000 shares of Common Stock have been reserved for issuance to employees, officers or directors of, or consultants to, the Company. The Stock Option Committee has discretionary authority to determine the types of stock options to be granted, the persons eligible to receive stock options, those to whom options may be granted, the number of shares to be subject to such options, the exercise price of such options and the terms of the stock option agreements. The exercise price may be paid in cash, certified or bank check, or in stock of the Company valued at its then fair market value. Options are non-transferable (including pursuant to a final divorce decree or property division settlement or agreement) except by permission of the Board of Directors, will or by the laws of descent and distribution. The 1998 Stock Option Plan was approved by the Company's stockholders at the 1998 Annual Meeting of Stockholders held on April 16, 1998. The Company has filed a registration statement on Form S-8 with respect to the shares of Common Stock to be issued upon the exercise of the options granted under the 1998 Stock Option Plan.

    As of May 31, 1998, the Company had granted options to purchase approximately 597,000 shares of Common Stock under the 1998 Stock Option Plan, including options to purchase 361,500 shares granted to the Company's executive officers and directors. The exercise price of such options range from $6.50 to $13.25 per share. The term of the options is 10 years from the date of grant.

                              CERTAIN TRANSACTIONS

    Mr. Marc H. Bell currently has a loan outstanding from the Company. As of May 31, 1998, the outstanding principal balance of such loan was $145,408. The loan is due in 2002, and bears interest at the rate of 8.75% per annum. See "Management--Employment Contracts, Termination of Employment and Change of Control Arrangements".

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 31, 1998 by each beneficial owner of more than 5% of the outstanding shares thereof, and by each director, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group.

                                                                                       NUMBER OF SHARES
                                                                                         BENEFICIALLY       PERCENT
NAME AND ADDRESS                                                                           OWNED(1)        OF CLASS
-------------------------------------------------------------------------------------  -----------------  -----------
Marc H. Bell (2).....................................................................          1,682,142        47.4%
  295 Lafayette Street
  New York, New York 10012

Tsuyoshi Shiraishi (3)...............................................................            862,500        24.3%
  Harpoon Holdings, Ltd.
  2 Handy Road
  #11-09 Cathay Building
  Singapore 229233
  Building

Robert B. Bell (4)...................................................................            120,000         3.3%
  295 Lafayette Street
  New York, New York 10012

Martin Fox (4).......................................................................             16,000           *
  2001 Tonnelle Avenue
  No. Bergen, New Jersey 07047

Dr. Richard Videbeck (4).............................................................             16,000           *
  3249 East Angler's Stream
  Avon Park, Florida 33825

Lord Anthony St. John (5)............................................................             15,000           *
  97 Cadogan Gardens
  London SW32 RE

Sidney Paterson......................................................................
  99 Madison Avenue
New York, New York 10016                                                                          20,000           *

All executive officers and directors as a group (11 persons)(6)......................          1,884,973        50.4%

------------------------

*   Less than 1%

(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) Includes 819,642 shares owned directly by Mr. Bell and the 862,500 Harpoon Shares which are subject to the October 1995 Irrevocable Proxy entered into between Harpoon and Marc H. Bell, pursuant to which Harpoon has granted Mr. Bell the sole right to vote the Harpoon Shares with respect to the election of the Company's directors. The Irrevocable Proxy terminates in October 2005.

(3) Mr. Shiraishi, a director of the Company, is the sole shareholder of Harpoon. See "Management".

(4) The named individual has the right to acquire the number of shares shown pursuant to a currently exercisable stock option.

(5) Includes the right to acquire 10,000 shares pursuant to a currently exercisable stock option.

(6) Includes currently exercisable stock options to purchase 187,831 shares.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.01 per share, and 500,000 shares of Preferred Stock, par value $.01 per share. The Preferred Stock may be issued with such rights, designations and privileges (including redemption and voting rights) as the Board may, from time to time, determine. The Company's Board of Directors approved, and the Company's stockholders at the 1998 Annual Meeting of Stockholders held on April 16, 1998 adopted, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000, par value $.01 per share. This amendment to the Certificate of Incorporation became effective on June 1, 1998.

COMMON STOCK

    As of May 31, 1998 there were 3,552,344 shares of Common Stock outstanding which are held of record by approximately 35 stockholders, which does not include individual participants in security position listings.

    Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company. The holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy". In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any outstanding Preferred Stock. The Common Stock has no preemptive, redemption, conversion or other subscription rights. The outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

PREFERRED STOCK

    The Board of Directors is authorized, without further stockholder approval, to issue up to 500,000 shares of "blank check" Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted or imposed upon any unissued shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series.

    The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock. As of the closing of the Offering, no shares of Preferred Stock will be outstanding, and the Company currently has no plans to issue any shares of Preferred Stock.

IPO WARRANTS

    As of June 8, 1998, the Company had outstanding 592,055 Warrants to purchase shares of its Common Stock, which were issued in connection with its initial public offering ("IPO Warrants"). The holders of the IPO Warrants are entitled to purchase one share of Common Stock at a price of $7.44 per share at any time until the earlier to occur of (i) the close of business the day immediately preceding the date fixed by the Company for redemption of such IPO Warrants, and
(ii) the IPO Warrants automatically expire on January 23, 2001. The IPO Warrants are subject to redemption by the Company at a redemption price of $.10 per IPO Warrant upon 30 days' prior written notice to the holders of the IPO Warrants. The redemption is conditioned upon the average closing bid quotation of the Common Stock as reported on Nasdaq, if traded thereon, (or if not traded thereon, the average closing price if listed on a national securities exchange or other reporting system that provides last sale price), having been at least 150% of the then current exercise price of the IPO Warrants (currently $11.16 per share) for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. This condition has been satisfied. On June 8, 1998, the Company announced that it had called its outstanding IPO Warrants for redemption on July 9, 1998. The IPO Warrants are exercisable until the close of business on July 8, 1998. After such time, holders of the IPO Warrants will have no rights except to receive, upon surrender of the IPO Warrants, the redemption price of $.10 per IPO Warrant.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

    The Company is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law (the "Delaware Law"), an anti-takeover law. In general, Section 203 of the Delaware Law prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the Board of Directors and the holders of at least 66 2/3% of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have the effect of discouraging takeover attempts, including attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

    The Company's Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of the stockholders. The Certificate of Incorporation and By-laws leave to the directors the sole right to change the size of the Board of Directors and to fill vacancies on the Board of Directors. The By-laws also establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for elections as directors or for stockholder proposals to be submitted at stockholder meetings. In addition, Marc H. Bell has beneficial ownership of approximately 49% of the Common Stock. Therefore, he has effective control over the election of the Company's Board of Directors.

    The Board of Directors of the Company has amended the By-Laws to provide that one third of the issued and outstanding shares present at a meeting of the shareholders of the Company shall constitute a quorum for the transaction of all business which shall come before the meeting.

    As permitted by the Delaware Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Company provide that the Company is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that the provisions discussed above are necessary to attract and retain qualified persons as directors and officers.

    The Company has been advised that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Company's Common Stock and IPO Warrants is Continental Stock Transfer & Trust Company.

                              DESCRIPTION OF UNITS

    Each Unit issued in the Existing Notes Offering consisted of $1,000 principal amount at maturity of the Existing Notes and one Warrant, each Warrant representing the right to purchase 3.52 shares of Common Stock. The Existing Notes and the Warrants will not be separable until the earliest to occur of (i) 180 days from the date of issuance, (ii) a Change in Control, (iii) the occurrence of an Event of Default, (iv) the effective date of the Exchange Offer Registration Statement, or (v) such earlier date as may be determined by the Initial Purchaser (the "Separation Date"). The Warrants will not be subject to the terms of the Exchange Offer and will remain restricted securities subject to certain transfer restrictions until such time as they become unrestricted pursuant to the Securities Act, see "Description of Warrants--Registration Rights."

                              DESCRIPTION OF NOTES

    The Existing Notes were issued and the Exchange Notes will be issued under an Indenture dated as of April 30, 1998 (the "Indenture") between the Company and Marine Midland Bank, as trustee (the "Trustee"), a copy of the form of which will be made available to prospective purchasers of the Exchange Notes upon request to the Company. References to "(Section)" herein mean the applicable Section of the Indenture.

    The following summaries of the material provisions of the Indenture, the Escrow Agreement and the Registration Rights Agreement do not purport to be complete, and where reference is made to particular provisions of the Indenture, the Escrow Agreement, and the Registration Rights Agreement such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture, the Escrow Agreement and the Registration Rights Agreement by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Existing Notes have not been registered under the Securities Act and are subject to certain transfer restrictions. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions" or "--Registration Rights."

GENERAL

    The Notes will mature on May 1, 2005, will be limited to $160.0 million aggregate principal amount, and will be unsecured senior obligations of the Company. Each Note will bear interest at the rate set forth on the cover page hereof from the date of issuance or from the most recent interest payment date to which interest has been paid, payable semiannually in arrears on May 1 and November 1, in each year, commencing November 1, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the April 15 or October 15 immediately preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301, 309 and 313)

    Principal of, premium, if any, and interest (including Additional Interest) on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

    All payments of principal and interest will be made by the Company in same day funds. The Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the "Depositary" or

"DTC") until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

    When issued, the Exchange Notes will be a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Notes. See "Risk Factors-- Absence of a Public Market for the Units, Notes and Warrants; Restrictions on Resale."

ESCROW ACCOUNT

    Concurrently with the consummation of the Existing Notes Offering, pursuant to the Indenture, the Company placed $57 million of the net proceeds of the Existing Notes Offering in an escrow account (the "Escrow Account") held by the Trustee for the benefit of the Trustee and Holders in accordance with an escrow and security agreement to be entered into between the Company and Marine Midland Bank, as escrow agent (the "Escrow Agreement"). The Escrow Agreement provides, among other things, that funds shall be disbursed from the Escrow Account for interest payments the Company makes on the Notes. The escrow agent will be instructed to cause all funds in the Escrow Account to be invested, pending disbursement, in U.S. Government Securities.

    Under the Escrow Agreement, the Company granted to the Trustee, for the benefit of the Holders, a first priority and exclusive security interest in the Escrow Account, the earnings thereon and the proceeds thereof (the "Escrow Collateral"). The Escrow Agreement provides that the Trustee may foreclose on the Escrow Collateral upon acceleration of the maturity of the Notes. Under the terms of the Indenture, the proceeds of the Escrow Collateral will be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee, and second, to the Indenture Obligations of the Company to the Holders under the Notes and the Indenture. The ability of Holders to realize upon the Escrow Collateral may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company. See also "Risk Factors--Bankruptcy and Perfection Issues Related to Escrow Account."

    Upon payment in full of the first six scheduled interest payments (including any Additional Interest), if no Default or Event of Default has occurred and is continuing, the Escrow Collateral will be released to the Company.

OPTIONAL REDEMPTION

    The Notes are not redeemable at the Company's option prior to May 1, 2001. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on May 1 of each of the years indicated below:

YEAR                                                                              REDEMPTION PRICE
--------------------------------------------------------------------------------  ----------------
2001                                                                                    106.500%
2002                                                                                    104.333%
2003                                                                                    102.166%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest (including Additional Interest) if any, to the redemption date.

    In addition, at any time prior to May 1, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or the sale of Common Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions, to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 113% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest), if any, to the redemption date; provided that at least 65% of the initial aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the related Public Equity Offering or sale of Common Stock and must consummate such redemption within 60 days of the closing of the Public Equity Offering or sale of Common Stock.

    If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. (Sections 203, 1101 and 1104)

SINKING FUND

    The Notes will not be entitled to the benefit of any sinking fund.

CHANGE OF CONTROL

    If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash, in an amount equal to 101% of the principal amount of such Notes or portion thereof, plus accrued and unpaid interest (including Additional Interest), if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

    Within 30 days of any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating that a Change of Control has occurred and the date of such event, the circumstances and relevant facts regarding such Change of Control; the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with any applicable requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1014)

    Due to the highly leveraged structure of the Company and the effective subordination of the Notes to the Company's secured Indebtedness and any Indebtedness of the Company's subsidiaries, if a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by Holders of the Notes seeking to accept the Change of Control Offer. See "Risk Factors--Change of Control." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the Holders of the Notes the rights described under "Events of Default."

    The definition of "Change of Control" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. This phrase has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

    The existence of a Holder's right to require the Company to repurchase such Holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

    The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

RANKING

    The Notes are unsecured senior obligations of the Company, and the Indebtedness represented by the Notes and the payment of principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes ranks pari passu in right of payment with all other existing and future senior Indebtedness of the Company and senior in right of payment to all existing and future Subordinated Indebtedness of the Company. The Notes are effectively subordinated to secured Indebtedness of the Company as to the assets securing such Indebtedness. As of March 31, 1998, on an as adjusted basis after giving effect to the Existing Notes Offering, there would have been approximately $163.3 million of Indebtedness of the Company outstanding of which approximately $3 million would have been secured long-term Indebtedness to which Holders of the Notes would have been effectively subordinated in right of payment.

    The Notes are not entitled to any security, except as described under "--Escrow Account" and are not entitled to the benefit of any guarantees except under the circumstances described under "--Certain Covenants--Limitation on Issuances of Guarantees by Restricted Subsidiaries."

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF REDEEMABLE CAPITAL STOCK. (a) The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, Incur any Indebtedness (including without limitation Acquired Indebtedness and by definition Redeemable Capital Stock) (other than the Notes); PROVIDED, HOWEVER, that the Company may Incur Indebtedness, and the Company or any Subsidiary may Incur Acquired Indebtedness, if, at the time of such Incurrence after giving effect to the Incurrence of such Indebtedness (including the issuance of such Redeemable Capital Stock), the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 5.5 to 1.0 on or prior to December 31, 2000, or less than or equal to 5.0 to 1.0 after December 31, 2000, in each case determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom) as if such additional Indebtedness had been Incurred at the beginning of the applicable Measurement Period.

    (b) The foregoing limitations of paragraph (a) of this covenant will not apply to any of the following, each of which shall be given independent effect:

        (i) the Incurrence by the Company or any of its Subsidiaries of Indebtedness (other than Acquired Indebtedness) consisting of Capital Lease Obligations, Purchase Money Obligations, mortgage financings or other obligations Incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement of property, plant or equipment used in connection with an Internet Service Business or a credit facility or a master lease arrangement entered into for the purpose of providing such financing, provided that such Indebtedness does not exceed the lesser of Fair Market Value or the purchase price of such property, plant or equipment at the time of such Incurrence;

        (ii) the Incurrence of Indebtedness of the Company or any of its Subsidiaries, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not exceed $35 million outstanding at any one time in the aggregate;

       (iii) the Incurrence by the Company of Indebtedness (other than secured Acquired Indebtedness) in an aggregate principal amount not to exceed 2.0 times the sum of the Net Cash Proceeds received by the Company after the date of the Indenture (other than from the issuance of Disqualified Stock) in connection with any Public Equity Offerings; PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the Notes or has an Average Life to Stated Maturity at least equal to the Notes;

        (iv) Indebtedness of the Company or any Subsidiary Incurred in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary as long as the notional principal amount of such Interest Rate Agreements do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements designed to protect the Company or any Subsidiary against fluctuations in the value of any currency or (c) under any Commodity Price Protection Agreements designed to protect the Company or any Subsidiary against fluctuations in the price of any commodity;

        (v) the Incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds and appeal or surety bonds;

        (vi) Indebtedness existing on the date of the Indenture;

       (vii) the Incurrence of (a) Indebtedness of any Subsidiary owed to and held by the Company or another Subsidiary and (b) Indebtedness of the Company owed to and held by any Subsidiary; and

      (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (i), (ii), (iii), (vi) and (vii) of this paragraph (b) of this covenant including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced if at all and such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Subordinated Indebtedness.

    (c) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of "--Limitations on Issuances of Guarantees of Indebtedness."

    (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred pursuant to paragraph (a) of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in paragraph (b) of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion, (i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order. (Section 1008)

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend on, or make any distribution (including without limitation any liquidation preference) on any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

        (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, its Capital Stock or any Capital Stock of any Affiliate of the Company (other than any such Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

       (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

        (iv) declare or pay any dividend or distribution (including without limitation any liquidation preference) on any Capital Stock of any Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Subsidiaries or (b) to all holders of Capital Stock of such Subsidiary on a pro rata basis); or

        (v) make any Investment in any Person (other than any Permitted Investments) (any of the foregoing actions described in clauses (i) through
    (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions described under "--Limitation on Incurrence of Indebtedness and Issuance of Redeemable Capital Stock;" and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of the following (the "Basket"):

        (A) (i) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (ii) 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on the date of the original issue of the Notes and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is required to be available;

        (B) (i) capital contributions to the Company after the date of the Indenture or (ii) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

        (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

        (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the Indenture, the aggregate of Net Cash Proceeds from their original issuance; and

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        (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the return of capital with respect to such Investment and the initial amount of such Investment.

    (b) Notwithstanding the foregoing, and in the case of clauses (ii) through
(vii) below, so long as no Default or Event of Default shall have occurred and is continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) below being referred to as a "Permitted Payment"):

        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a Permitted Payment for purposes of the calculation required by paragraph (a) of this Section;

        (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (v)(3)(B) of paragraph (a) of this Section;

       (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (v)(3)(B) of paragraph (a) of this Section;

        (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

        (v) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of the Company, provided that any such new Redeemable Capital Stock (1) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; and (3) has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the Notes;

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        (vi) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases in any calendar year shall not exceed $500,000 individually and $2.5 million in the aggregate; and

       (vii) the repurchase or redemption of IPO Warrants of the Company outstanding prior to the issuance of the Notes in an amount which shall not exceed $100,000 in the aggregate and the repurchase of Common Stock of the Company, through open market purchases, in an aggregate amount not to exceed $1,000,000. (Section 1009).

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be reasonably expected to be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(b) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, (c) with respect to any such transaction or series of related transactions involving aggregate value in excess of $1 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clauses (a) and (b) above, and (d) with respect to any transaction or series of related transactions involving aggregate value in excess of $2.5 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, and the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; PROVIDED, HOWEVER, that this provision shall not apply to: (a) compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans, in the ordinary course of business; (b) any transaction solely between or among the Company and/or any Subsidiaries, if such transaction is otherwise in compliance with the Indenture;
(c) any transaction otherwise permitted by the terms of the section of the Indenture described under "Certain Covenants--Limitations on Restricted Payments;" (d) the execution and delivery of or payments made under any tax sharing agreement between or among any of the Company and any Subsidiary; (e) licensing or sublicensing of use of any intellectual property by the Company or any Subsidiary to any Subsidiary or the Company; provided that the licensor shall continue to have access to such intellectual property to the extent necessary for the conduct of its respective business; (f) arrangements between the Company and any Subsidiary for the purpose of providing services or employees to such Subsidiary; (g) any transaction entered into for the purpose of granting or altering registration rights with respect to the Capital Stock of the Company; and (h) any transaction or series of related transactions entered into prior to the date of the Indenture. (Section 1010)

    LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, affirm, assume or suffer to exist any Lien of any kind against or upon any property or assets (including any intercompany notes) of the Company or any Subsidiary (other than the Escrow Account) owned on the date of the Indenture or acquired after the date of the Indenture, or any income or

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profits or proceeds therefrom, unless the Notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens. (Section 1011)

    LIMITATION ON SALE OF ASSETS. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, whether in a single transaction or a series of related transactions, consummate an Asset Sale unless
(i) no Default or Event of Default has occurred or would occur as a result thereof, (ii) at least 75% of the consideration from such Asset Sale is received in cash or other comparable consideration (as described below), and (iii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a board resolution delivered to the Trustee). The following types of consideration shall be deemed "comparable consideration" for the purposes of this covenant: (A) Cash Equivalents, (B) liabilities (contingent or otherwise) of the Company or a Subsidiary assumed by the transferee (or its designee) such that the Company or such Subsidiary has no further liability therefor, and (C) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash.

    (b) The Company or a Subsidiary may, within 365 days of the Asset Sale invest the Net Cash Proceeds in properties and other assets that will be used only in Internet Service Business or to permanently repay any Pari Passu Indebtedness of the Company (including the repurchase of the Notes). The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

    (c) When the aggregate amount of Excess Proceeds equals or exceeds $5 million, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness of the Company outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all Holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company will use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to

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an Offer and the completion of a Pari Passu Offer, the amount of Excess
Proceeds, if any, shall be reset at zero.

    (d) The Indenture provides that, if the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

    (e) The Indenture provides that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. (Section
1012)

    LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS. (a) The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to "--Limitation on Liens" and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes; provided that this paragraph shall not apply to any guarantee or assumption of liability of Indebtedness permitted under the Indenture and described in clauses (i), (ii), (iv), (v), (vii) and
(viii) of paragraph (b) of "Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Redeemable Stock."

    (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which transaction is in compliance with the terms of the Indenture and such Subsidiary is released from its guarantees of other Indebtedness of the Company or any Subsidiaries. (Section 1013)

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, enter into, assume or otherwise become liable with respect to any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired) unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the "--Limitation on Sale of Assets" covenant, (ii) the Company or such Subsidiary would be entitled under the "Limitation on Incurrence of Indebtedness and Issuance of Redeemable Capital Stock" and "Limitation on Liens" covenant to incur any Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant unless such lease is properly classified as an operating lease under GAAP) in respect of such Sale and Leaseback transaction and (iii) the consideration received by the Company or such Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred. (Section 1015)

    LIMITATION ON SUBSIDIARY CAPITAL STOCK. The Company will not permit (a) any Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or
(C) a Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C), or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire Capital Stock of any

                                       75
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Subsidiary from the Company or any Subsidiary, except, in the case of clauses
(a) and (b), (1) upon the acquisition of all the outstanding Capital Stock of such Subsidiary in accordance with the terms of the Indenture, (2) if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary, and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the provisions of the Indenture described in "-- Limitations on Restricted Payments" if made on the date of such issuance or sale, (3) issuances of director's qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law,
(4) issuances or sales of common stock of a Subsidiary, provided that the Company or such Subsidiary applies the Net Cash Proceeds, if any, in accordance with the provisions of the Indenture to the extent applicable, (5) issuances after which the Company maintains its direct or indirect percentage of beneficial and economic ownership of such Subsidiary, or (6) issuances in connection with Acquisitions for the primary purpose of minimizing tax liability to the Company, any of its Subsidiaries, the Acquired Person or any shareholders of the Acquired Person. (Section 1016)

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Company or any Subsidiary,
(iii) make any Investment in the Company or any Subsidiary or (iv) transfer any of its properties or assets to the Company or any Subsidiary, except for: (a) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; (b) encumbrances or restrictions (I) by reason of applicable law, or (II) under the Indenture; (c) customary non-assignment provisions of any contract or lease entered into in the ordinary course of business; (d) encumbrances or restrictions imposed pursuant to contracts entered into in connection with Permitted Liens, but solely to the extent such encumbrances or restrictions affect property or assets subject to such Permitted Lien; (e) any encumbrance or restriction imposed pursuant to contracts for the sale of assets with respect to the assets to be sold pursuant to such contract; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (e), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1017)

    LIMITATIONS ON UNRESTRICTED SUBSIDIARIES. The Company will not make, and will not permit its Subsidiaries to make, any Investment in, and will not designate any Subsidiaries as, Unrestricted Subsidiaries if, at the time thereof, (a) a Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Investment or designation, (b) the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "-- Limitation on Restricted Payments" covenant, (c) the Company or its Subsidiaries would be prohibited under the Indenture from making such Investment or designation, or (d) after giving effect to such Investment or designation, the Company would exceed the pro forma amount of Indebtedness permitted under the "Limitations on Incurrence of Indebtedness and Issuance of Redeemable Stock" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company. (Section 1018)

    PROVISION OF FINANCIAL STATEMENTS. After the earlier to occur of the consummation of the Exchange Offer or the effectiveness of a Registration Statement relating to the Notes and the 120th calendar day following the date of original issue of the Notes, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with

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the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders and
(ii) file with the Trustee copies of all such reports and other documents and
(y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the Notes remain outstanding, at any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon written request of a Holder, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Notes who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Investor" within the meaning of Rule 144A under the Securities Act, as the case may be in order to permit compliance by such Holder with Rule 144A under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act. (Sections 203 and 1019)

    LIMITATION ON BUSINESS. The Company will not, and will not permit any of the Subsidiaries to, engage in a business which is not an Internet Service Business. (Section 1022)

    ADDITIONAL COVENANTS. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; (vii) maintenance of insurance; and (viii) maintenance of a first priority security interest in the Escrow Account in favor of the Trustee.

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CONSOLIDATION, MERGER, SALE OF ASSETS

    The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto
(i) either (a) the Company will be the continuing corporation in the case of a consolidation or merger involving the Company or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture, the Escrow Agreement and the Registration Rights Agreement, as the case may be, and the Notes, the Indenture, the Escrow Agreement and the Registration Rights Agreement will remain in full force and effect as so supplemented; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of Additional Indebtedness (other than Permitted Indebtedness) under the provisions of "--Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Redeemable Capital Stock;" (iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes; (v) at the time of the transaction if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of "--Certain Covenants-- Limitation on Liens" are complied with; (vi) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Subsidiaries that could have a material adverse effect on the Company's business, financial condition or results of operations; and (vii) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture. Notwithstanding the foregoing, the Company (i) may merge or consolidate with any of its Subsidiaries, and (ii) the Company may merge or consolidate into any Person in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of the Company within the United States of America. (Section 801)

    In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the surviving person, such surviving person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from all obligations and covenants under the Indenture, the Notes, the Escrow Agreement and the Registration Rights Agreement. (Section 802)

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EVENTS OF DEFAULT

    An Event of Default will occur under the Indenture if:

        (i) there shall be a default in the payment of any interest (including Additional Interest, if any) on any Note when it becomes due and payable, and such default shall continue for a period of 30 days (provided that such 30 day grace period shall be inapplicable for the first six interest payments due on the Notes);

        (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

       (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture, the Escrow Agreement, the Registration Rights Agreement or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i), (ii) or in subparagraph (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to make or consummate an Offer in accordance with the provision described in "--Certain Covenants--Limitation on Sale of Assets;" or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions described in "Change of Control;"

        (iv) (a) any default by the Company or any Subsidiary in the payment of the principal, premium, if any, or interest has occurred under any agreement, indenture or instrument evidencing Indebtedness when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) any event of default as defined in any agreement, indenture or instrument of the Company evidencing Indebtedness shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated, and in the case of (a) and (b) above, the principal amount of such Indebtedness aggregates in excess of $5 million;

        (v) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

        (vi) one or more judgments or orders for the payment of money in excess of $10 million, either individually or in the aggregate, shall be rendered against the Company or any Subsidiary or any of their respective properties which are not paid or covered by financially sound third-party insurers, and shall not be paid and discharged and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

       (vii) any holder or holders of at least $5 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary after a default under such Indebtedness shall notify the Trustee of its commencement of proceedings to foreclose on any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of

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
    the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

      (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

        (ix) (a) the Company or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Subsidiary or of any substantial part of the Company's consolidated properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix); or

        (x) the Company shall challenge the Lien on the Escrow Collateral under the Escrow Agreement prior to such time the Escrow Collateral is to be released to the Company or the Escrow Collateral shall become subject to any Lien other than the Lien under the Escrow Agreement. (Section 501)

    If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause
(viii) or (ix) of the prior paragraph occurs with respect to the Company and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.

    After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding, (iii) the principal of and premium, if any, on any Notes then outstanding which have

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
become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section
502)

    The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. (Section 513)

    The Indenture provides that the Trustee will, within 30 days after the receipt of notice of the occurrence of any Default, give to the Holders of the Notes notice of such Default known to it, unless such Default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such Holders. (Section 602) The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred that is not cured. (Section 1020)

    The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of Holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes. (Sections 401, 402 and 403)

    In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm selected by the Company, to pay and discharge the principal of, premium, if any, and interest (including Additional Interest, if any) on the

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
outstanding Notes on the Stated Maturity (or on any date after May 1, 2003 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States acceptable to the Trustee shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) or (ix) under the first paragraph under--'Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, or any Subsidiary is a party or by which it is bound; (vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;
(viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ix) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, or others; (x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest (including Additional Interest) on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel acceptable to the Trustee, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when (a) either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire

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
indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest (including Additional Interest, if any) at such Maturity, Stated Maturity or redemption date; (b) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel acceptable to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, or any Subsidiary is a party or by which the Company, or any Subsidiary is bound. (Section 1301)

MODIFICATIONS AND AMENDMENTS

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "Certain Covenants--Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "Change of Control," including, in each case, amending, changing or modifying any definitions relating thereto; (iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby; (v) except as otherwise permitted under "Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; (vi) amend or modify any of the provisions of the Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Company; or (vii) modify the provisions of the Escrow Agreement or the Indenture relating to the Escrow Collateral in any manner adverse to the Holders or release any of the Escrow Collateral from the Lien under the Escrow Agreement or permit any other obligation to be secured by the Escrow Collateral. (Section 902)

    Notwithstanding the foregoing, without the consent of any Holders of the Notes, the Company, and the Trustee may modify or amend the Indenture: (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture, the Notes, the Registration Rights Agreement and the Escrow Agreement in accordance with "-- Consolidation, Merger, Sale of Assets"; (b) to add to the covenants of the Company, or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture or in the Notes; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Notes which may be defective or inconsistent with any other provision in the Indenture or the Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the

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
Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(e) to add a Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

    The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)

GOVERNING LAW

    The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 610)

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. (Section 512) The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of skill and care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture or the Escrow Agreement at the request of any Holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Sections 601 and 603)

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
CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not constitute Acquired Indebtedness.

    "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

    "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Subsidiary, in either case pursuant to which such Person shall become a Subsidiary or shall be consolidated, merged with or into the Company or any Subsidiary or (ii) any acquisition by the Company or any Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business of the Company or such Subsidiary.

    "Additional Interest" has the meaning provided in Section 5 of the Registration Rights Agreement.

    "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets
(A) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets," (B) that is by the Company to any Subsidiary or by any Subsidiary to the Company or any other Subsidiary in accordance with the terms of the Indenture, (C) that is of obsolete equipment in the ordinary course of business, (D) the Fair Market Value of which in the aggregate does not exceed $200,000 in any transaction or series of related transactions, (E) that is made in accordance with the provisions described under "Certain Covenants--Limitations on Restricted Payments," (F) which constitutes the granting of any Permitted Lien and (G) any transfer of assets that are transferred in exchange for one or more like-kind assets; provided that if the Fair Market Value of the assets to be transferred by the Company or such Subsidiary under this clause (G), plus the Fair Market Value of any other consideration paid or credited by the Company or such Subsidiary exceeds $1 million, such transaction shall require approval of the Board of Directors of the Company.

    "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by
(ii) the sum of all such principal payments.

    "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

    "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

    "Capital Stock" of (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

    "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose short term debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

    "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13 (d) and 14 (d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or where no "person" or "group" owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation); or
(iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Consolidation, Merger, Sale of Assets."

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    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

    "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

    "Company" means Globix Corporation, a corporation incorporated under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

    "consolidated" means, consolidated in accordance with GAAP.

    "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated subsidiaries for such period as determined in accordance with GAAP.

    "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its subsidiaries for such period, on a consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest and (v) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptable financing and similar transactions, plus
(b)(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its subsidiaries during such period and (ii) all capitalized interest of such Person and its subsidiaries, plus (c) the interest expense actually paid by such Person under any Guaranteed Debt of such Person and any subsidiary to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount for such period of cash or non-cash dividends on any Redeemable Capital Stock or Preferred Stock of such Person and its subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Net Income" means, with respect to any period, the net income of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (a) other than for purposes of calculating the Basket, all extraordinary, unusual or nonrecurring gains or losses for such period (net of fees and expenses relating to the transaction giving rise thereto); (b) other than for purposes of calculating the Basket, all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (c) that portion of such net income derived from or in respect of Investments in Persons other than Subsidiaries, except to the extent actually received in cash by the Company or any Subsidiary (subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition); (d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Subsidiary) for such period, except to the extent the Company's allocation portion of such Person's net income for such period is actually received in cash by the Company or any Subsidiary (subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) of any other Person combined with the Company or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;
(f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders; and (g) any gain or loss, net of taxes realized by such person upon the termination of any employee pension benefit plan.

    "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and any Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

    "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the original issue date of the Notes and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

    "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

    "Debt to Annualized Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Subsidiary on the Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Subsidiary shall have in any manner (x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow the exclusions set forth in clauses (a) through (g) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Subsidiary).

    "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

    "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

    "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; PROVIDED such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the Notes; PROVIDED, FURTHER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in "Limitation on Sale of Assets" and "Change of Control" described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Sale of Assets" and "Change of Control" provisions described above.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

    "Exchange Notes" means Notes issued in exchange for Existing Notes pursuant to the Registration Rights Agreement.

    "Existing Notes" means the Notes issued in the Existing Notes Offering.

    "Fair Market Value" means, with respect to any asset or property, the sale value that would be reasonably expected to be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise specified, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

    "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

    "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

    "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

    "Guarantor" means any Subsidiary which is a guarantor of the Notes, including any Person that is required after the date of the Indenture to execute a guarantee of the Notes pursuant to the "Limitation on Issuance of Guarantees of Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

    "Holder" means a registered holder of the Notes as indicated in the register maintained pursuant to the Indenture.

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
    "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee, or redeem or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged or consolidated with or into the Company or any Subsidiary shall be deemed to be Incurred at such time.

    "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. In no event shall "Indebtedness" include any trade payable or other current liabilities arising in the ordinary course of business excluding the current maturity of any obligation which would otherwise constitute Indebtedness. The amount of any item of Indebtedness shall be the amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

    "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes including any Guarantor, to pay principal of, premium, if any, and interest (and Additional Interest) when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under the Indenture and the Notes, according to the respective terms thereof.

    "interest" includes Additional Interest, if any.

    "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

    "Internet Service Business" means any business whose principal business is operating an internet connectivity or internet enhancement service as it exists from time to time, including, without limitation, dial up or dedicated internet service, web hosting or co-location services, security solutions, the provision and development of software in connection therewith, configuration services, electronic commerce,

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intranet solutions, data backup and restoral, business content and collaboration, communications tools or network equipment products or services (including without limitation, any business conducted by the Company or any Subsidiary on the issue date of the Notes), and any business reasonably related to the foregoing. A good faith determination by a majority of the Board of Directors as to whether a business meets the requirements of this definition shall be conclusive, absent manifest error.

    "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "Lien" means any mortgage or deed of trust, pledge, lien (statutory or otherwise), security interest, easement, hypothecation, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, other than any lease properly classified as an operating lease under GAAP and intellectual property licensing arrangements.

    "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

    "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties that are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "--Certain Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale (or conversion in the case of debt securities or Capital Stock that have been converted) and net of taxes paid or payable as a result thereof.

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    "Notes" means the Notes issued from time to time under the Indenture.

    "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is PARI PASSU in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness which ranks PARI PASSU in right of payment to such Guarantee.

    "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary described under clauses (iv) and (vii) of paragraph (b) under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Redeemable Capital Stock"; (iii) Investments in any of the Notes; (iv) Investments in Cash Equivalents; (v) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under "--Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the date of the Indenture; (vii) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or another Wholly Owned Subsidiary and guarantees of Indebtedness of the Company given by any Subsidiary, in each case, in accordance with the terms of the Indenture; (viii) any Investment in the Company by any Subsidiary of the Company; PROVIDED, that any such Investment in the form of Indebtedness shall be Subordinated Indebtedness; (ix) accounts receivable created or acquired in the ordinary course of business of the Company or any Subsidiary and Investments arising from transactions by the Company or any Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim); (x) Investments the consideration of which is Capital Stock of the Company; (xi) stock obligations or securities received in satisfaction of judgments; (xii) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and (xiii) any other Investments in an Internet Service Business in an aggregate amount not to exceed $20 million at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors in good faith and evidenced by a board resolution) at the time of such Investment.

    "Permitted Lien" means:

    (a) any Lien existing as of the date of the Indenture;

    (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance or arising under worker's compensation laws or similar legislation; (4) good faith deposits in connection with bids, tenders, leases or contracts (other than contracts evidencing Indebtedness); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;
(6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or (7) operation

                                       92
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of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

    (c) any Lien to secure the performance of bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

    (d) any Lien securing obligations in connection with Indebtedness permitted under that section of the Indenture described in clause (i) of paragraph (b) of "Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Redeemable Securities" which are incurred or assumed in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 180 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property and any accessories, accessions, additions, replacements and proceeds thereof;

    (e) any Lien arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

    (f) any Lien securing obligations in connection with Indebtedness permitted under that section of the Indenture described in clauses (ii) or (iii) of paragraph (b) of "Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Redeemable Capital Stock;"

    (g) any Lien in favor of the Company or any Subsidiary;

    (h) any Lien securing obligations in connection with Acquired Indebtedness; provided that any such Lien does not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets of the Acquired Person covered thereby or the property or assets so acquired;

    (i) any Lien in favor of the Trustee for the benefit of the Holders or the Trustee arising under the provisions in the Indenture or the Escrow Agreement;

    (j) any Lien encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

    (k) any Lien in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

    (l) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Subsidiaries; and

    (m) any Lien securing any extension, renewal, refinancing or replacement, in whole or in part, of any obligation or Indebtedness described in the foregoing clauses (a) through (d) and (f) through (h) so long as no additional collateral is granted as security thereby.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.

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
    "Public Equity Offering" means an underwritten offering of common stock of the Company with gross proceeds to the Company of at least $25 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

    "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

    "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

    "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity at the option of the holder thereof.

    "Sale and Leaseback Transaction" means with respect to any Person, any direct or indirect arrangement pursuant to which any property (other than Capital Stock) is sold by such Person or a subsidiary, or, in the case of the Company, it or a Subsidiary, and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries or, in the case of the Company, it or one of its Subsidiaries.

    "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

    "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

    "Strategic Investor" means any Person which is (or a controlled Affiliate of any Person which is or a controlled Affiliate of which is) engaged principally in the Internet Service Business and which has a Total Market Capitalization of at least $1.0 billion.

    "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

    "subsidiary" means, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least the majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more subsidiaries of

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such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more subsidiaries of such Person.

    "Subsidiary" means any subsidiary of the Company other than an Unrestricted Subsidiary.

    "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and any Subsidiary, on a consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

    "Total Market Capitalization" of any Person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such Person and any Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average closing price of such common stock over the 10 consecutive Trading Days ending not earlier than 10 Trading Days immediately prior to such date of determination, plus (c) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day. If no such closing price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the board of directors in good faith and evidenced by a resolution thereof filed with the Trustee. Notwithstanding the foregoing, unless the Person's common stock is listed on any national securities exchange or on the Nasdaq National Market, the "Total Market Capitalization" of the Person shall mean, as of any day of determination, the enterprise value (without duplication) of the Person and any subsidiaries (including the fair market value of their debt and equity), as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form filed with the Trustee; provided that for purposes of any such determination, the enterprise value of the Person shall be calculated as if the Person were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to the date of such determination.

    "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

    "Unrestricted Subsidiary" means (i) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); (b) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; (c) any Investment in such subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "--Certain Covenants--Limitation on Unrestricted Subsidiaries" covenant and such subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (d) such subsidiary does not own any Capital Stock in any Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing

                                       95
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conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the fair market value of such Investment as determined in good faith by the Company's Board of Directors. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Redeemable Capital Stock" and (ii) all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Subsidiary becomes a Subsidiary.

    "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

    "U.S. Government Securities" means securities that are direct obligations of the United States of America, the payment of which its full faith and credit is pledged.

    "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary. For the purposes of this definition, any director qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

REGISTRATION RIGHTS

    The Company and the Initial Purchaser entered into a Registration Rights Agreement on the Closing Date of the Existing Notes Offering. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission an Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities (as defined) pursuant to an Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration

                                       96
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Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Existing Note until (i) the date on which such Existing Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Existing Note for an Exchange Note, the date on which such an Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Existing Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Existing Note is distributed to the public pursuant to Rule 144 under the Securities Act.

    The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Issue Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 105 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Existing Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 105 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Target Effectiveness Date"), or (c) the Company fails to consummate the Exchange Offer within 30 days of the Target Effectiveness Date with respect to the Exchange Offer Registration Statement, or
(d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), the interest rate borne by the Notes shall be increased by one-half of one percent per annum for the 90-day period following such Registration Default, which rate will increase by one-half of one percent per annum with respect to each subsequent 90-day period up to a maximum of one and one half percent (1.50%) per annum until cured ("Additional Interest"). Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

    Holders will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the additional interest provisions set forth above.

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                            DESCRIPTION OF WARRANTS

    The Warrants were issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and Marine Midland Bank, as warrant agent (the "Warrant Agent") in a private transaction that is not subject to the registration requirements of the Securities Act. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is qualified by reference to the Warrant Agreement, including the definitions therein of certain terms used below.

GENERAL

    Each Warrant, when exercised, will entitle the holder thereof to receive
3.52 fully paid and non-assessable shares of Common Stock of the Company, par value $0.01 per share ("Warrant Share"), at an exercise price of $14.03 per share, subject to adjustment (the "Exercise Price"). The Exercise Price and the number of Warrant Shares are both subject to adjustment in certain cases referred to below. The Warrants will entitle the holders thereof to purchase in the aggregate 563,200 Warrant Shares, or approximately 10% of the Common Stock on a fully diluted basis as of the closing of the Existing Notes Offering.

    The Warrants will become exercisable after the Separation Date. Unless exercised, the Warrants will automatically expire on May 1, 2005 (the "Expiration Date"). The Company will give notice of expiration not less than 90 and not more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Warrants. If the Company fails to give such notice, the Warrants will not expire until 90 days after the Company gives such notice. In no event will holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension.

    The Warrants may be exercised by surrendering to the Company the warrant certificates evidencing the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made (A) by tendering Notes having an aggregate principal amount, plus accrued and unpaid interest, if any, thereon, to the date of exercise equal to the Exercise Price,
(B) by tendering Warrants ( or a portion of a Warrant or Warrants) that cover shares of Common Stock having a fair market value (as determined in good faith by the Company's Board of Directors) equal to the Exercise Price or (C) by a combination of Notes and Warrants. Upon surrender of the warrant certificate and payment of the Exercise Price, the Company will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole shares of Common Stock to which the holder is entitled. If less than all of the Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of Warrants.

    No fractional shares of Common Stock will be issued upon exercise of the Warrants. The Company will pay to the holder of the Warrant at the time of exercise an amount in cash equal to the current market value of any such fractional share of Common Stock less a corresponding fraction of the Exercise Price.

    Certificates for Warrants will be issued in registered form only, and no service charge will be made for registration or transfer or exchange upon surrender of any Warrant certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant certificates.

    The holders of the Warrants will have no right to vote on matters submitted to the stockholders of the Company and will have no right to receive dividends. The holders of the Warrants will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Warrants are executory contracts which may be subject to rejection by the Company with approval of the bankruptcy court, and the holders of the Warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy

                                       98
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case than they would be entitled to if they had exercised their Warrants prior to the commencement of any such case.

ADJUSTMENTS

    The number of Warrant Shares purchasable upon the exercise of the Warrants and the Exercise Price both will be subject to adjustment in certain events including (i) the payment by the Company of dividends (or other distributions) on Common Stock of the Company payable in Common Stock of the Company or other shares of the Company's capital stock, (ii) subdivisions, combinations and reclassifications of Common Stock of the Company, (iii) the issuance to all holders of Common Stock of the Company of rights, options or warrants entitling them to subscribe for Common Stock of the Company, or for securities convertible into or exchangeable for shares of Common Stock of the Company, in either case for a consideration per share of Common Stock which is less than the current market price per share (as defined in the Warrant Agreement) of Common Stock of the Company, and (iv) the distribution to all holders of Common Stock of the Company of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above and excluding cash dividends or other cash distributions from current or retained earnings).

    No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price, provided, however, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

    In the case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

RESERVATION OF SHARES

    The Company has authorized and reserved for issuance and will at all times reserve and keep available such number of shares of Common Stock as will be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

AMENDMENT

    From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants will require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each holder of the Warrants affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

REPORTS

    Whether or not required by the rules and regulation of the Commission, so long as any of the Warrants remain outstanding, the Company shall cause copies of the SEC Reports described under "Description of the Notes--Certain Covenants--Provision of Financial Statements" to be filed with the

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Warrant Agent and mailed to the holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent.

REGISTRATION RIGHTS

    The holders of the Warrants and the Warrant Shares will be entitled to certain rights with respect to the registration of the Warrant Shares under the Securities Act as discussed below.

    DEMAND REGISTRATION RIGHTS. The holders of the Warrants and the Warrant Shares may require the Company, after the first anniversary of the date of issuance of the Warrants, on three occasions, at the Company's sole expense (excluding underwriter discounts), to prepare and file a registration statement under the Securities Act that provides for the public resale by the holders of Warrants and/or Warrant Shares of all or any portion of their Warrant Shares in an underwritten public offering or otherwise (the "Resale Registration"). The Company will be required to use its best efforts to have each such registration statement declared effective and to remain effective for a period of six months (or such shorter period as will terminate when all Warrant Shares covered thereby have been sold). Only holders of at least 25% in aggregate of the Warrants and the Warrant Shares (singly or collectively) will be permitted to initiate a demand registration. The Company shall be entitled to delay the filing of a demand registration statement under certain circumstances for up to 90 days. In the event the holders of the Warrants and the Warrant Shares require the Company to effect a Resale Registration, certain other security holders of the Company will be entitled to include shares of Common Stock of the Company held by them in such Resale Registration. All shares of Common Stock included in such Resale Registration shall, under certain circumstances, be subject to pro rata cut-back provisions.

    PIGGYBACK REGISTRATION RIGHTS. If, after the first anniversary of the date of issuance of the Warrants, the Company proposes to register any of its Common Stock under the Securities Act for its own account or for the account of other security holders, the holders of the Warrants and the Warrant Shares will be entitled to notice of the registration and will be entitled to include, at the Company's sole expense (excluding underwriter discounts), all or any portion of their Warrant Shares therein, subject to pro rata cut-back provisions in the event that the managing underwriter in any underwritten offering determines that the inclusion of the Warrant Shares and any other securities entitled to piggyback registration rights would adversely affect the offering being registered.

               PROVISIONS GENERALLY APPLICABLE TO ALL SECURITIES

BOOK-ENTRY, DELIVERY AND FORM

    Units sold in reliance on Rule 144A were represented by one or more permanent global Units in definitive, fully registered form without interest coupons (each a "Restricted Global Unit") and were deposited with the Trustee as custodian for, and registered in the name of, Cede & Co., as nominee of the Depositary.

    Each Global Unit is comprised of one or more global certificates for the Existing Notes (the "Global Notes") and one or more global certificates for the Warrants (the "Global Warrant Certificate"). Each Global Note and Global Warrant Certificate are sometimes each referred to herein as a "Global Security." As used in this section, the term "Securities" shall refer to any of the Existing Notes, Exchange Notes or Warrants, in whatever form held. Except as set forth below regarding "Certificated Securities", owners of beneficial interests in the Global Securities will not be entitled to receive physical delivery of Certificated Securities (as defined below).

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The

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Depositary holds securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and facilitates the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

    The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of any Global Security, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of Global Security and (ii) ownership of the Securities evidenced by each Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Holders are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to own, transfer or pledge Securities evidenced by any Global Security will be limited to such extent.

    So long as the Global Security Holder is the registered owner of any Securities, the Global Security Holder will be considered the sole Holder under the Indenture of any Securities evidenced by any Global Security. Beneficial owners of Securities evidenced by any Global Security will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Securities.

    Payments in respect of the principal of, premium, if any, interest on any Notes registered in the name of the Global Security Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Security Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the person in whose names Notes, including any Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Securities. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Securities will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

    Transferees of Existing Notes who are not "qualified institutional buyers" as defined in Rule 144A under the Securities Act may hold Existing Notes only in the form of Certificated Securities. All such Certificated Securities would be subject to the applicable legend requirements. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to appoint a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Existing Notes in the form of Certificated Securities under the Indenture then, upon surrender by the Global Security Holder of any

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Global Security, Certificated Securities will be issued to each person that the
Global Security Holder and the Depositary identify as being the beneficial owner of the related Securities.

    Neither the Company nor the Trustee will be liable for any delay by the Global Security Holder or the Depositary in identifying the beneficial owners of Existing Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Security Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by a Global Note (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Security Holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Existing Notes represented by the Global Note have been approved for trading in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Existing Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

                              PLAN OF DISTRIBUTION

    This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed that under certain circumstances, the Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Exchange Notes by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring approximately 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions pursuant to an exemption from registration under the Securities Act (e.g. Rule 144 or otherwise) in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such or other methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that acquired Existing Notes as a result of market making activities or other trading activities and who resells Exchange Notes that were received by it pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating

Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the Exchange Notes will be passed upon for the Company by Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119.

                                    EXPERTS

    The financial statements included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                               GLOBIX CORPORATION
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                      -----------
Financial Statements of Globix Corporation and Subsidiaries
Report of Independent Public Accountants............................................................      F-2
Consolidated Balance Sheets--As of September 30, 1997 and September 30, 1996........................      F-3
Consolidated Statements of Operations--For the years ended September 30, 1997 and 1996 and the nine
  months ended September 30, 1995...................................................................      F-4
Consolidated Statements of Changes in Stockholders' Equity--For the years ended September 30, 1997
  and 1996 and the nine months ended September 30, 1995.............................................      F-5
Consolidated Statements of Cash Flows--For the years ended September 30, 1997 and 1996 and the nine
  months ended September 30, 1995...................................................................      F-6
Notes to Consolidated Financial Statements--For the Year Ended September 30, 1997...................     F-7-F-16
Consolidated Balance Sheets as of March 31, 1998 (unaudited) and September 30, 1997.................     F-17
Consolidated Statements of Operations for the Six Months Ended March 31, 1998 (unaudited) and
  1997..............................................................................................     F-18
Consolidated Statements of Cash Flows for the Six Months Ended March 31, 1998 (unaudited) and
  1997..............................................................................................         F-19
Notes to Consolidated Financial Statements for the Six Months Ended March 31, 1998..................    F-20-F-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Globix Corporation:

    We have audited the accompanying consolidated balance sheets of Globix Corporation, formerly known as Bell Technology Group Ltd. (a Delaware corporation) and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 1997 and 1996 and the nine months ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globix Corporation and Subsidiaries as of September 30, 1997 and 1996 and the results of its operations and its cash flows for the years ended September 30, 1997 and 1996 and the nine months ended September 30, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

December 19, 1997

New York, New York

                      GLOBIX CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                        SEPT. 30,      SEPT. 30,
                                                                                          1997           1996
                                                                                      -------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.........................................................  $   2,401,446  $   2,342,011
  Accounts receivable, net of allowance for doubtful accounts of $194,684 and
    $64,842 as of September 30, 1997 and September 30, 1996, respectively...........      3,259,548      1,847,918
  Inventories.......................................................................        487,542        758,353
  Prepaid expenses and other current assets.........................................        727,765        195,113
                                                                                      -------------  -------------
      Total current assets..........................................................      6,876,301      5,143,395
Property and equipment, net.........................................................      3,548,838      2,151,294
Long-term investment................................................................        325,000        400,000
Other assets........................................................................        274,849        115,093
                                                                                      -------------  -------------
      Total assets..................................................................  $  11,024,988  $   7,809,782
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short term borrowings.............................................................  $   2,001,157  $    --
  Current portion of notes payable..................................................        335,021         39,152
  Accounts payable..................................................................      2,010,507      1,274,197
  Accrued expenses..................................................................        425,852        194,947
  Deferred revenues.................................................................        123,046        166,617
                                                                                      -------------  -------------
      Total current liabilities.....................................................      4,895,583      1,674,913
Long term note payable, net of current portion......................................        923,217       --
Other long term liabilities.........................................................        191,928         45,169
                                                                                      -------------  -------------
      Total liabilities.............................................................      6,010,728      1,720,082
                                                                                      -------------  -------------
Commitments and contingencies
Stockholders' equity:
  Preferred Stock, $.01 par value; 500,000 shares authorized; no shares issued and
    outstanding.....................................................................       --             --
  Common Stock, $.01 par value; 10,000,000 shares authorized; 3,448,450 and
    3,083,210 shares issued and outstanding.........................................         34,485         30,832
  Additional paid-in capital........................................................     10,069,474      8,033,134
  Accumulated deficit...............................................................     (5,089,699)    (1,974,266)
                                                                                      -------------  -------------
    Total stockholders' equity......................................................      5,014,260      6,089,700
                                                                                      -------------  -------------
      Total liabilities and stockholders' equity....................................  $  11,024,988  $   7,809,782
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     NINE MONTHS
                                                                        YEAR ENDED     YEAR ENDED       ENDED
                                                                         SEPT. 30,      SEPT. 30,     SEPT. 30,
                                                                           1997           1996           1995
                                                                       -------------  -------------  ------------
Revenues.............................................................  $  17,399,955  $  10,373,664   $8,738,410
Costs and expenses:
  Cost of revenues...................................................     13,901,859      8,599,241    7,292,232
  Selling, general and administrative................................      6,036,032      3,186,718    1,212,829
  Depreciation and amortization......................................        472,298        219,176       68,510
  Research and development...........................................       --               57,250       34,000
                                                                       -------------  -------------  ------------
      Total costs and expenses.......................................     20,410,189     12,062,385    8,607,571
Income (loss) from operations........................................     (3,010,234)    (1,688,721)     130,839
  Interest income....................................................         72,427        121,256       --
  Interest expense...................................................       (177,626)       (98,520)     (72,881)
  Write-off of Debt Issuance Costs...................................       --             (257,391)      --
                                                                       -------------  -------------  ------------
Income (loss) before taxes...........................................     (3,115,433)    (1,923,376)      57,958
Provision for (benefit from) taxes...................................       --              (29,896)      19,099
                                                                       -------------  -------------  ------------
Net income (loss)....................................................  $  (3,115,433) $  (1,893,480)  $   38,859
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Basic net earnings (loss) per share..................................  $       (1.01) $       (0.72)  $     0.02
Basic weighted average shares outstanding............................      3,075,235      2,633,400    1,725,000

 The accompanying notes are an integral part of these consolidated statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                       TOTAL
                                                                      ADDITIONAL                      STOCK-
                                                                        PAID-IN      ACCUMULATED     HOLDERS'
                                                SHARES     AMOUNT       CAPITAL        DEFICIT        EQUITY
                                              ----------  ---------  -------------  -------------  -------------
Balance, December 31, 1994..................   1,725,000  $  10,625  $     368,958  $    (119,645) $     259,938
  Adjustment related to the merger of PFMT
    and the Company.........................      --          6,625         (6,625)      --             --
  Net Income................................      --         --           --               38,859         38,859
                                              ----------  ---------  -------------  -------------  -------------
Balance, September 30, 1995.................   1,725,000     17,250        362,333        (80,786)       298,797
  Stock insurance in connection with bridge
    financing...............................      35,710        357        249,643       --              250,000
  Proceeds from Initial Public
    Offering, net of expenses of
      $1,602,175............................   1,322,500     13,225      7,421,158       --            7,434,383
  Net Loss..................................      --         --           --           (1,893,480)    (1,893,480)
                                              ----------  ---------  -------------  -------------  -------------
Balance, September 30, 1996.................   3,083,210     30,832      8,033,134     (1,974,266)     6,089,700
  Proceeds from Private Placement, net of
    expenses of $216,763....................     400,000      4,000      1,979,241       --            1,983,241
  Proceeds from exercise of stock options...       7,998         80         55,906       --               55,986
  Proceeds from exercise of warrants........         100          1            765       --                  766
  Correction of outstanding shares..........     (42,858)      (428)           428       --
  Net Loss..................................      --         --           --           (3,115,433)    (3,115,433)
                                              ----------  ---------  -------------  -------------  -------------
Balance, September 30, 1997.................   3,448,450  $  34,485  $  10,069,474  $  (5,089,699) $   5,014,260
                                              ----------  ---------  -------------  -------------  -------------
                                              ----------  ---------  -------------  -------------  -------------

 The accompanying notes are an integral part of these consolidated statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    NINE MONTHS
                                                                          YEAR ENDED   YEAR ENDED      ENDED
                                                                           SEPT. 30,    SEPT. 30,    SEPT. 30,
                                                                             1997         1996          1995
                                                                          -----------  -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income.......................................................  $(3,115,433) $(1,893,480)  $   38,859
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.........................................      686,250      219,176       68,510
  Write-off and amortization of debt issuance...........................      --           250,000       --
  Benefit for deferred taxes............................................      --           (29,896)        (838)
  Changes in operating assets and liabilities:
    Increase in accounts receivables....................................   (1,411,630)    (424,370)    (111,434)
    Decrease (increase) in inventories..................................      270,811       85,551     (422,991)
    Decrease (increase) in prepaid expenses and other current assets....       31,348     (183,052)       4,354
    Decrease (increase) in other assets.................................       36,708      (68,729)     (31,890)
    Increase (decrease) in accounts payables............................      736,310      (45,337)      99,211
    Increase in accrued expenses........................................      277,664      121,702        6,347
    (Decrease) in payable due to officers...............................      --           --            (5,250)
    (Decrease) increase in deferred revenues............................      (43,571)      91,057       48,762
                                                                          -----------  -----------  ------------
      Net cash used in operations.......................................   (2,531,543)  (1,877,378)    (306,360)
                                                                          -----------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net of landlord reimbursement....   (1,542,431)  (1,954,646)    (149,917)
  Purchase of long-term investment......................................      --          (400,000)      --
                                                                          -----------  -----------  ------------
      Net cash used in investing activities.............................   (1,542,431)  (2,354,646)    (149,917)
                                                                          -----------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from (repayments of) short term borrowings...............    2,001,077     (711,952)     417,739
  Shareholder loan......................................................     (145,408)     --            --
  Repayments of stockholder loan........................................      --          (287,000)     (13,000)
  Proceeds from notes payable for equipment refinancing.................      873,610      --            --
  Repayments of notes payable...........................................     (195,887)     (83,763)     (48,990)
  Proceeds from private placement, net of offering costs of $216,763....    1,544,031      --            --
  Proceeds from initial public offering, net of offering costs of
    $1,602,175..........................................................      --         7,434,383       --
  Proceeds from sale of options.........................................       55,986      --            --
                                                                          -----------  -----------  ------------
Net cash provided by financing activities...............................    4,133,409    6,351,668      355,749
                                                                          -----------  -----------  ------------
Net increase (decrease) in cash and cash equivalents....................       59,435    2,119,644     (100,528)
  Cash and cash equivalents, beginning of period........................    2,342,011      222,367      322,895
                                                                          -----------  -----------  ------------
  Cash and cash equivalents, ending of period...........................  $ 2,401,446  $ 2,342,011   $  222,367
                                                                          -----------  -----------  ------------
                                                                          -----------  -----------  ------------
Supplemental disclosure of cash flow information:
Cash paid for interest..................................................      165,540       53,887       60,157
Cash paid for income taxes..............................................       27,881       12,736       --
Noncash investing and financing activities:
  Equipment acquired under capital lease obligations....................      539,764      --           121,422
  Proceeds receivable associated with private placement.................      600,000      --            --
  Issuance of common stock in connection with private placement.........      100,000      --            --
  Issuance of common stock in connection with bridge financing..........      --           250,000       --

 The accompanying notes are an integral part of these consolidated statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION

    Globix Corporation and Subsidiaries (the "Company") was incorporated in the State of Delaware in September 1995. Shortly thereafter, the Company succeeded by merger to all the assets and liabilities of PFM Technologies Corporation ("PFMT"), a New York corporation. In July 1994, the sole stockholder of NAFT International Ltd. ("NAFT") and Stellar Graphics Corp. ("Stellar Graphics") exchanged 100% of the common stock of both companies for 100 shares (100%) of PFMT, then a newly formed corporation, in a tax free exchange. Subsequent to this transaction, an additional 100 shares of PFMT were issued to Harpoon Holdings, Ltd. ("Harpoon") in consideration for $200,000. The Company also owns 100% of the equity of NAFT Computer Service Corp. ("NCS") a New York corporation formed in September 1994, PFM Communications Inc. ("PFMC"), a New York corporation formed in March 1995 and GameNet Corp. ("GameNet"), a New York corporation formed in March 1995. Prior to the merger of PFMT into the Company, these entities were wholly owned subsidiaries of PFMT. During 1996, the Company changed the name of Stellar Graphics Corp. to Bluestreak Digital Inc. ("Bluestreak").

    The consolidated financial statements herein include the accounts of the Company, NAFT, PFMC, NCS, GameNet and Bluestreak. All material intercompany accounts and transactions have been eliminated. In September 1995, the Company changed its fiscal year end from December 31 to September 30.

    OPERATIONS

    The Company's activities presently fall into two main segments. One segment consists of computer products sales, service network installation and maintenance. The second segment consists of all Internet related activities including Web hosting and interactive CD ROM design, preparation and 3-D animation.

    In the opinion of management, the Company will be able to finance its business as currently conducted from its current working capital, and open-end equipment lease commitment from Cisco Systems, Inc. of $1,000,000 received in December 1997. In addition, the Company has a $3,000,000 credit facility with NationsCredit discussed in note 2 to the financial statements. Borrowings under the NationsCredit credit facility and security interests are limited to inventory held primarily for sale to customers and the availability of current accounts receivable of the Company's hardware sales subsidiary. The Company is presently discussing an increase in its credit facility with NationsCredit based upon a pledge of inventory and receivables held by its other subsidiary corporations. However, in order to continue with its expansion program, the Company will be required to raise additional debt or equity capital of several million dollars. The Company is seeking other financing alternatives to finance its expansion. However, there is no assurance that the Company will be able to raise such additional cash.

    SEGMENT INFORMATION

    The following is a summary of segment information for the fiscal years ended September 30, 1997 and 1996. The Company started its Internet and Media Development segment during the second half of the fiscal period ended September 30, 1995. For the fiscal period ended September 30, 1995, no operating segment of the Company had sufficient Gross Revenues, Operating Income/Loss or Identifiable Assets to require the reporting of results for that period on a Segment basis.

                      GLOBIX CORPORATION AND SUBSIDIARIES

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Fiscal year ended September 30, 1997

                                                                       COMPUTER     INTERNET AND
                                                                      PRODUCTS &       MEDIA
                                                                     SERVICE SALES  DEVELOPMENT    CONSOLIDATED
                                                                     -------------  ------------  ---------------
Sales to unaffiliated customers....................................  $  14,986,417  $  2,413,538  $    17,399,955
Operating Loss.....................................................        378,647        84,632        3,010,234*
Identifiable assets................................................      5,781,580     2,105,207       11,024,988**

    Fiscal year ended September 30, 1996

                                                                          COMPUTER
                                                                         PRODUCTS &   INTERNET AND
                                                                          SERVICE        MEDIA
                                                                           SALES      DEVELOPMENT   CONSOLIDATED
                                                                        ------------  ------------  -------------
Sales to unaffiliated customers.......................................   $9,732,322   $    641,342  $  10,373,664
Operating Loss........................................................      267,482        359,751      1,688,721*
Identifiable assets...................................................    3,442,760      1,132,253      7,809,782**

------------------------

* Includes $2,546,955 for the fiscal year ended September 30, 1997 and $1,061,488 for fiscal year ended September 30, 1996 of unallocated corporate overhead including executive salaries of $616,034 for fiscal year ended September 30, 1997 and $389,000 for fiscal year ended September 30, 1996 and overhead including rent, payroll charges for administrative staff including accounting, human resources, MIS and other support personnel and professional fees.

** Including corporate assets not allocable to a particular segment of $3,138,201 and $3,234,769 for the fiscal years ended September 30, 1997 and 1996.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

    CONCENTRATIONS OF CASH AND ACCOUNTS RECEIVABLE

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. As of September 30, 1997, the Company had concentrations of cash in a bank in the form of demand deposits, certificates of deposit and restricted letter of credit accounts, totaling approximately $2,211,695. The Company believes that concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base. The Company primarily operates in the New York City metropolitan area.

    SIGNIFICANT VENDORS

    One vendor comprises approximately $2,787,000 or 22% of the Company's inventory purchases during the fiscal year ended September 30, 1997. If such vendor ceases to supply the Company, management is confident it can procure comparable services at similar costs elsewhere.

                      GLOBIX CORPORATION AND SUBSIDIARIES

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INVENTORIES

    Inventory consists of computer hardware and software, parts and related items. Inventories are carried at the lower of cost or market determined by the first-in, first-out method.

    PROPERTY AND EQUIPMENT

    Furniture and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives, generally five years. Leasehold improvements are recorded at cost and amortized over the term of the lease or life of the asset, whichever is shorter. Property and equipment consist of the following.

                                                                                      SEPTEMBER 30,  SEPTEMBER 30,
                                                                                          1997           1996
                                                                                      -------------  -------------
Leasehold improvements..............................................................   $   686,662    $   510,057
Computer hardware and software and network equipment................................     3,724,645      1,862,416
Furniture and delivery equipment....................................................       238,014        193,054
Less: Accumulated depreciation......................................................    (1,100,483)      (414,233)
                                                                                      -------------  -------------
Property and equipment, net.........................................................   $ 3,548,838    $ 2,151,294
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    Included in property and equipment is $1,413,373 and $155,507 of assets held under capital lease obligations at September 30, 1997 and 1996 respectively. Also included in total property and equipment is $416,667 and $184,086 representing internally developed software costs as of September 30, 1997 and 1996 respectively. In addition, included in property and equipment is $153,014 related to the implementation of a new MIS system as of September 30, 1997. Depreciation expense relating to cost of sales is $203,000 (relating to the establishment of the Network Operations Center for the Internet and Media Development segment), $0 and $0 for fiscal years ended September 30, 1997 and 1996 and the nine months ended September 30, 1995, respectively.

    REVENUE RECOGNITION

    Revenues consist primarily of computer hardware sales, maintenance contracts, Internet access fees, network installation charges, and repair fees. Generally, maintenance contracts are for an agreed upon number of hours and are prepaid by customers. Repair fees and maintenance charges are recognized as the service is provided. Payments received in advance of providing services are deferred until the period such services are provided. Equipment sales and installation charges are recognized when installation is completed.

    Monthly subscription service revenue related to Internet access is recognized over the period services are provided. Subscription service and equipment installation revenues, which require the use of Company-provided installation of equipment at a subscriber's location, are recognized at completion of installation and upon commencement of service. Revenues related to the Web; interactive development and to 2-D and 3-D animation are recognized at the completion of each project. Projects are generally completed within a three month period.

                      GLOBIX CORPORATION AND SUBSIDIARIES

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    COST OF REVENUES

    Cost of revenues in the Company's Internet and Media Development businesses consists primarily of local access costs, leased network backbone circuit costs, the cost of equipment and applications sold to customers and depreciation of network-related equipment and labor. For the Computer Products and Service Sales, the cost of revenues is the cost of the computer products it sells including parts, internal and third-party labor costs, and training and certification costs.

    RESEARCH & DEVELOPMENT

    Research and development costs are expensed as incurred.

    STOCK-BASED COMPENSATION

    The Company accounts for employee stock options in accordance with Accounting Principles Board No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Under APB No. 25, the Company applies the intrinsic value method of accounting and therefore does not recognize compensation expense for options granted, because options are only granted at a price equal to market value on the day of grant.

    During 1996, Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation," became effective for the Company. SFAS No. 123 prescribes the recognition of compensation expense based on the fair value of options determined on the grant date. However, SFAS No. 123 allows companies currently applying APB No. 25 to continue using that method. The Company has therefore elected to continue applying the intrinsic value method under APB No. 25. For companies that choose to continue applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. See Note 3 for additional discussion.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

    RECENT PRONOUNCEMENTS

    In the first quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share," which requires the presentation of both basic and diluted earnings per share on the face of the Consolidated Statements of Operations. Options and warrants are not included in the calculation of diluted earnings per share if the effect would be antidilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented.

    Net loss per share under the provisions of SFAS 128 for periods prior to the first quarter of fiscal 1998 did not differ from the net loss per share as reported in those prior periods.

    The following table summarizes securities that were outstanding as of September 30, 1997 and 1996, but not included in the calculation of diluted net loss per share because such shares are antidilutive. As

                      GLOBIX CORPORATION AND SUBSIDIARIES

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) mentioned in Note 3, the Company made its initial public offering in January 1996, therefore no stock options or warrants were outstanding for the nine months ended September 30, 1995.

                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
Options.................................................................    272,564    202,730
Warrants................................................................    695,933    661,250

2. SHORT TERM BORROWINGS

    The Company (through its NAFT subsidiary) has a Revolving Credit Agreement with NationsCredit ("Nations") which may be used to finance its accounts receivable and inventory up to a maximum of $3 million. The availability of credit is based upon the balance of collateral available which is 80% of its current accounts receivable and 100% of its inventory. As of September 30, 1997, the Company had an outstanding balance of approximately $2 million, which was the maximum available under the formula. Such obligation is secured by a continuing security interest in the accounts receivable and inventory of NAFT, and guaranties and cross guaranties of the Company and its other subsidiaries. The borrowings bear interest at the prime rate plus 1.75%. Pursuant to the terms of these agreements, NAFT is required to maintain certain liquidity ratios which it is currently maintaining: (a) tangible net worth plus indebtedness subordinated to amounts owed to Nations, less prepaid expenses, officer/employee receivables and other intangible assets of not less than $1.4 million at the end of each fiscal quarter, and (b) a ratio of total liabilities to tangible net worth of no greater than 2.5 to 1 at the end of each fiscal quarter. As of September 30, 1997, NAFT had a tangible net worth of approximately $2.7 million and a ratio of total liabilities to tangible net worth of 1.8 to 1, therefore keeping the Company in compliance with all requirements. While the Credit Agreement gives Nations the right to demand repayment if it deems itself "insecure," Nations has given the Company no indication that it is considering utilizing this provision. Furthermore, incurring losses as the Company builds its new businesses was anticipated in setting its covenants with Nations in October 1996. The Company deems its relationship with Nations to be normal.

3. STOCKHOLDERS' EQUITY AND STOCK OPTIONS

    INITIAL PUBLIC OFFERING

    In January 1996, the Company sold, in an initial public offering, 1,150,000 shares of Common Stock at an initial offering price of $7.00 per share, and 575,000 Redeemable Purchase Warrants for $.10 per warrant. Each warrant entitles the holder to purchase one share of the Company's common stock for $7.70 per share. The warrants are redeemable by the Company at $.10 per warrant at any time after January 24, 1997 if certain conditions are met. The net proceeds which the Company received from the public offering amounted to approximately $6,600,000.

    In March 1996, the underwriter of the initial public offering exercised its over-allotment option to purchase 129,642 common shares from the Company for $7.00 per share and 86,250 Redeemable Purchase Warrants for $.10 per Warrant. The net proceeds amounted to approximately $800,000.

                      GLOBIX CORPORATION AND SUBSIDIARIES

3. STOCKHOLDERS' EQUITY AND STOCK OPTIONS (CONTINUED)
    PRIVATE PLACEMENT

    In September 1997, the Company sold 382,609 shares of its common stock in a private transaction for a total consideration of $2,200,000. Form SB-2 was filed with the Securities and Exchange Commission with respect to these shares on November 6, 1997 and became effective on November 20, 1997. A fee with respect to the sale of these shares of $100,000 in cash and 17,391 shares of common stock was paid to the investors and were offset against the proceeds of the issuance. Of the total consideration, $1,600,000 was received by the Company in September, 1997. Included in prepaid expenses and other current assets as of September 30, 1997 is an receivable of $600,000 which was received by the Company in October, 1997.

    BRIDGE FINANCING

    In October 1995, the Company borrowed $250,000 in a Bridge Financing. The Bridge Notes issued in connection with the Bridge Financing carried interest at 9% per annum. Such loans were repaid at the closing of the initial public offering. In connection with the Bridge Financing, the Company issued 35,710 shares of Common Stock to the Bridge Lenders at no cost, which were registered as part of the initial public offering. Debt issuance costs of $257,391 and interest expense of $37,149 were incurred by the Company in fiscal 1996 as a result of the bridge loan transaction.

    STOCK OPTIONS

    The Company, with the approval of its stockholders, adopted the 1995 Stock Option Plan ("Option Plan") which reserved 360,000 shares of common stock for issuance under the Option Plan. Under the Option Plan, the term of the options issued are determined by the stock option committee and range from 5 to 10 years from the date of the grant. Option issued to directors are immediately exercisable and options issued to employees are exercisable ratably over a three year period. Options issued before the Company's initial public offering were issued at the fair value of the stock at the date of grant, in the opinion of management. The exercise price of the options issued subsequent to the initial public offering is equal to or greater than 100% of the fair market value of the stock on the date of grant.

    On September 30, 1997, 250,064 options previously issued to employees and directors with a weighted average exercise price of $8.32 were canceled and reissued at $6.125, the fair market value of the Company's common stock on the date of reissuance. This revaluation did not alter or amend any other provision of the optionee's original option agreement, including the vesting period and option term.

    The Company accounts for awards granted to employees and directors under APB No. 25, under which no compensation cost has been recognized for stock options granted. Had compensation cost for these stock options been determined consistent with SFAS No. 123, the Company's net loss and loss per share would have been increased to the following pro forma amounts:

                                                                                       1997           1996
                                                                                   -------------  -------------

Net loss.........................................................  As reported     $  (3,115,433) $  (1,893,480)
                                                                   Pro forma          (3,307,639)    (2,315,808)
Loss per share...................................................  As reported             (1.01)         (0.72)
                                                                   Pro forma               (1.08)         (0.88)

                      GLOBIX CORPORATION AND SUBSIDIARIES

3. STOCKHOLDERS' EQUITY AND STOCK OPTIONS (CONTINUED)
    The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts as additional awards in future years are anticipated. As mentioned in Note 3, the Company made its initial public offering in January 1996, therefore no stock options were outstanding for the nine months ended September 30, 1995.

    Option activity for the two years ended September 30, 1997 is as follows:

                                                                                                          WEIGHTED
                                                                                                           AVERAGE
                                                                                               NUMBER     EXERCISE
                                                                                             OF SHARES      PRICE
                                                                                             ----------  -----------
Options outstanding, October 1, 1995.......................................................      --       $  --
  Granted..................................................................................     202,730   $    7.04
  Canceled.................................................................................      --       $  --
  Exercised................................................................................      --       $  --
                                                                                             ----------       -----
Options outstanding, September 30, 1996....................................................     202,730   $    7.04
  Granted..................................................................................     361,897   $    7.41
  Canceled.................................................................................    (284,065)  $    8.39
  Exercised................................................................................      (7,998)  $    7.00
                                                                                             ----------       -----
Options outstanding, September 30, 1997....................................................     272,564   $    6.13
                                                                                             ----------       -----
                                                                                             ----------       -----

    There were 45,437 options available for future grant at September 30, 1997.

    The weighted average fair value of options granted is $3.76 and $2.89 for the years ended September 30, 1997 and 1996, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively: risk-free interest rate of 6.17% and 5.77%; expected life of 6.00 and 4.09 years; expected volatility of 42% and 42% and expected dividend yield of 0%.

    The following table summarized information with respect to stock options outstanding at September 30, 1997:

                                    OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                         -----------------------------------------  ------------------------
                          NUMBER OF                                  NUMBER OF
                           OPTIONS       WEIGHTED                     OPTIONS
                         OUTSTANDING      AVERAGE       WEIGHTED    EXERCISABLE   WEIGHTED
                             AT          REMAINING       AVERAGE        AT         AVERAGE
RANGE OF EXERCISE         SEPT. 30,     CONTRACTUAL     EXERCISE     SEPT. 31,    EXERCISE
          PRICES            1997           LIFE           PRICE        1997         PRICE
-----------------------  -----------  ---------------  -----------  -----------  -----------
6.125..$.........           272,564            7.8      $   6.125      150,410        6.125

    DEPOSIT SHARES

    In connection with the Company's initial public offering, Marc H. Bell and Harpoon have each deposited 210,000 shares of the Common Stock owned by them (the "Deposit Shares") with the Company. The Company will hold such shares pursuant to a Share Deposit Agreement. The Deposit Shares will be returned to their respective owners in January 2004.

                      GLOBIX CORPORATION AND SUBSIDIARIES

4. COMMITMENTS AND CONTINGENCIES

    CAPITAL AND OPERATING LEASES

    The Company leases office equipment and office space under various noncancellable operating leases accounted for on a straight line basis. Rent expense for the years ended September 30, 1997 and 1996 and the nine months ended September 30, 1995 was approximately $548,897, $253,402 and $81,280, respectively.

    In February 1996, the Company entered into a lease for its corporate headquarters effective July 1996. The lease is for eleven years and six months starting with an initial annual base rental of $309,250 escalating to $563,547 in the final year. Under the lease, the landlord reimbursed the Company $500,000 for leasehold improvements. The Company is required by the terms of the lease to maintain a security deposit in the form of a letter of credit in the amount of $400,000. In order to obtain a standby letter of credit, the Company maintains a restricted certificate of deposit presently in the amount of $400,000. As of March 1998, this amount is to be reduced to $325,000 if the Company is not in default under the terms of the lease. Therefore $75,000 of this deposit is classified as other current assets and $325,000 is included in "Long-term Investment" of the Company's consolidated balance sheets as of September 30, 1997.

    The Company has entered into leases for various items of its office furniture and equipment as well as for its telephone system accounted for as capital leases. The terms on these leases vary from 36 to 60 month terms.

    The Company refinanced certain of its furniture and computer equipment in April 1997 in the amount of approximately $874,000 from FINOVA Capital Corporation. Such loan is for a term of three years, bears interest at 12.19% per annum and is self-liquidating over its term. Future minimum lease and loan payments under these agreements are as follows:

YEAR ENDING SEPTEMBER 30,                                                                OPERATING      CAPITAL
--------------------------------------------------------------------------------------  ------------  ------------
1998..................................................................................  $    332,664  $    483,116
1999..................................................................................       423,319       483,116
2000..................................................................................       447,362       366,732
2001..................................................................................       456,310       133,968
2002..................................................................................       465,436        70,404
Thereafter............................................................................     2,774,953       --
      Less: Amount representing interest..............................................       --           (279,098)
                                                                                        ------------  ------------
      Present value of net minimum lease payments.....................................  $  4,900,044  $  1,258,238
                                                                                        ------------  ------------
                                                                                        ------------  ------------

5. INCOME TAXES

    Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    The Company is in an accumulated loss position for both financial reporting and income tax purposes. The tax benefit recorded by the Company has been fully reserved against due to the uncertainty of the

                      GLOBIX CORPORATION AND SUBSIDIARIES

5. INCOME TAXES (CONTINUED)
Company's ability to realize benefits by generating taxable income in the future. The Company has a tax loss carryforward of approximately $4.2 million at September 30, 1997. This carryforward expires between 2001 and 2012. The benefit from the provision for taxes of $29,896 for the fiscal year ended September 30, 1996 represents the reversal of deferred taxes provided in prior years.

    Income tax benefit consists of the following:

                                                                                                   NINE
                                                                                      YEAR         YEAR      MONTHS
                                                                                      ENDED       ENDED       ENDED
                                                                                    SEPT. 30,   SEPT. 30,   SEPT. 30,
                                                                                      1997         1996       1995
                                                                                   -----------  ----------  ---------
Current:
  Federal........................................................................   $  --       $   --      $   8,410
  State and local................................................................      --           --         11,527
                                                                                        -----   ----------  ---------
    Total........................................................................      --           --      $  19,937
                                                                                        -----   ----------  ---------
Deferred:
  Federal........................................................................      --       $  (19,759)      (398)
  State and local................................................................      --          (10,137)      (440)
                                                                                        -----   ----------  ---------
    Total........................................................................      --       $  (29,896) $    (838)
                                                                                        -----   ----------  ---------
      Total......................................................................   $  --       $  (29,896) $  19,099
                                                                                        -----   ----------  ---------
                                                                                        -----   ----------  ---------

    The provision for income taxes on a historical net income for the years ended September 30, 1997 and 1996 and the nine months ended September 30, 1995 differs from the amount computed by applying the federal statutory rate due to the following:

                                                                                                                      NINE
                                                                                         YEAR           YEAR         MONTHS
                                                                                         ENDED          ENDED         ENDED
                                                                                       SEPT. 30,      SEPT. 30,     SEPT. 30,
                                                                                         1997           1996          1995
                                                                                     -------------  -------------  -----------
Statutory federal income tax rate..................................................          (34)%          (34)%          34%
Effect of federal graduating tax rate..............................................       --             --               (18)%
State and local taxes, net of federal benefit......................................          (11)%          (11)%          14%
Other..............................................................................           (0)%           (1)%           3%
Valuation allowance................................................................           45%            44%       --
                                                                                              --             --
                                                                                                                          ---
Effective income tax rate..........................................................           (0)%           (2)%          33%
                                                                                              --             --
                                                                                              --             --
                                                                                                                          ---
                                                                                                                          ---

                      GLOBIX CORPORATION AND SUBSIDIARIES

5. INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                             SEPT. 30,     SEPT. 30,    SEPT. 30,
                                                                               1997          1996         1995
                                                                           -------------  -----------  -----------
Deferred tax assets (liabilities):
Tax depreciation and amortization in excess of book depreciation and
  amortization...........................................................  $    (264,820) $   (12,920) $    (6,708)
Income not recognized due to the change from the cash to the accrual
  method of accounting for income tax purposes...........................       --            --           (25,828)
Net operating loss carryforward..........................................      1,908,226      733,393      --
Allowance for doubtful accounts..........................................        255,350       29,176        5,158
Deferred rent............................................................         80,795      --           --
Valuation allowance......................................................     (1,979,551)    (749,649)     --
                                                                           -------------  -----------  -----------
Total net deferred tax liabilities.......................................  $    --        $   --       $   (27,378)
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

6. EMPLOYMENT AGREEMENT

    In October 1995, the Company entered into an employment agreement with Marc
H. Bell which extends for a period of five years, terminating on September 30, 2000. Pursuant to the terms of the agreement, Mr. Bell receives a base salary of $200,000 per year and a bonus equal to 5% of the annual pre-tax net income of the Company in excess of $1 million (50% of the Bonus Pool) to the extent, if any, that the Bonus Pool exceeds $100,000.

    During the third quarter of fiscal 1997, the Company made loans to Mr. Bell bearing interest at 8.75% per annum in the total amount of $145,408. These loans are pursuant to his existing employment agreement. The loans mature in June 2002.

    The Company has also entered into employment contracts with William Jahnke and Alan Levy. Such agreements are all similar and contain certain restrictive covenants if employment is terminated by the employee without cause, or by the Company for cause.

7. FOURTH QUARTER ADJUSTMENTS

    During the fourth quarter of 1997, the Company established an additional reserve of $360,000 for Returned Merchandise Allowances to properly reflect the value of its receivables from vendors of merchandise to the Company. The Company considers this event to be non-recurring and future write-offs to be significantly lower. The Company also increased its allowance for doubtful accounts by $50,000.

8. SUBSEQUENT EVENT

    NEW CREDIT AGREEMENT

    In December 1997, the Company received a $1,000,000 credit line from Cisco Systems Capital Corporation ("CSC") to lease Cisco Systems products and associated peripherals. The credit line is available to the Company for a period of 180 days, is to be repaid over a 36 month period and is subject to quarterly financial review by CSC. The Company may not purchase more than $500,000 on the credit line during any three month period. At the end of the lease term, the Company has the option of purchasing the equipment for fair market value, renew the lease of the equipment for the then fair rental value or return the equipment.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                        MARCH 31,    SEPTEMBER 30,
                                                                                           1998          1997
                                                                                       ------------  -------------
                                                                                       (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents..........................................................  $    984,625  $   2,401,446
  Accounts receivable, net of allowance for doubtful accounts of $272,986 as of March
    31, 1998 and $194,684 as of September 30, 1997, respectively.....................     2,857,387      3,259,548
  Inventories........................................................................       478,942        487,542
  Prepaid expenses and other current assets..........................................       324,199        727,765
                                                                                       ------------  -------------
      Total current assets...........................................................     4,645,153      6,876,301
Property and equipment, net..........................................................     4,593,760      3,548,838
Long-term investment.................................................................       325,000        325,000
Loan to stockholder..................................................................       145,408        145,408
Other assets.........................................................................       218,294        129,441
                                                                                       ------------  -------------
      Total assets...................................................................  $  9,927,615  $  11,024,988
                                                                                       ------------  -------------
                                                                                       ------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings..............................................................  $  1,587,984  $   2,001,157
  Current portion of notes payable...................................................       373,297        335,021
  Accounts payable...................................................................     2,554,362      2,010,507
  Accrued expenses...................................................................       184,623        425,852
  Deferred revenues..................................................................        87,599        123,046
                                                                                       ------------  -------------
      Total current liabilities......................................................     4,787,865      4,895,583
  Notes payable, less current portion................................................       807,407        923,217
  Other long term liabilities........................................................       266,397        191,928
                                                                                       ------------  -------------
      Total liabilities..............................................................     5,861,669      6,010,728
                                                                                       ------------  -------------
  Commitments and contingencies
Stockholders' equity:
  Preferred Stock, $.01 par value; 500,000 shares authorized; no shares issued and
    outstanding......................................................................       --            --
  Common Stock, $.01 par value; 10,000,000 shares authorized; 3,448,450 shares issued
    and outstanding..................................................................        34,485         34,485
Additional paid-in capital...........................................................     9,991,836     10,069,474
Accumulated deficit..................................................................    (5,960,375)    (5,089,699)
                                                                                       ------------  -------------
  Total stockholders' equity.........................................................     4,065,946      5,014,260
                                                                                       ------------  -------------
      Total liabilities and stockholders' equity.....................................  $  9,927,615  $  11,024,988
                                                                                       ------------  -------------
                                                                                       ------------  -------------

    The accompanying notes are an integral part of these consolidated balance sheets.

                      GLOBIX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                               MARCH 31,
                                                                                      ----------------------------
                                                                                          1998           1997
                                                                                      ------------  --------------
Revenue.............................................................................  $  9,091,174  $    8,925,851
Costs and expenses:
  Cost of revenues (exclusive of depreciation expense shown below)..................     5,857,968       6,847,094
  Selling, general and administrative...............................................     3,479,353       2,882,344
  Depreciation and amortization.....................................................       506,219         296,090
                                                                                      ------------  --------------
      Total costs and expenses......................................................     9,843,540      10,025,528
                                                                                      ------------  --------------
Loss from operations................................................................      (752,366)     (1,099,677)
  Interest income (expense), net....................................................      (118,310)         25,669
                                                                                      ------------  --------------
Net loss............................................................................  $   (870,676) $   (1,074,008)
                                                                                      ------------  --------------
Basic net loss per common share.....................................................  $      (0.25) $        (0.35)
                                                                                      ------------  --------------
                                                                                      ------------  --------------
Basic weighted average shares outstanding...........................................     3,448,450       3,042,248

 The accompanying notes are an integral part of these consolidated statements.

                      GLOBIX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                               MARCH 31,
                                                                                      ----------------------------
                                                                                          1998           1997
                                                                                      -------------  -------------
Cash flows from operating activities:
  Net loss..........................................................................  $    (870,676) $  (1,074,008)
  Adjustments to reconcile net (loss) to net cash used in operating activities
  Depreciation and amortization.....................................................        506,219        296,090
  Provision for bad debts...........................................................         78,302         86,833
CHANGES IN OPERATING ASSETS AND LIABILITIES:
  (Increase) in accounts receivable.................................................        323,859     (2,149,268)
  (Increase)in inventories..........................................................          8,600        (40,720)
  Decrease in prepaid expenses and other current assets.............................        403,566         73,275
  Decrease (increase) in other assets...............................................        (88,853)         7,668
  Increase in accounts payable......................................................        543,855      1,002,598
  (Decrease)increase in accrued expenses............................................       (241,229)       (31,293)
  (Decrease)increase in deferred revenues...........................................        (35,447)        44,252
  Increase in other long-term liabilities...........................................         74,469       --
                                                                                      -------------  -------------
Net cash provided by (used in) operations...........................................        702,665     (1,784,573)
                                                                                      -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net of landlord reimbursement................     (1,551,141)    (1,221,666)
                                                                                      -------------  -------------
Net cash used in investing activities...............................................     (1,551,141)    (1,221,666)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
                                                                                           (413,173)
  Net proceeds from short term borrowings...........................................                     062
  Net repayments of notes payable...................................................        (77,534)       321,711
  Additional costs incurred with private placement from September 1997..............        (77,638)      --
  Proceeds from exercise of stock options...........................................       --               23,760
                                                                                      -------------  -------------
Net cash provided by financing activities...........................................       (568,345)     1,871,533
                                                                                      -------------  -------------
Net (decrease)increase in cash and cash equivalents.................................     (1,416,821)    (1,134,706)
  Cash and cash equivalents, beginning of period....................................      2,401,446      2,342,011
                                                                                      -------------  -------------
Cash and cash equivalents, end of period............................................  $     984,625  $   1,207,305
                                                                                      -------------  -------------
                                                                                      -------------  -------------

  The accompanying notes are an integral part of these consolidated statements

                      GLOBIX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

    The consolidated balance sheets as of March 31, 1998, statements of operations for the six months ended March 31, 1998 and 1997 and the statements of cash flows for the six months ended March 31, 1998 and 1997 have been prepared by Globix Corporation (the "Company") without audit. All material inter-company accounts and transactions have been eliminated. The consolidated results should be read in conjunction with the audited financial statements and notes thereto included in the Company's Form 10KSB on file with the Securities and Exchange Commission. Results of operations for the six-month period are not necessarily indicative of the operating results for the full year. Interim statements are prepared on a basis consistent with year-end statements.

    In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments necessary for a fair presentation of the results of operations of the Company. All such adjustments are of a normal recurring nature.

2. REVOLVING CREDIT AGREEMENT

    The Company and its subsidiaries have entered into a Restated Security Agreement with NationsCredit Distribution Finance, Inc. ("Nations") pursuant to which Nations will make certain advances to the Company to be used to finance its accounts receivable and inventory. The amount available under this arrangement is based upon the balance of collateral available which is 80% of its current qualifying accounts receivable and 50% of its inventory. As of March 31, 1998, the Company had available $2.0 million of which $1.9 million was outstanding. Such obligation is secured by a continuing security interest in the assets of the Company and its subsidiaries. The borrowings bear interest at the prime rate plus 1.75%. On April 30, 1998 the Company repaid approximately $1.9 million of the $2.0 million currently outstanding with Nations with proceeds of its Existing Notes Offering.

3. NOTES AND MORTGAGES PAYABLE

    The Company has entered into leases for various items of its office furniture and equipment as well as for its telephone system accounted for as capital leases. The terms on these leases vary from 36 to 60 month terms.

    The Company financed certain of its furniture and computer equipment in April 1997 in the amount of approximately $874,000 with FINOVA Capital Corporation. Such loan is for a term of three years, bears interest at 12.19% per annum and is self-liquidating over its term.

4. COMMITMENTS AND CONTINGENCIES

    In February 1996, the Company entered into a lease for its corporate headquarters effective July 1996. The lease is for eleven years and six months starting with an initial annual base rental of $309,250 escalating to $563,547 in the final year. Under the lease, the landlord reimbursed the Company $500,000 for leasehold improvements. The Company is required by the terms of the lease to maintain a security deposit in the form of a letter of credit in the amount of $400,000. In order to obtain a standby letter of credit, the Company maintains a restricted certificate of deposit presently in the amount of $400,000. As of March 1998, this amount is to be reduced to $325,000 if the Company is not in default under the terms of the lease. Therefore $75,000 of this deposit is classified as other current assets and $325,000 is included in "Long-term Investment" of the Company's consolidated balance sheets as of March 31, 1998 and September 30, 1997, respectively. The Company received the $75,000 in April 1998.

                      GLOBIX CORPORATION AND SUBSIDIARIES

5. DEPRECIATION AND AMORTIZATION

    Depreciation expense relating to cost of revenues is $68,640 and $48,783 for the three months ended March 31, 1998 and 1997, and $131,906 and $93,799 for the six months ended March 31, 1998 and 1997, respectively.

6. RECENTLY ISSUED ACCOUNTING STANDARDS

    In the first quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share," which requires the presentation of both basic and diluted earnings per share on the face of the Consolidated Statements of Operations. Options and warrants are not included in the calculation of diluted earnings per share if the effect would be antidilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented.

    Net loss per share under the provisions of SFAS 128 for periods prior to the first quarter of fiscal 1998 did not differ from the net loss per share as reported in those prior periods.

    The following table summarizes securities that were outstanding as of March 31, 1998 and 1997, but not included in the calculation of diluted net loss per share because such shares are antidilutive.

                                                                               MARCH 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Options.................................................................    926,564    257,564
Warrants................................................................    695,933    661,150

                                                                         ANNEX A

                                    GLOSSARY

56 Kbps             Equivalent to a single high-speed telephone service line; capable of transmitting one voice call or 56 Kbps of data. Currently in widespread use by medium and large businesses primarily for entry level high-speed data and very low-speed video applications.

Backbone            A centralized high-speed network that interconnects smaller, independent networks.

Bandwidth           The number of bits of information which can move through a communications medium in a given amount of time. The capacity of a telecommunications circuit/ network to carry voice, data and video information. Typically measured in Kbps and Mbps. Bandwidth is typically available to business end-users in increments from 56 Kbps to T-3.

CSU/DSU             A high-speed modem used with dedicated network connections, capable of handling connection speeds of up to 45 Mbps or more.

Extranet            A collaborative network that uses Internet technology to link businesses with their suppliers, customers, or other businesses that share common goals. An Extranet can be either a part of a company's Intranet that is made accessible to other companies or as a collaborative Internet connection with other companies. The parties to the Extranet determine whether the shared information is to be accessible only to the collaborating parties or may be publicly accessible.

Firewall            A system placed between networks that filters data passing through it and removes unauthorized traffic, thereby enhancing the security of the network.

HTML                Hyper-Text Markup Language. Used in writing pages for the World Wide
                    Web, it permits the text to include code that defines font, layout, embedded graphics and hypertext links.

Internet            A global collection of interconnected computer networks which uses
                    TCP/IP, a common communications protocol.

Intranet            A private network within an enterprise. An intranet usually consists of interlinked LAN's and/or WAN's. Typically, the purpose of an intranet is to share information and computer resources among employees of the enterprise. An intranet uses common protocols such as TCP/IP and hypertext transfer protocol ("HTTP").

ISDN                Integrated Services Digital Network. A communications protocol used by telephone companies to permit copper telephone wires to carry voice, data and other source materials at high speeds.

Kbps                Kilobits per second. A transmission rate. One kilobit equals 1,024 bits of information.

LAN                 Local Area Network. A data communications network designed to interconnect personal computers, workstations, minicomputers, file servers and other communications and computing devices within a localized environment.

Mbps                Megabits per second. A transmission rate. One megabit equals 1,024 kilobits.

Latency             The time that elapses between the moment when a command is sent to the time that a response is received. On a network, latency is due to delays in routers or switches, congestion delays on a crowded backbone, and the time required for electrons to travel a great distance between nodes on a network.

POP's               Points of presence. Geographic areas within which the Company provides local access.

Render Farm         The process of creating an image on a computer from a collection of mathematical formulas is called rendering, a microprocessor intensive activity. A render farm is a collection of multiple computers (and therefrom micro-processors) linked together to act as a single unit.

Router              A system placed between networks that relays data to those networks based upon a destination address contained in the data packets being routed.

SuperPOP            A high capacity Internet data center offering dedicated access, web hosting and co-location facilities.

Server              Software that allows a computer to offer a service to another computer.
                    Other computers contact the server program by means of matching client software. In addition, such term means the computer on which server software runs.

TCP/IP              Transmission Control Protocol/Internet Protocol. A suite of network protocols that allow computers with different architectures and operating system software to communicate with other computers on the
                    Internet.

T-1                 A data communications circuit capable of transmitting data at 1.5 Mbps.

T-3                 A data communications circuit capable of transmitting data at 45 Mbps.

VRML                Virtual Reality Markup Language. A protocol to create 3-D applications on the Internet.

WAN                 Wide Area Network. A data communications network designed to connect personal computers, workstations, minicomputers, file servers and other communications and computing devices over a geographically dispersed area.

World Wide or Web   A collection of computer systems supporting a communications protocol that permits multi-media presentation or Web of information over the
                    Internet.

                                                                         ANNEX B

                             LETTER OF TRANSMITTAL

                               GLOBIX CORPORATION

                             OFFER TO EXCHANGE ITS
                         NEW 13% SENIOR NOTES DUE 2005
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                           13% SENIOR NOTES DUE 2005

                           PURSUANT TO THE PROSPECTUS

                         DATED {                }, 1998

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME ON {              }, 1998 (20 BUSINESS DAYS FOLLOWING EFFECTIVENESS OF
THE EXCHANGE OFFER REGISTRATION STATEMENT ON FORM S-4, UNLESS EXTENDED BY GLOBIX CORPORATION IN ITS SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

    If you desire to accept the Exchange Offer (as defined below), this Letter of Transmittal should be completed, signed, and submitted to:

                              MARINE MIDLAND BANK

                                 Exchange Agent

                      BY MAIL, OVERNIGHT DELIVERY OR HAND:

                              Marine Midland Bank
                                  140 Broadway
                            New York, NY 10005-1180

                        Attn: Corporate Trust Department
                (Globix Corporation, 13% Senior Notes due 2005)

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (212) 658-6433

                            FACSIMILE TRANSMISSIONS:
                                 (212) 658-6425

    (Originals of all documents sent by facsimile should be sent promptly by hand, overnight courier or registered or certified mail.)

 DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
    ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A
       NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY
                BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

    Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

    This Letter of Transmittal is to be completed by holders of Existing Notes (as defined below) either if Existing Notes are to be forwarded herewith or if tenders of Existing Notes are to be made by book-entry transfer to an account maintained by Marine Midland Bank (the "Exchange Agent") at The Depository Trust Company ("DTC") pursuant to the procedures set forth in "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus.

    Holders of Existing Notes whose certificates (the "Certificates") for such Existing Notes are not immediately available or who cannot deliver their Certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Existing Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus. See Instruction 1 hereto. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Ladies and Gentlemen:

    The undersigned hereby tenders to Globix Corporation, a Delaware corporation (the "Company"), the aggregate principal amount of the Company's 13% Senior Notes due 2005 (the "Existing Notes") described in Box 1 below, in exchange for a like aggregate principal amount of the Company's new 13% Senior Notes due 2005 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the
conditions set forth in the Prospectus dated {         }, 1998 (as the same may
be amended or supplemented from time to time, the "Prospectus"), receipt of which is acknowledged, and in this Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer").

    Subject to, and effective upon, the acceptance for exchange of all or any portion of the Existing Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to such Existing Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints Marine Midland Bank as the Exchange Agent (the "Exchange Agent") as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Company in connection with the Exchange Offer) with respect to the tendered Existing Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Prospectus, to (i) deliver Certificates for Existing Notes to the Company together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Notes to be issued in exchange for such Existing Notes, (ii) present Certificates for such Existing Notes for transfer, and to transfer the Existing Notes on the books of the Company, and (iii) receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Existing Notes, all in accordance with the terms and conditions of the Exchange Offer.

    THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS FULL POWER AND AUTHORITY TO TENDER, EXCHANGE, SELL, ASSIGN AND TRANSFER THE EXISTING NOTES TENDERED HEREBY AND THAT, WHEN THE SAME ARE ACCEPTED FOR EXCHANGE, THE COMPANY WILL ACQUIRE GOOD, MARKETABLE AND UNENCUMBERED TITLE THERETO, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND THAT THE EXISTING NOTES TENDERED HEREBY ARE NOT SUBJECT TO ANY ADVERSE CLAIMS OR PROXIES. THE UNDERSIGNED WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE COMPANY OR THE EXCHANGE AGENT TO BE NECESSARY OR DESIRABLE TO COMPLETE THE EXCHANGE, ASSIGNMENT AND TRANSFER OF THE EXISTING NOTES TENDERED HEREBY, AND THE UNDERSIGNED WILL COMPLY WITH ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. THE UNDERSIGNED HAS READ AND AGREES TO ALL OF THE TERMS OF THE EXCHANGE OFFER.

    The name(s) and address(es) of the registered holder(s) of the Existing Notes tendered hereby should be printed in Box 1 below, if they are not already set forth below, as they appear on the Certificates representing such Existing Notes. The Certificate number(s) and the Existing Notes that the undersigned wishes to tender should be indicated in the appropriate box below.

    If any tendered Existing Notes are not exchanged pursuant to the Exchange Offer for any reason, or if Certificates are submitted for more Existing Notes than are tendered or accepted for exchange, Certificates for such nonexchanged or nontendered Existing Notes will be returned (or, in the case of Existing Notes tendered by book-entry transfer, such Existing Notes will be credited to an account maintained at DTC), without expense to the tendering holder, promptly following the expiration or termination of the Exchange Offer.

    The undersigned understands that tenders of Existing Notes pursuant to any one of the procedures described in "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus and in the instructions hereto will, upon the Company's acceptance for exchange of such tendered Existing Notes, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer. The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Existing Notes tendered hereby.

    Unless otherwise indicated herein in the box entitled "Special Exchange Instructions" below (Box 7), the undersigned hereby directs that the Exchange Notes be issued in the name(s) of the undersigned or, in the case of a book-entry transfer of Existing Notes, that such Exchange Notes be credited to the account indicated below maintained at DTC. If applicable, substitute Certificates representing Existing Notes not exchanged or not accepted for exchange will be issued to the undersigned or, in the case of a book-entry transfer of Existing Notes, will be credited to the account indicated below maintained at DTC. Similarly, unless otherwise indicated under "Special Delivery Instructions" (Box 8), please deliver Exchange Notes to the undersigned at the address shown below the undersigned's signature.

    BY TENDERING EXISTING NOTES AND EXECUTING THIS LETTER OF TRANSMITTAL, THE UNDERSIGNED HEREBY REPRESENTS AND AGREES THAT (i) THE UNDERSIGNED IS NOT AN "AFFILIATE" OF THE COMPANY, (ii) ANY EXCHANGE NOTES TO BE RECEIVED BY THE UNDERSIGNED ARE BEING ACQUIRED IN THE ORDINARY COURSE OF ITS BUSINESS, (iii) THE UNDERSIGNED HAS NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER, AND (iv) IF THE UNDERSIGNED IS NOT A BROKER-DEALER, THE UNDERSIGNED IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF SUCH EXCHANGE NOTES. BY TENDERING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER AND EXECUTING THIS LETTER OF TRANSMITTAL, A HOLDER OF EXISTING NOTES WHICH IS A BROKER-DEALER REPRESENTS AND AGREES, CONSISTENT WITH CERTAIN INTERPRETIVE LETTERS ISSUED BY THE STAFF OF THE DIVISION OF CORPORATION FINANCE OF THE SECURITIES AND EXCHANGE COMMISSION TO THIRD PARTIES, THAT SUCH EXISTING NOTES WERE ACQUIRED BY SUCH BROKER-DEALER FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES (SUCH A BROKER-DEALER WHICH IS TENDERING EXISTING NOTES IS HEREIN REFERRED TO AS A "PARTICIPATING BROKER-DEALER") AND IT WILL DELIVER THE PROSPECTUS (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME) MEETING THE REQUIREMENTS OF THE SECURITIES ACT IN CONNECTION WITH ANY RESALE OF SUCH EXCHANGE NOTES (PROVIDED THAT, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH PARTICIPATING BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT).

    THE COMPANY HAS AGREED THAT, SUBJECT TO THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, THE PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A PARTICIPATING BROKER-DEALER IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED IN EXCHANGE FOR EXISTING NOTES, WHERE SUCH EXISTING NOTES WERE ACQUIRED BY SUCH PARTICIPATING BROKER-DEALER FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES, FOR A PERIOD ENDING 180 DAYS AFTER THE EXPIRATION DATE OR, IF EARLIER, WHEN ALL SUCH EXCHANGE NOTES HAVE BEEN DISPOSED OF BY SUCH PARTICIPATING BROKER-DEALER. IN THAT REGARD, EACH

PARTICIPATING BROKER-DEALER, BY TENDERING SUCH EXISTING NOTES AND EXECUTING THIS LETTER OF TRANSMITTAL, AGREES THAT, UPON RECEIPT OF NOTICE FROM THE COMPANY OF THE OCCURRENCE OF ANY EVENT OR THE DISCOVERY OF ANY FACT WHICH MAKES ANY STATEMENT CONTAINED OR INCORPORATED BY REFERENCE IN THE PROSPECTUS UNTRUE IN ANY MATERIAL RESPECT OR WHICH CAUSES THE PROSPECTUS TO OMIT TO STATE A MATERIAL FACT NECESSARY IN ORDER TO MAKE THE STATEMENTS CONTAINED THEREIN, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING OR OF THE OCCURRENCE OF CERTAIN OTHER EVENTS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT, SUCH PARTICIPATING BROKER-DEALER WILL SUSPEND THE SALE OF EXCHANGE NOTES PURSUANT TO THE PROSPECTUS UNTIL THE COMPANY HAS AMENDED OR SUPPLEMENTED THE PROSPECTUS TO CORRECT SUCH MISSTATEMENT OR OMISSION AND HAS FURNISHED COPIES OF THE AMENDED OR SUPPLEMENTED PROSPECTUS TO THE PARTICIPATING BROKER-DEALER OR THE COMPANY HAS GIVEN NOTICE THAT THE SALE OF THE EXCHANGE NOTES MAY BE RESUMED, AS THE CASE MAY BE.

    Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Existing Note surrendered in exchange for such Exchange Note or, if no such interest has been paid or duly provided for on such Existing Note, from April 30, 1998. Holders of the Existing Notes whose Existing Notes are accepted for exchange will not receive accrued interest on such Existing Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Existing Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Existing Notes, and will be deemed to have waived the right to receive any interest on such Existing Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after April 30, 1998.

    All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned. Except pursuant to the withdrawal rights set forth in the Prospectus, this tender is irrevocable.

    PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THE BOXES BELOW AND FOLLOW THE INSTRUCTIONS BEGINNING ON PAGE 11 HEREOF.

ALL TENDERING HOLDERS COMPLETE THIS BOX 1:

                                     BOX 1

                           DESCRIPTION OF EXISTING NOTES TENDERED
                       (ATTACH ADDITIONAL SIGNED PAGES, IF NECESSARY)

                                                                                 PRINCIPAL
                  IF BLANK,                     CERTIFICATE      PRINCIPAL         AMOUNT
   PLEASE PRINT NAME(S) AND ADDRESS(ES) OF      NUMBER(S) OF       AMOUNT       OF EXISTING
  REGISTERED HOLDER(S), EXACTLY AS NAME(S)        EXISTING      OF EXISTING        NOTES
 APPEAR(S) ON EXISTING NOTE CERTIFICATE(S):        NOTES*          NOTES         TENDERED**
                                                                   TOTAL           TOTAL
                                                                 PRINCIPAL       PRINCIPAL
                                                                   AMOUNT          AMOUNT
                                                                                  TENDERED
                                                               $               $
   * Need not be completed by book-entry holders.
  ** Existing Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof. All Existing Notes held shall be deemed tendered unless a lesser number is specified in this column. See Instruction 4.

                                     BOX 2

                              BOOK-ENTRY TRANSFER
                           (SEE INSTRUCTION 1 BELOW)

    / / CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY
        TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution __________________________________________________

DTC Account Number _____________________________________________________________

Transaction Code Number ________________________________________________________

                                     BOX 3

                         NOTICE OF GUARANTEED DELIVERY
                           (SEE INSTRUCTION 1 BELOW)

/ /  CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF
    TENDERED EXISTING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE
    FOLLOWING:

Name of Registered Holders(s)___________________________________________________

Window Ticket Number (if any)___________________________________________________

Date of Execution of Notice of Guaranteed Delivery______________________________

Name of Institution which Guaranteed Delivery___________________________________

If Guaranteed Delivery is to be made By Book-Entry Transfer:____________________

Name of Tendering Institution___________________________________________________

DTC Account Number______________________________________________________________

Transaction Code Number_________________________________________________________

                                     BOX 4

     RETURN OF NON-EXCHANGED EXISTING NOTES TENDERED BY BOOK-ENTRY TRANSFER
                        (SEE INSTRUCTIONS 4 AND 6 BELOW)

/ /  CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED EXISTING
    NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT NUMBER SET FORTH
    ABOVE.

                                     BOX 5

                          PARTICIPATING BROKER-DEALER

/ /  CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE EXISTING NOTES FOR
    ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE TEN ADDITIONAL COPIES OF THE PROSPECTUS AND TEN COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:___________________________________________________________________________

Address:________________________________________________________________________

                                     BOX 6

                           TENDERING HOLDER SIGNATURE

HOLDER(S) SIGN HERE_____________________________________________________________

                      (SEE INSTRUCTIONS 2, 5 AND 6 BELOW)
              (PLEASE COMPLETE SUBSTITUTE FORM W-9 IN BOX 9 BELOW)
      (NOTE: SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2)

    Must be signed by registered holder(s) exactly as name(s) appear(s) on Certificate(s) for the Existing Notes hereby tendered or on a security position listing, or by a person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith (including such opinions of counsel, certifications and other information as may be required by the Company or the Trustee for the Existing Notes to comply with the restrictions on transfer applicable to the Existing Notes). If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary capacity or representative capacity, please set forth the signer's full title. See Instruction 5 below.

  ------------------------------------------------------------------------------

                                                (SIGNATURE(S) OF HOLDER(S))

Date ____________________, 1998

Name(s) ________________________________________________________________________
                                 (PLEASE PRINT)

Address ________________________________________________________________________
                               (INCLUDE ZIP CODE)

Area Code and Telephone Number _________________________________________________
(Tax Identification or Social Security Number(s)) ______________________________

                           GUARANTEE OF SIGNATURE(S)
                      (SEE INSTRUCTIONS 1, 2 AND 5 BELOW)

  ------------------------------------------------------------------------------

                                                   AUTHORIZED SIGNATURE

Name ___________________________________________________________________________
                                 (PLEASE PRINT)

Date ____________________, 1998

Capacity or Title_______________________________________________________________
Name of Firm____________________________________________________________________
Address_________________________________________________________________________
                               (INCLUDE ZIP CODE)

Area Code and Telephone Number__________________________________________________

                   BOX 7                                         BOX 8

       SPECIAL EXCHANGE INSTRUCTIONS                 SPECIAL DELIVERY INSTRUCTIONS
    (SEE INSTRUCTIONS 1, 5 AND 6 BELOW)           (SEE INSTRUCTIONS 1, 5 AND 6 BELOW)

To be completed ONLY if the Exchange Notes    To be completed ONLY if Exchange Notes are
are to be issued in the name of someone       to be sent to someone other than the
other than the registered holder of the       registered holder of the Existing Notes
Existing Notes whose name(s) appear(s)        whose name(s) appear(s) above, or to such
above.                                        registered holder(s) at an address other
                                              than that shown above.

Issue Exchange Notes to:                      Mail Exchange Notes to:

Name                                          Name

Address                                       Address

             (INCLUDE ZIP CODE)                            (INCLUDE ZIP CODE)

       (TAX IDENTIFICATION OR SOCIAL                 (TAX IDENTIFICATION OR SOCIAL
              SECURITY NUMBER)                              SECURITY NUMBER)

                                     BOX 9

                              SUBSTITUTE FORM W-9

                TO BE COMPLETED BY ALL TENDERING SECURITYHOLDERS
                           (SEE INSTRUCTION 9 BELOW)

SIGN THIS SUBSTITUTE FORM W-9 IN ADDITION TO THE SIGNATURE(S) REQUIRED IN BOX 6

                       PAYER'S NAME: MARINE MIDLAND BANK

 SUBSTITUTE                   PART I--PLEASE PROVIDE YOUR TIN      TIN:
 FORM W-9                     (EITHER YOUR SOCIAL SECURITY NUMBER
                              OR EMPLOYER IDENTIFICATION NUMBER)   -----------------------
                              IN THE BOX TO THE RIGHT AND CERTIFY
                              BY SIGNING AND DATING BELOW.
 DEPARTMENT OF THE            PART II--AWAITING TIN / /
 TREASURY                     SIGN THIS FORM AND THE CERTIFICATION OF AWAITING TAXPAYER
 INTERNAL REVENUE             IDENTIFICATION NUMBER BELOW
 SERVICE
                              PART III--EXEMPT / /
                              See enclosed Guidelines for additional information and SIGN
                              THIS FORM.
                              CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
 PAYER'S REQUEST FOR          (1)  The number shown on this form is my correct taxpayer
 TAXPAYER IDENTIFICATION      identification number (or I am waiting for a number to be
                                   issued to me); and
                              (2)  I am not subject to backup withholding because (i) I am exempt from backup
                                  withholding, or (ii) I have not been notified by the
 NUMBER (TIN) AND                 Internal Revenue Service (IRS) that I am subject to
 CERTIFICATION
                              backup withholding as a result of a failure to report all
                              interest or dividends, or (iii) the IRS has notified me that
                              I am no longer subject to backup withholding.
                              (3)  Any other information provided on this form is true and correct.
                              CERTIFICATION INSTRUCTIONS--You must cross out item (iii) in
                              Part (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you are no
                              longer subject to backup withholding.
                              Signature: -------------------------------  Date:

                  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
          IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
 (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments made to me on account of the Exchange Notes shall be retained until I provide a taxpayer identification number to the Exchange Agent and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 31% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

 Signature
 ---------------------------------------------                             Date
 ----------------------------, 199

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER FOR ADDITIONAL INFORMATION.

                     INSTRUCTIONS TO LETTER OF TRANSMITTAL
         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

GENERAL

    Please do not send Certificates for Existing Notes directly to the Company. Your Existing Note Certificates, together with your signed and completed Letter of Transmittal and any required supporting documents should be mailed in the enclosed addressed envelope, or otherwise delivered, to the Exchange Agent, at either of the addresses indicated on the first page hereof. THE METHOD OF DELIVERY OF CERTIFICATES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES

    This Letter of Transmittal is to be completed if either (a) Certificates are to be forwarded herewith or (b) tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus. Certificates, or timely confirmation of a book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC, as well as this Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to 5:00 p.m., New York City time, on the Expiration Date. Existing Notes may be tendered in whole or in part in the principal amount of $1,000 and integral multiples of $1,000.

    Holders who wish to tender their Existing Notes and (i) whose Existing Notes are not immediately available or (ii) who cannot deliver their Existing Notes, this Letter of Transmittal and all other required documents to the Exchange Agent on or prior to the Expiration Date or (iii) who cannot complete the procedures for delivery by book-entry transfer on a timely basis, may tender their Existing Notes by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus and by completing Box 3 hereof. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution (as defined below); (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Company, must be received by the Exchange Agent on or prior to the Expiration Date; and (iii) the Certificates (or a book-entry confirmation (as defined in the Prospectus)) representing all tendered Existing Notes, in proper form for transfer, together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in "The Exchange Offer--Procedures for Tendering Existing Notes" in the Prospectus.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such Notice. For Existing Notes to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a Notice of Guaranteed Delivery on or prior to the Expiration Date. As used herein, "Eligible Institution" means a firm or other entity identified in Rule 17Ad-15 under the Exchange

Act as "an eligible guarantor institution," including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

    The Company will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a Letter of Transmittal (or facsimile thereof), waives any right to receive any notice of the acceptance of such tender.

2. GUARANTEE OF SIGNATURES

    No signature guarantee on this Letter of Transmittal is required if:

(i) this Letter of Transmittal is signed by the registered holder (which term, for purposes of this document, shall include any participant in DTC whose name appears on a security position listing as the owner of the Existing Notes) of Existing Notes tendered herewith, unless such holder(s) has completed either the box entitled "Special Exchange Instructions" (Box 7) or the box entitled "Special Delivery Instructions" (Box 8) above, or

(ii) such Existing Notes are tendered for the account of a firm that is an Eligible Institution.

    In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal (Box 6). See Instruction 5.

3. INADEQUATE SPACE

    If the space provided in the box captioned "Description of Existing Notes" is inadequate, the Certificate number(s) and/or the principal amount of Existing Notes and any other required information should be listed on a separate signed schedule which should be attached to this Letter of Transmittal.

4. PARTIAL TENDERS AND WITHDRAWAL RIGHTS

    Tenders of Existing Notes will be accepted only in the principal amount of $1,000 and integral multiples thereof. If less than all the Existing Notes evidenced by any Certificate submitted are to be tendered, fill in the principal amount of Existing Notes which are to be tendered in Box 1 under the column "Principal Amount of Existing Notes Tendered". In such case, new Certificate(s) for the remainder of the Existing Notes that were evidenced by your Existing Certificate(s) will only be sent to the holder of the Existing Notes, promptly after the Expiration Date. All Existing Notes represented by Certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    Except as otherwise provided herein, tenders of Existing Notes may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective on or prior to that time, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth above or in the Prospectus on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Existing Notes to be withdrawn, the aggregate principal amount of Existing Notes to be withdrawn, and (if Certificates for such Existing Notes have been tendered) the name of the registered holder of the Existing Notes as set forth on the Certificate for the Existing Notes, if different from that of the person who tendered such Existing Notes. If Certificates for the Existing Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Certificates for the Existing Notes, the tendering holder must submit the serial numbers shown on the particular Certificates for the Existing Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Existing Notes tendered for the account of an Eligible Institution. If Existing Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "The Exchange Offer--Procedures for Tendering Existing Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Existing Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Existing Notes may not be rescinded. Existing Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering Existing Notes."

    All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Any Existing Notes which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder promptly after withdrawal.

5. SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS

    If this Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

    If any of the Existing Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If any tendered Existing Notes are registered in different name(s) on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of Certificates.

    If this Letter of Transmittal or any Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, must submit proper evidence satisfactory to the Company, in its sole discretion, of such persons' authority to so act.

    When this Letter of Transmittal is signed by the registered owner(s) of the Existing Notes listed and transmitted hereby, no endorsement(s) of Certificate(s) or separate bond power(s) are required unless Exchange Notes are to be issued in the name of a person other than the registered holder(s). However, if Exchange Notes are to be issued in the name of a person other than the registered holder(s), signature(s) on such Certificate(s) or bond power(s) must be guaranteed by an Eligible Institution.

    If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Existing Notes listed, the certificates must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered owner(s) appear(s) on the Certificates, and also must be accompanied by such opinions of counsel, certifications and other information as the Company or the Trustee for the Existing Notes may require in accordance with the restrictions on transfer applicable to the Existing Notes. Signatures on such Certificates or bond powers must be guaranteed by an Eligible Institution.

6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

    If Exchange Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of

Transmittal should be completed (Box 7 and 8). Certificates for Existing Notes not exchanged will be returned by mail or, if tendered by book-entry transfer, by crediting the account indicated above maintained at DTC. See Instruction 4.

7. DETERMINATION OF VALIDITY

    The Company will determine, in its sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Existing Notes, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer set forth in the Prospectus under "The Exchange Offer--Certain Conditions to the Exchange Offer" or any conditions or irregularity in any tender of Existing Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The Company's interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding. No tender of Existing Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

8. QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES

    Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Letter of Transmittal. Additional copies of the Prospectus, the Notice of Guaranteed Delivery and the Letter of Transmittal may be obtained from the Exchange Agent.

9. 31% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9

    For U.S. Federal income tax purposes, holders are required, unless an exemption applies, to provide the Exchange Agent with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 of this Letter of Transmittal (Box 9) and certify, under penalties of perjury, that such number is correct and he or she is not subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, the Internal Revenue Service (the "IRS") may subject the holder or other payee to a $50 penalty. In addition, payments to such holders or other payees with respect to Existing Notes exchanged pursuant to the Exchange Offer, or with respect to Exchange Notes following the Exchange Offer, may be subject to 31% backup withholding.

    The box in Part 2 of the Substitute Form W-9 (Box 9) may be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below Substitute Form W-9 in order to avoid backup withholding. Notwithstanding that the box in Part 2 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% of all payments made prior to the time a properly certified TIN is provided to the Exchange Agent.

    The holder is required to give the Exchange Agent the TIN (i.e., social security number or employer identification number) of the registered owner of the Existing Notes or of the last transferee appearing on the transfers attached to, or endorsed on, the Existing Notes. If the Existing Notes are registered in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for

Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

    Certain holders (including, among others, corporations, financial institutions and certain foreign persons) may not be subject to these backup withholding and reporting requirements. Such holders should nevertheless complete the attached Substitute Form W-9 below and check the box in Part 3 of Box 9 for "exempt", to avoid possible erroneous backup withholding. A foreign person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that holder's exempt status. Please consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which holders are exempt from backup withholding.

    Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

10. LOST, DESTROYED OR STOLEN CERTIFICATES

    If any Certificate(s) representing Existing Notes have been lost, destroyed or stolen, the holder should promptly notify the Exchange Agent. The holder will then be instructed as to the steps that must be taken in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Certificate(s) have been followed.

11. SECURITY TRANSFER TAXES

    Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Existing Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes in connection with the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    A. TIN--The Taxpayer Identification Number for most individuals is their social security number. Refer to the following chart to determine the appropriate number:

-----------------------------------------------------
                                 GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:        SECURITY
                                 NUMBER OF--
-----------------------------------------------------
1.         individual            The individual

2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, the
                                 first individual on
                                 the account (1)
3.         Custodian account of  the Minor (2)
           a minor (Uniform
           Gift to Minors Act)
4.         a. The usual          The grantor--trustee
              revocable savings  (1)
              trust (grantor is
              also trustee)
           b. So-called trust
              account that is    The actual owner (1)
              not a legal or
              valid trust under
              State law
5.         Sole proprietorship   The owner (3)
-----------------------------------------------------

                                 GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION
                                 NUMBER OF--
-----------------------------------------------------
6.         Sole proprietorship   The owner (3)
7.         A valid trust,        Legal entity (4)
           estate or pension
           trust
8.         Corporate             The corporation

9.         Association, club,    The organization
           religious,
           charitable,
           educational or other
           tax-exempt
           organization
10.        Partnership           The partnership
11.        A broker or           The broker or
           registered nominee    nominee
12.        Account with the      The public entity
           Department of
           Agriculture

---------------------------------------------
---------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's name and social security number.

(3) Show the individual's name. You may also enter your business name or "doing business as" name. You may use either your Social Security number or your employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

    B. EXEMPT PAYEES --The following lists exempt payees. If you are exempt, you must nonetheless complete the form and provide your TIN in order to establish that you are exempt. Check the box in Part 3 of the form, sign and date the form.

    For this purpose, Exempt Payees include: (1) A corporation; (2) An organization exempt from tax under section 501(a), or an individual retirement plan (IRA) or a custodial account under section 403(b)(7); (3) The United States or any of its agencies or instrumentalities; (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities; (5) A foreign government or any of its political subdivisions, agencies or instrumentalities; (6) An international organization or any of its agencies or instrumentalities; (7) A foreign central bank of issue; (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.; (9) A real estate investment trust; (10) An entity or person registered at all times during the tax year under the Investment Company Act of 1940; (11) A common trust fund operated by a bank under section 584(a); (12) A financial institution.

C. OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, application for a Social Security Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

D. PRIVACY ACT NOTICE

    Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not payees are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number. Certain penalties may also apply.

E. PENALTIES

    (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) Failure to Report Certain Dividend and Interest Payments. If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

    (3) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (4) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                                                         ANNEX C

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                           13% SENIOR NOTES DUE 2005
                                       OF
                               GLOBIX CORPORATION

    THIS NOTICE OF GUARANTEED DELIVERY, OR ONE SUBSTANTIALLY EQUIVALENT TO THIS FORM, MUST BE USED TO ACCEPT THE EXCHANGE OFFER (AS DEFINED BELOW) IF
(I)CERTIFICATES FOR THE COMPANY'S (AS DEFINED BELOW) 13% SENIOR NOTES DUE 2005 (THE "EXISTING NOTES") ARE NOT IMMEDIATELY AVAILABLE, (II)THE EXISTING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO MARINE MIDLAND BANK (THE "EXCHANGE AGENT") ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS REFERRED TO BELOW) OR (III)THE PROCEDURES FOR DELIVERY BY BOOK- ENTRY TRANSFER CANNOT BE COMPLETED ON A TIMELY BASIS. THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND, OVERNIGHT COURIER OR MAIL, OR TRANSMITTED BY FACSIMILE TRANSMISSION, TO THE EXCHANGE AGENT. SEE "THE EXCHANGE OFFER PROCEDURES FOR TENDERING EXISTING NOTES" IN THE PROSPECTUS.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              MARINE MIDLAND BANK
                      BY MAIL, OVERNIGHT DELIVERY OR HAND:
                              MARINE MIDLAND BANK
                                  140 BROADWAY
                         NEW YORK, NEW YORK 10005-1180
                        ATTN: CORPORATE TRUST DEPARTMENT
                (GLOBIX CORPORATION, 13% SENIOR NOTES DUE 2005)
                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (212) 658-6433
                            FACSIMILE TRANSMISSIONS:
                                 (212) 658-6425

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Globix Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the
Prospectus dated {          }, 1998 (as the same may be amended or supplemented
from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Existing Notes."

                     DESCRIPTION OF EXISTING NOTES TENDERED

Name(s), Address(es) and Area Code(s) and Telephone Number(s) of Registered Holder(s):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Certificate Number(s) (if available):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Aggregate Principal Amount Tendered: $

Signature(s):
________________________________________________________________________________
________________________________________________________________________________

If Existing Notes will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution:

DTC Account Number:

Date:

Transaction Code Number:

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i)a bank; (ii)a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii)a credit union; (iv)a national securities exchange, registered securities association or clearing agency; or (v)a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Existing Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Existing Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:                     Authorized
                                  Signature:

Address:                          Name (Please Print):

                                  Capacity or Title:

Area Code and                     Date:
Telephone Number:

    NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

    No person has been authorized to give any information or to make any representations in connection with this Exchange Offer other than those contained in the Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange of Existing Notes for Exchange Notes made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY THE UNITS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          1
Risk Factors....................................         11
Use of Proceeds.................................         21
Dividend Policy.................................         22
Certain Federal Income Tax Consequences.........         32
Capitalization..................................         36
Selected Financial Data.........................         37
Management's Discussion and Analysis of
Financial Condition and Results of Operations...         39
Business........................................         44
Management......................................         56
Certain Transactions............................         61
Principal Stockholders..........................         62
Description of the Capital Stock................         63
Description of the Units........................         66
Description of the Notes........................         66
Description of the Warrants.....................         98
Provisions Generally Applicable to All
  Securities....................................        100
Plan of Distribution............................        102
Legal Matters...................................        103
Independent Public Accountants..................        103
Index to Financial Statements...................        F-1
Glossary........................................        A-1
Letter of Transmittal...........................        B-1
Notice of Guaranteed Delivery...................        C-1

                                  $160,000,000
                                 EXCHANGE OFFER
                                WITH RESPECT TO
                                13% SENIOR NOTES
                                    DUE 2005

                                 --------------

                                   PROSPECTUS
                                           , 1998

                                 --------------

                                EXCHANGE AGENT:

                              MARINE MIDLAND BANK
                                  140 BROADWAY
                         NEW YORK, NEW YORK 10005-1180
                              ATTENTION: CORPORATE
                                TRUST DEPARTMENT
                    TEL: (212) 658-6433; FAX: (212) 658-6425

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Company's By-laws provide that the Company shall indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

    The directors and officers of the Company are insured (subject to certain exceptions and deductions) against liabilities that they may incur in their capacity as such, including liabilities under the Act, other than liabilities thereunder arising in connection with this Exchange Offer, under a liability insurance policy carried by the Company. Such policy provides coverage in an aggregate amount of $1,000,000 (subject to retentions ranging from $75,000 to $150,000).

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    EXHIBITS

NUMBER     DESCRIPTION NO.
---------  ------------------------------------------------------------------------------------------------------

3(a)       Certificate of Incorporation of the Company, as amended.(*)

3(b)       By-laws of the Company.(1)

4(a)       Indenture between the Company and Marine Midland Bank, as Trustee, dated April 30, 1998.(10)

4(b)       Form of $160,000,000 13% Senior Note due 2005, Series A.(10)

4(c)       Form of $160,000,000 13% Senior Notes due 2005, Series B.(*)

4(d)       Form of Warrant to purchase Common Stock expiring May 1, 2005.(10)

5          Opinion of Milberg Weiss Bershad Hynes & Lerach LLP.

10(a)      Purchase Agreement between the Company and ING Baring (U.S.) Securities, Inc. (the "Initial
           Purchaser"), dated April 24, 1998.(10)

10(b)      Warrant Agreement between the Company and Marine Midland Bank, as Warrant Agent, dated as of April 30,
           1998.(10)

10(c)      Registration Rights Agreement between the Company and the Initial Purchaser, dated as of April 30,
           1998.(10)

10(d)      Warrant Registration Rights Agreement between the Company and the Initial Purchaser, dated as of April
           30, 1998.(10)

10(e)      Escrow and Security Agreement between Marine Midland Bank, as Escrow Agent, Marine Midland Bank, as
           Trustee, and the Company, dated as of April 30, 1998.(10)

NUMBER     DESCRIPTION NO.
---------  ------------------------------------------------------------------------------------------------------
10(f)      Sublease for Penthouse Suite 907D between Rhodes Associates, Rose Associates, Electric Curtain Inc.,
           Graphics and Stellar Corp., dated as of July 1, 1997.(8)

10(g)      Bell Technology Group Ltd. 1995 Stock Option Plan, adopted September 29, 1995.(1)

10(h)      Bell Technology Group Ltd. 1998 Stock Option Plan, adopted April 16, 1998.(11)

10(i)      Irrevocable Proxy Agreement between Harpoon Holdings Ltd. and Marc H. Bell, dated as of October 1,
           1995.(1)

10(j)      Employment Agreement between Marc H. Bell and the Company, dated as of October 1, 1995.(1)

10(k)      Share Deposit Agreement between Marc H. Bell, Harpoon Holdings Ltd., the Company, and Rickel &
           Associates.(3)

10(l)      Form of Consulting Agreement between the Company and Rickel & Associates.(1)

10(m)      Agreement of Lease between Bell Technology Group Ltd. and Puck Associates, dated as of July 23,
           1996.(4)

10(n)      Security Agreement with NationsCredit Commercial Corporation of America and NAFT International Ltd.,
           dated October 1996.(4)

10(o)      Restated Security Agreement with NationsCredit Distribution Finance, Inc. and the Company, dated as of
           February 11, 1998.(*)

10(p)      Agreement for Wholesale Financing between NAFT Ltd. and NationsCredit, dated as of October 1996.(4)

10(q)      Lockbox Service Agreement between NAFT, European American Bank and NationsCredit, dated as of October
           1996.(4)

10(r)      Loan and Security Agreement between Finova Capital Corporation ("Finova") and the Company, dated as of
           May 1, 1997.(6)

10(s)      Guaranty by NAFT in favor of Finova, dated as of May 1, 1997.(6)

10(t)      Guaranty by NAFT Computer Service Corp. in favor of Finova, dated as of May 1, 1997.(6)

10(u)      Guaranty by Bluestreak Digital, Inc., in favor of Finova, dated as of May 1, 1997.(6)

10(v)      Guaranty by PFM Communications, Inc., in favor of Finova, dated as of May 1, 1997.(6)

10(w)      Promissory Notes to Bell Technology Group Ltd., from Marc H. Bell, dated April 2, 1997 and June 30,
           1997.(8)

10(x)      Agreement by and between Bell Technology Group Ltd., and Value Management & Research GmbH for the sale of an aggregate of 382,609 shares of Common Stock, dated as of September 24, 1997.(7)

10(y)      Employment Agreement between William T. Jahnke and NAFT International Ltd., dated as of November 1,
           1995.(2)

10(z)      Employment Agreement between Alan Levy and Bell Technology Group Ltd., dated as of June 1, 1997.(9)

10(aa)     Amendment to Employment Agreement between Marc H. Bell and the Company, dated as of January 1,
           1996.(4)

10(bb)     Agreement between Bell Technology Group Ltd., and Cisco Systems Capital Corporation granting credit approval for $1,000,000 for leasing transactions, dated as of December 15, 1997.(9)

21         List of Subsidiaries.

NUMBER     DESCRIPTION NO.
---------  ------------------------------------------------------------------------------------------------------
23         Consent of Arthur Andersen LLP.

------------------------

(*) Filed herewith.

(1) Incorporated by reference to Registration Statement on Form SB-2 (File No. 33-98978) (the "Registration Statement") filed November 3, 1995.

(2) Incorporated by reference to Amendment No. 1 to the Registration Statement, filed December 20, 1995.

(3) Incorporated by reference to Amendment No. 2 to the Registration Statement filed January 23, 1996, declared effective January 24, 1996.

(4) Incorporated by reference to the Company's Annual Report on Form 10-KSB/A for the year ended September 30, 1996.

(5) Incorporated by reference to the Company's Registration Statement on Form SB-2 filed March 13, 1997 (File No. 333-23259)

(6) Incorporated by reference to the Company's Report on Form 8-K/A filed July 18, 1997.

(7) Incorporated by reference to the Company's Report on Form 8-K filed October 8, 1997.

(8) Incorporated by reference to Amendment No. 4 filed November 6, 1997 to Registration Statement (File No. 333-23259) filed March 13, 1997.

(9) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997.

(10) Incorporated by reference to the Company's Report on Form 8-K filed May 11, 1998.

(11) Incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on March 16, 1998.

ITEM 22. UNDERTAKINGS

    The undersigned Registrant hereby undertakes as follows:

        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first call mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 26TH DAY OF JUNE, 1998.

                                GLOBIX CORPORATION

                                By:  /s/ MARC H. BELL
                                     -----------------------------------------
                                     MARC H. BELL, PRESIDENT

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON June   , 1998, BY THE FOLLOWING
PERSONS IN THE CAPACITIES INDICATED.

                SIGNATURE                                    TITLE                            DATE
------------------------------------------  ---------------------------------------  -----------------------

             /s/ MARC H. BELL
    ---------------------------------       President, Chief Executive                         June 26, 1998
               MARC H. BELL                 Officer & Director

            /s/ ROBERT B. BELL
    ---------------------------------       Executive Vice President,                          June 26, 1998
              ROBERT B. BELL                Chief Financial Officer & Director

              /s/ MARTIN FOX
    ---------------------------------       Director                                           June 26, 1998
                MARTIN FOX

          /s/ TSUYOSHI SHIRAISHI
    ---------------------------------       Director                                           June 26, 1998
            TSUYOSHI SHIRAISHI

             /s/ SID PATERSON
    ---------------------------------       Director                                           June 25, 1998
               SID PATERSON

           /s/ RICHARD VIDEBECK
    ---------------------------------       Director                                           June 26, 1988
             RICHARD VIDEBECK

    ---------------------------------       Director                                                  , 1998
             ANTHONY ST. JOHN

              /s/ ALAN LEVY
    ---------------------------------       Treasurer & Chief Accounting Officer               June 26, 1998
                ALAN LEVY

                                    EXHIBITS

                                                                                                                       NO.
     NUMBER                                               DESCRIPTION                                                  --
-------------  --------------------------------------------------------------------------------------------------

          3(a) Certificate of Incorporation of the Company dated September 29, 1995.

          4(c) Form of $160,000,000 13% Senior Notes due 2005, Series B.

         10(o) Restated Security Agreement with NationsCredit Distribution Finance, Inc. and the Company, dated as of February 11, 1998.

         23    Consent of Arthur Andersen LLP.